                                                                Exhibit 99(p)3


                                CODE OF ETHICS

                                  ADOPTED BY

                          U.S. GLOBAL ACCOLADE FUNDS

                             ADOPTED JUNE 17, 1993

                            AS AMENDED MAY 22, 1996

                          AS AMENDED AUGUST 25, 2000

                          AS AMENDED NOVEMBER 2, 2001

                          AS AMENDED AUGUST 12, 2005

                         AS AMENDED FEBRUARY 18, 2008

                                CODE OF ETHICS

                          U.S. GLOBAL ACCOLADE FUNDS

         While affirming its confidence in the integrity and good faith of all of its officers and trustees, the Fund recognizes that certain of its officers and trustees may possess knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions, which could place such individuals, if they engage in personal securities transactions, in a position where their personal interests may conflict with that of the Fund. In view of this and of the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 ("1940 Act"), the Fund has determined to adopt this Code of Ethics to specify and prohibit certain types of personal securities transactions that may create conflicts of interest and to establish reporting requirements and enforcement procedures.

         This Code is divided into four parts. The first part contains provisions applicable to officers, trustees, and portfolio managers of the Fund who are directors, officers, or employees of U.S. Global Investors, Inc. (or an affiliate thereof), which is the investment adviser to the Fund (the "Adviser"), or of a subadviser to the Fund (a "Subadviser"); the second part pertains to officers of the Fund who are not directors, officers, or employees of the Adviser or the Subadviser (or an affiliate thereof); the third part pertains to the disinterested trustees; and the fourth part contains record-keeping and other provisions.

         The Adviser and the Subadvisers impose their own reporting requirements and restrictions on the personal securities transactions of its personnel. The Fund has determined that the standards established by the Adviser and the Subadviser may be appropriately applied by the Fund to its officers and portfolio managers and those of its trustees who are affiliated with the Adviser or a Subadviser, as the case may be, and, accordingly, may have frequent opportunities for knowledge of and, in some cases, influence over, Fund portfolio transactions. The Fund has determined that officers of the Fund who are not directors, officers, or employees of the Adviser or the Subadviser have no influence over specific purchases and sales of securities by the Fund. Therefore, this Code contains separate provisions applicable to these officers.

         In the experience of the Fund, disinterested trustees have comparatively less current knowledge and considerably less influence over specific purchases and sales of securities by the Fund. Therefore, this Code contains separate provisions applicable to disinterested trustees.

I.       DEFINITIONS

         A. "Access Person" shall have the same meaning as that set forth in Rule 17j-1(e)(1) under the 1940 Act.

         B.    "Adviser" shall mean U.S. Global Investors, Inc.

         C. "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities that a disinterested trustee has or acquires.


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U.S. Global Accolade Funds Code of Ethics                        Page 2 of 8



         D. "Considered for Purchase or Sale" shall mean a security that is being considered for purchase or sale by the Fund when a member of the Adviser or a Sub-Adviser thereof has recommended that the Fund purchase or sell the security.

         E.    "Control" shall have the same meaning as that set forth in
               Section 2(a)(9) of the 1940 Act. Generally, it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

         F. "Disinterested Trustee" means a trustee of the Fund who is not an "interested person" of the Fund within the meaning of
               Section 2(a)(19) of the 1940 Act.

         G.    "Distributor" shall mean U.S. Global Brokerage, Inc.

         H. "Fund" shall mean U.S. Global Accolade Funds and all series thereof.

         I. "Purchase" or "sale" of a security includes, among other things, the writing of an option to purchase or sell a security.

         J. "Review Committee" consists of the Adviser's Chief Executive Officer, Chief Investment Officer (or Assistant Chief Investment Officer), and General Counsel. Should the Review Committee meet to discuss a transaction involving the Adviser's proprietary account or a transaction involving any of the committee members, a director of the Adviser, as nominated by the board of directors, will take the place of that committee member.

         K.    "Security" shall have the same meaning as that set forth in
               Section 2(a)(36) of the 1940 Act (generally, all securities) except that it shall not include securities issued by the Government of the United States or an agency or instrumentality thereof (including all short-term debt securities that are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper, and shares of registered open-end investment companies. The term security includes any separate security that is convertible into, exchangeable for, or that carries a right to purchase a security.

         L. "Subadviser" shall mean any entity that is a party to or enters into an agreement with the Adviser and/or the Fund pursuant to which such entity provides investment advisory services to the Fund.

II. CODE PROVISIONS APPLICABLE ONLY TO INTERESTED PERSONS OF THE FUND OR THE SUBADVISER

         A.    INCORPORATION OF ADVISER AND SUBADVISER CODES OF ETHICS.

               (1) The Adviser and Subadviser Codes of Ethics, which are attached hereto, are hereby incorporated herein by reference as the Fund's Code of Ethics applicable to officers, trustees, and portfolio managers of the Fund who are directors, officers, or employees of the Adviser (or an affiliate thereof), or of a Subadviser. U.S. Global Brokerage, Inc., the Fund's principal underwriter, has adopted the Adviser Code of Ethics; and all references in this Code to the Adviser shall include U.S. Global Brokerage, Inc.


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U.S. Global Accolade Funds Code of Ethics                        Page 3 of 8



               (2) A violation of the Adviser or a Subadviser Code of Ethics shall constitute a violation of this Code.

         B.    REPORTS.

               (1) Officers, trustees, and portfolio managers of the Fund who are directors, officers, or employees of the Adviser or of a Subadviser shall file the reports required under the applicable Adviser or Subadviser Code of Ethics with an officer of the Adviser or Subadviser, as the case may be (a "Compliance Officer").

               (2) Each Compliance Officer shall submit reports with respect to his/her personal securities transactions to an officer designated to receive his/her reports ("Alternate Compliance Officer"), who shall act in all respects in the manner prescribed herein for the Compliance Officer.

         C.    REVIEW.

               (1) Each Compliance Officer shall compare the reported personal holdings and personal securities transactions with completed and pending portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. Before making any determination that any person has committed a violation, the Compliance Officer shall give such person an opportunity to supply additional explanatory material.

               (2) If a Compliance Officer determines that a violation of this Code has or may have occurred, he/she shall submit his/her written determination and any additional explanatory material provided by the individual to a Review Committee of the Fund (which shall consist of officers and employees of the Fund and/or the Adviser as designated by the board of trustees from time to time). The Review Committee shall make an independent determination of whether a violation has occurred.

               (3) Each Compliance Officer of a Subadviser shall submit quarterly reports to the Compliance Officer of the Adviser confirming compliance with the reporting and review provisions of this Code.

         D.    SANCTIONS.

               (1) If the Review Committee finds that a violation has occurred, it shall impose upon the individual such sanctions as it deems appropriate and shall report the violation and the sanction imposed to the board of trustees of the Fund. The sanctions that may be imposed hereunder include, without limitation, reversing the improper personal securities transaction and/or disgorging any profit realized, censure, imposition of restrictions on personal trading, fines, and termination of employment.

               (2) No person shall participate in a determination of whether he/she has committed a violation of the Code or of the imposition of any sanction against himself.



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U.S. Global Accolade Funds Code of Ethics                        Page 4 of 8



III. CODE PROVISIONS APPLICABLE TO FUND OFFICERS WHO ARE NOT INTERESTED PERSONS OF THE FUND OR ITS SUBADVISER.

         A.    REPORTS.

               (1) Officers of the Fund who are not directors, officers, or employees of the Adviser, its affiliates, or of a Subadviser shall (a) instruct the broker-dealer executing any personal securities transaction to send a duplicate confirmation statement of the transaction to the Compliance Officer of the Adviser and file a quarterly affirmation with the Compliance Officer of the Adviser stating that this was done; and (b) file with the Compliance Officer a "Securities Transaction Report" for each transaction in any security in which such officer has participated. This report must be filed within 10 days after the end of the calendar quarter.

               (2) Each Officer must complete an initial holdings report within 10 days of becoming an officer of the Fund.

               (3)  Each officer must complete an annual holdings report.

         B.    REVIEW.

               (1) The Compliance Officer of the Adviser shall compare the reported personal holdings and personal securities transactions with completed and pending portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. Before making any determination that any person has committed a violation, the Compliance Officer of the Adviser shall give such person an opportunity to supply additional explanatory material.

               (2) If the Compliance Officer of the Adviser determines that a violation of this Code has or may have occurred, he/she shall submit his/her written determination and any additional explanatory material provided by the individual to a Review Committee of the Adviser. The Review Committee shall make an independent determination of whether a violation has occurred.

         C.    SANCTIONS.

               (1) If the Review Committee finds that a violation has occurred, it shall impose upon the officer such sanctions as it deems appropriate and shall report the violation and the sanction imposed to the board of trustees of the Fund. The sanctions that may be imposed hereunder include, without limitation, reversing the improper personal securities transaction and/or disgorging any profit realized, censure, imposition of restrictions on personal trading, and fines.

               (2) No person shall participate in a determination of whether he/she has committed a violation of the Code or of the imposition of any sanction against himself.


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U.S. Global Accolade Funds Code of Ethics                        Page 5 of 8



IV.      RULES APPLICABLE TO DISINTERESTED TRUSTEES.

         A.    PROHIBITED PURCHASES AND SALES.

               No disinterested trustee shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which, to his/her actual knowledge at the time of such purchase or sale:

               (1) Is being considered for purchase or sale by the Fund or the Adviser or Subadviser, or was being so considered, within the most recent 15 days; or

               (2) Is being purchased or sold by the Fund or was purchased or sold by the Fund within the most recent 15 days.

         B.    PRECLEARANCE.

               Disinterested trustees are not required to preclear their personal trades.

         C.    EXEMPTED TRANSACTIONS.

               The prohibitions of Section IVA of this Code shall not apply to:

               (1) Purchases or sales effected in any account over which the disinterested trustee has no direct or indirect influence or control;

               (2) Purchases or sales that are nonvolitional on the part of either the disinterested trustee or the Fund;

               (3) Purchases that are part of an automatic dividend reinvestment plan;

               (4) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

               (5) Purchases or sales of securities that are not permitted to be held or acquired by the Fund, provided that the securities that are the subject of the transaction are not convertible or exercisable into securities that are permitted to be held or acquired by the Fund.

         D.    REPORTING.

               (1) Disinterested trustees do not need to report personal security transactions except in the circumstances noted in this paragraph. Every disinterested trustee shall file with the Secretary of the Fund a report containing the information described in Section IVD(2) of this Code with respect to transactions in any security in which such disinterested trustee has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, whether or not one of the exemptions listed in
                    Section IVC applies, if such trustee at the time of that transaction, knew or, in the ordinary course of fulfilling

U.S. Global Accolade Funds Code of Ethics                        Page 6 of 8



                    his/her official duties as a trustee of the Fund, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the trustee: (i) such security was purchased or sold by the Fund; or (ii) such security was being considered for purchase or sale by the Fund or the Adviser or Subadviser; provided, however, that a disinterested trustee shall not be required to make a report with respect to (a) transactions effected for any account over which such person does not have any direct or indirect influence or control, or (b) transactions in securities that are not permitted to be held or acquired by the Fund, provided that the securities that are the subject of the transaction are not convertible or exercisable into securities that are permitted to be held or acquired by the Fund.


               (2) Every transaction report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                    (a) The date of the transaction, title, number of shares, interest rate and maturity (if applicable), and the principal amount of each security involved;

                    (b) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                    (c)    The price at which the transaction was effected;
                           and

                    (d) The name of the broker, dealer, or bank with or through whom the transaction was effected.

               (3) Every report concerning a purchase or sale prohibited under Section IVA hereof with respect to which the reporting person relies upon one of the exemptions provided in Section IVC shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

               (4) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect beneficial ownership in the security to which the report relates.

         E.    REVIEW.

               (1) The Secretary of the Fund shall compare the reported personal holdings and personal securities transactions with completed and pending portfolio transactions of the Fund to determine whether any transactions ("Reviewable Transactions") listed in Section IVA [disregarding exemptions provided by Section IVC(1) through (5)] may have occurred.

               (2) If the Secretary of the Fund determines that a Reviewable Transaction may have occurred, he/she shall submit the report and pertinent information concerning completed or contemplated portfolio transactions of the Fund to counsel for the disinterested trustees. Such counsel shall determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under Section IVA. Before making any determination that a disinterested trustee has committed a violation, such

U.S. Global Accolade Funds Code of Ethics                        Page 7 of 8



                    counsel shall give such person an opportunity to supply additional information regarding the transaction in question.

         F.    SANCTIONS.

               If such counsel determines that a violation of this Code has occurred, such counsel shall so advise the Review Committee of the Fund and a committee consisting of the disinterested trustees, other than the person whose transaction is under consideration, and shall provide the committee with the report, the record of pertinent actual or contemplated portfolio transactions of the Fund, and any additional material supplied by such person. The committee, at its option, shall either impose such sanction as it deems appropriate or refer the matter to the board of trustees, which shall impose such sanctions as are deemed appropriate. The sanctions that may be imposed hereunder include, without limitation, reversing the improper personal securities transaction and/or disgorging any profit realized, censure, imposition of restrictions on personal trading, and fines.

V.       MISCELLANEOUS.


         A.    REVIEW BY BOARD OF TRUSTEES.

               The Secretary of the Fund will report annually to the Fund's board of trustees concerning material issues arising under the Code, existing procedures, and any material changes to those procedures, as well as any instances related to the Fund that required significant remedial action during the past year. Such report shall be in writing and include any certification required by law. Such report may be made jointly with the reports provided by the Adviser and the Subadvisers pursuant to their Codes or, if made separately, need not duplicate information provided in such reports.

         B.    AMENDMENTS TO ADVISER OR SUBADVISER CODES OF ETHICS.

               The board of trustees of the Fund shall approve any material amendments to this Code within six months of the change. Any amendment to the Adviser or any Subadviser Code of Ethics shall be deemed an amendment to Section IIA of this Code; and the board of trustees must approve any material amendment to the Adviser or a Subadviser Code of Ethics within six months of the change.

         C.    RECORDS.

               The Fund shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm or such other permitted medium under the conditions described in Rule 31a-2(f)(1) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission.

               (1) A copy of this Code and any other code that is, or at any time within the past five (5) years has been, in effect shall be preserved in an easily accessible place.


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U.S. Global Accolade Funds Code of Ethics                        Page 8 of 8



               (2) A record of any violation of such Code(s) of ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs.

               (3) A copy of each report made by an officer or trustee pursuant to such Code(s) of ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place.

               (4) A list of all persons who are, or within the past five (5) years, have been, required to make reports pursuant to such Code(s) of ethics shall be maintained in an easily accessible place.

               (5) A list of the names of all persons who are, or within the past five (5) years, have been responsible for reviewing any transaction and holding reports filed pursuant to such Code(s).

               (6) A copy of each report made to the Fund's board of trustees pursuant to such Code(s) must be maintained for at least five (5) years after the end of the fiscal year in which it was made, the first two (2) years in an easily accessible place.

         D.    CONFIDENTIALITY.

               All reports of securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential, except as otherwise provided herein.

         E.    INTERPRETATION OF PROVISIONS.

               The board of trustees may from time to time adopt such interpretations of this Code as it deems appropriate.

                                CODE OF ETHICS
                                  ADOPTED BY
                          U.S. GLOBAL INVESTORS, INC.
                          U.S. GLOBAL BROKERAGE, INC.




                            Effective June 28, 1989
                         As Amended November 13, 1989
                            As Amended May 17, 1993
                         As Amended February 14, 1994
                          As Amended December 5, 1994
                           As Amended March 1, 1996
                            As Amended May 24, 1996
                            As Amended June 2, 1997
                          As Amended October 29, 1997
                         As Amended December 12, 1997
                          As Amended December 3, 1999
                          As Amended December 9, 2004
                           As Amended March 23, 2005
                         As Amended February 12, 2008

                               TABLE OF CONTENTS

                                                                      Page

1.          INTRODUCTION AND OVERVIEW                                 1

2.          COVERED PERSONS                                           2

3.          RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES             2

4.          PRE-CLEARANCE OF TRANSACTIONS                             4

5.          REPORTING REQUIREMENTS                                    5

6.          RESTRICTIONS ON OTHER ACTIVITIES                          9

7.          ADMINISTRATION OF THE CODE OF ETHICS                      10


APPENDIX A  Definitions
APPENDIX B  Pre-Clearance Request Form
APPENDIX C  Quarterly Securities Transaction Report
APPENDIX D  Initial Holdings Report
APPENDIX E  Annual Holdings Report
APPENDIX F  Acknowledgement Certification

1. INTRODUCTION AND OVERVIEW
   -------------------------

For the definition of BOLDED terms used throughout this Code of Ethics, see Appendix A.

1.1. STATEMENT OF GENERAL PRINCIPLES

The mission of U.S. Global Investors, Inc. ("USGI") is to maximize the growth, protection, and service of our clients' wealth with the highest ethical standards. This Code of Ethics (the "Code") is intended to help ensure that our professional and personal conduct preserves our reputation for high standards of ethics and integrity.

The purposes of this Code are to:

     (a) prohibit fraudulent, deceptive, or manipulative acts in connection with your PERSONAL SECURITIES TRANSACTIONS in:

               A.   REPORTABLE U.S. GLOBAL FUNDS,

               B.   USGI STOCK, and

               C. COVERED SECURITIES held or to be acquired by the U.S. Global Funds or other clients of USGI ("Other USGI-Managed Accounts"), and

     (b) avoid conflicts of interest so that the best interests of investors in the U.S. Global Funds and Other USGI-Managed Accounts will be served.

You must agree:

     (a) to place the interests of U.S. Global Fund shareholders and Other USGI-Managed Accounts above your own personal interests;

     (b) to refrain, in the conduct of all of your personal affairs, from taking any inappropriate advantage of your roles and responsibilities with USGI, U.S. Global Brokerage, Inc. ("USGB"), the U.S. Global Funds, and the Other USGI-Managed Accounts;

     (c)  to comply with the FEDERAL SECURITIES LAWS; and

     (d) to conduct all PERSONAL SECURITIES TRANSACTIONS so as to fully comply with the provisions of this Code in order to avoid any actual or even apparent conflict or claim of a conflict of interest or abuse of your roles and responsibilities with USGI, USGB, the U.S. Global Funds, and Other USGI-Managed Accounts.

This Code is just one element of our program to avoid conflicts of interest and ensure that the duties we owe to our clients remain our foremost priority. In addition to this Code, you may be subject to other USGI policies such as, among others, USGI's Protection of Material, Nonpublic Information Policy, USGI's Code of Business Conduct, and the U.S. Global Funds' Policies and Procedures on Disclosure of Portfolio Holdings.

1.2. ADOPTION OF THE CODE OF ETHICS

This Code has been adopted for USGI and USGB in accordance with Rule 204A-1 under the Investment Advisers Act of 1940, as amended, and Rule 17j-1 under the Investment Company Act of 1940, as amended. Each rule requires, at a minimum, that USGI and USGB adopt a code of ethics that sets forth standards of conduct, requires compliance with the FEDERAL SECURITIES LAWS, and addresses personal trading by certain personnel.

2. COVERED PERSONS
   ---------------

Persons covered by this Code are called COVERED PERSONS, and include any officer, director, or employee of USGI or USGB, and any other person designated by the CHIEF COMPLIANCE OFFICER.

Certain COVERED PERSONS are also categorized as INDEPENDENT DIRECTORS or as INVESTMENT PERSONNEL, which includes, among others, any PORTFOLIO MANAGER, investment analyst, trader, or any USGI officer, director, employee, or consultant who, in connection with his or her regular functions or duties, makes or participates in making recommendations on behalf of USGI regarding the purchase or sale of specific securities by the U.S. Global Funds or Other USGI-Managed Accounts, and any other person designated by the CHIEF COMPLIANCE OFFICER.

Be aware that some provisions of this Code apply indirectly to other persons, such as relatives, significant others, or advisers, if they own or manage securities in which a COVERED PERSON has a BENEFICIAL OWNERSHIP interest. For example, if you are a COVERED PERSON, the Code's investment restrictions and reporting requirements apply both to you, and to securities or accounts owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or managed by an adviser for you or a close relative.

For the purposes of this Code, USGI and any INDEPENDENT SUBADVISERS shall be treated as separate unrelated entities and shall not be required to coordinate their efforts with respect to any pre-clearance requirements.

3. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES
   ---------------------------------------------

COVERED PERSONS, other than INVESTMENT PERSONNEL, may purchase or sell, in accordance with the provisions of this Code, COVERED SECURITIES, USGI STOCK, and REPORTABLE U.S. GLOBAL FUNDS.

COVERED PERSONS, other than the INDEPENDENT DIRECTORS and USGI for its own account, are prohibited from having margin accounts, trading options, or purchasing or selling HOLDRS.

INVESTMENT PERSONNEL are prohibited from purchasing COVERED SECURITIES, except Investment Personnel may purchase and sell USGI STOCK, REPORTABLE U.S. GLOBAL FUNDS, and EXCEPTED SECURITIES (e.g., open-end mutual funds, other than exchange-traded funds). In addition, INVESTMENT PERSONNEL, in accordance with the provisions of this Code, may engage in EXCEPTED TRANSACTIONS (e.g., transactions over which you have no influence or control) and sell COVERED SECURITIES that you already hold or later acquire in an EXCEPTED TRANSACTION.

In the future, USGI and USGB may decide to lift the prohibition on the purchase of COVERED SECURITIES by INVESTMENT PERSONNEL.

3.1. REPORTABLE U.S. GLOBAL FUNDS

All COVERED PERSONS must always conduct their personal investing activities in REPORTABLE U.S. GLOBAL FUNDS in which they have any direct or indirect BENEFICIAL OWNERSHIP lawfully, properly, and responsibly, and are encouraged to adopt long-term investment strategies in REPORTABLE U.S. GLOBAL FUNDS that are consistent with their financial resources and objectives.

EXCESSIVE TRADING in REPORTABLE U.S. GLOBAL FUNDS by COVERED PERSONS is prohibited. Any COVERED PERSON who is identified as having engaged in EXCESSIVE TRADING in REPORTABLE U.S. GLOBAL FUNDS will be sanctioned as set forth in Section 7.4, unless you can demonstrate to the REVIEW COMMITTEE in writing that a bona fide and sufficient personal or family economic hardship exists warranting the gravity of an exception.

3.2. INITIAL PUBLIC OFFERINGS

No COVERED PERSON, other than the INDEPENDENT DIRECTORS or USGI for its own accounts, shall effect or be permitted to effect the purchase of a security from the issuer, or any member of the underwriting syndicate or selling group, in and during the course of any INITIAL PUBLIC OFFERING by or on behalf of the issuer of such security. The INDEPENDENT DIRECTORS and USGI must pre-clear their transactions in INITIAL PUBLIC OFFERINGS in accordance with Section 4.

3.3. LIMITED OFFERING TRANSACTION

No COVERED PERSON may purchase a security in a LIMITED OFFERING transaction (e.g., private placements, private investment partnerships, and other private interests) without obtaining the advance written approval of the CHIEF COMPLIANCE OFFICER. In determining whether or not to grant approval of participation in a LIMITED OFFERING, the CHIEF COMPLIANCE OFFICER will consider, among any other pertinent factors:

     (a) whether the investment opportunity is available to, and should be reserved solely for, the U.S. Global Funds or Other USGI-Managed Accounts; and

     (b) whether the opportunity is or seems to have been made available to the COVERED PERSON due to or by virtue of the position which he or she holds with USGI or USGB.

In adopting this Code, USGI acknowledges its responsibility to monitor activities of the firm and those of its COVERED PERSONS to ensure that investment decisions on behalf of the U.S. Global Funds and/or Other USGI-Managed Accounts relating to any LIMITED OFFERING transaction with respect to which a COVERED PERSON has obtained pre-acquisition approval will be subject to independent review by senior USGI INVESTMENT PERSONNEL having no personal interest in the issuer or any of its securities.

3.4. "BLACK-OUT" TRADING RESTRICTIONS

TWO-DAY RESTRICTION: A COVERED PERSON (except for the INDEPENDENT DIRECTORS) may not effect a PERSONAL SECURITIES TRANSACTION in a COVERED SECURITY if (i) a U.S. Global Fund or Other USGI-Managed Account purchased or sold the same COVERED SECURITY or EQUIVALENT COVERED SECURITY one trading day earlier or
(ii) the COVERED PERSON has actual knowledge regarding whether the same COVERED SECURITY or EQUIVALENT COVERED SECURITY is being considered for purchase or sale on the current or next trading day by a U.S. Global Fund or Other USGI-Managed Account.

14-DAY RESTRICTION: INVESTMENT PERSONNEL may not dispose of a COVERED SECURITY within seven calendar days before, or seven calendar days after, the trade date of a purchase or sale of the same COVERED SECURITY or any EQUIVALENT COVERED SECURITY by or on behalf of any U.S. Global Fund or any Other USGI-Managed Account.

In the event that a PERSONAL SECURITIES TRANSACTION is effected in contravention of either of the two foregoing restrictions, the COVERED PERSON involved shall, as soon as practicable after becoming aware of the violative nature of his or her PERSONAL SECURITIES TRANSACTION (irrespective of any pre-execution clearance which may have been previously granted for the transaction), promptly (i) advise the CHIEF COMPLIANCE OFFICER of the violation and (ii) comply with whatever directions, by way of disgorgement, which the CHIEF COMPLIANCE OFFICER may issue in order for the violation to be fully and adequately rectified.

3.5. SHORT-TERM MATCHED PROFIT RESTRICTION ON COVERED SECURITIES TRANSACTIONS

COVERED PERSONS, subject to the exceptions noted immediately below, shall not engage in any SHORT-TERM

MATCHED PROFIT TRANSACTION within the meaning of this Code. This prohibition is intended to apply to all instances of short-term (i.e., 60 calendar days or less) purchase and sale or sale and purchase transactions or security "short-selling."

The CHIEF COMPLIANCE OFFICER may, and is hereby granted authority to determine, in his or her discretion, to except a given personal securities transaction from the prohibition established by the foregoing sub-paragraph in cases where:

     (a) the transaction, and any earlier PERSONAL SECURITIES TRANSACTION with which it may be matched over the most recent 60 calendar days, do not appear to evidence actual abuse of a conflict of interest with any U.S. Global Fund or Other USGI-Managed Account (as, for example, where the COVERED SECURITY OR SECURITIES involved have not recently been held, traded, or actively considered for investment or trading by such accounts); and

     (b) the COVERED PERSON can demonstrate that a bona fide and sufficient personal or family economic hardship exists warranting the granting of such an exception.

Exceptions will be granted only upon meritorious circumstances and, if granted, will be promptly reported, in writing, to the REVIEW COMMITTEE.

3.6. PROHIBITION ON TRADING ON MATERIAL, NONPUBLIC INFORMATION

All COVERED PERSONS must comply with USGI's Protection of Material, Nonpublic Information Policy, which, among other things, prohibits trading in any COVERED SECURITY at any time that a COVERED PERSON is in possession of material, nonpublic information about the issuer of such security.

3.7. LIMITATIONS ON TRADING IN USGI STOCK

     3.7.1. LIMITATIONS ON PURCHASES OF USGI STOCK

     COVERED PERSONS with access to financial data regarding USGI may only trade in USGI STOCK, subject to pre-clearance as provided below in
     Section 4, during the period from the third trading day after USGI publicly announces its quarterly earnings until 15 calendar days before the end of a quarter (unless USGI management has implemented a trading blackout in USGI STOCK due to a material corporate event or other such circumstances). The CHIEF COMPLIANCE OFFICER may allow written exceptions to this prohibition for good cause.

     3.7.2. PROHIBITIONS ON PURCHASES OF USGI STOCK

     COVERED PERSONS may not engage in transactions in USGI STOCK that are speculative in nature. These transactions include, but are not limited to: (i) the writing of a call option or the purchase of a put option if the amount of securities underlying the option exceed the amount of securities you otherwise own; (ii) short sales (i.e., selling borrowed securities); and (iii) transacting in the securities of any entity with which USGI is discussing business matters.

4. PRE-CLEARANCE OF TRANSACTIONS
   -----------------------------

4.1 PRE-CLEARANCE PROCESS

COVERED PERSONS (except the INDEPENDENT DIRECTORS for transactions that do not involve USGI STOCK or are not

INITIAL PUBLIC OFFERINGS or LIMITED OFFERINGS) are required, prior to the execution of any PERSONAL SECURITIES TRANSACTION in USGI STOCK or a COVERED SECURITY, including any voluntary contribution or adjustment to an Automatic Investment Plan, Dividend Reinvestment Plan, Employee Stock Option Plan, or Employee Stock Purchase Plan, or other similar stock plan in which they will have any direct or indirect BENEFICIAL OWNERSHIP, to seek and obtain the express approval of the CHIEF COMPLIANCE OFFICER by completing a Request to Pre-Clear Form (attached as Appendix B) and submitting it to the CHIEF COMPLIANCE OFFICER.

If approval of a transaction is granted, the approval is good until the end of the trading day (generally 3 p.m. CT). If the authorized transaction is not executed within this time period, you must complete a new Request to Pre-Clear Form if you still wish to execute the transaction.

4.2. EFFECT OF PRE-EXECUTION CLEARANCE OF PERSONAL COVERED SECURITIES
TRANSACTIONS

Approval of a request for pre-execution clearance shall not operate as a waiver, satisfaction or presumption of satisfaction of any other provision of this Code, but only as evidence of good faith on your part, which may be considered by the REVIEW COMMITTEE should a violation of any other provision of this Code be determined to have occurred.

4.3. EXEMPTION FROM PRE-CLEARANCE REQUIREMENTS

COVERED PERSONS do not need to pre-clear any PERSONAL SECURITIES TRANSACTION, or series of related transactions within the prior 30 days, amounting to $10,000 or less in the aggregate, only if such PERSONAL SECURITIES TRANSACTION involves the common stock or an EQUIVALENT COVERED SECURITY of an issuer with a market capitalization over $5 billion.

5. REPORTING REQUIREMENTS
   ----------------------

5.1. ACKNOWLEDGEMENT FORM

All COVERED PERSONS must complete and return to the CHIEF COMPLIANCE OFFICER an executed Acknowledgement Certification to the Code no later than 10 calendar days after becoming a COVERED PERSON. Each COVERED Person must also certify annually to compliance with the Code by completing and returning an Acknowledgement Certification to the CHIEF COMPLIANCE OFFICER no later than February 1.

5.2. INITIAL HOLDINGS REPORTS

COVERED PERSONS, no later than 10 days after a person is designated as such, must provide and certify the following personal holdings information (which must be current as of a date no more than 45 days prior to the date the person becomes a COVERED PERSON):

     (a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of USGI STOCK, each COVERED SECURITY, and each REPORTABLE U.S. GLOBAL FUND in which the COVERED PERSON had any direct or indirect BENEFICIAL OWNERSHIP when the person became a COVERED PERSON;

     (b) the name of any broker, dealer, bank, or transfer agent with whom the COVERED PERSON maintains an account in which any securities (including EXCEPTED SECURITIES) are held for the direct or indirect benefit of the COVERED PERSON as of the date the person became a COVERED PERSON; and

     (c)  the date that the report is submitted by the COVERED PERSON.

5.3. ACCOUNT CONFIRMATIONS AND STATEMENTS

COVERED PERSONS ARE REQUIRED to ensure that the office of the CHIEF COMPLIANCE
                ------------
OFFICER is furnished duplicate copies of the following account documents:

     (a) confirmations issued by brokers, dealers, banks, or transfer agents upon the execution of all PERSONAL SECURITIES TRANSACTIONS in USGI STOCK, any COVERED SECURITY, or any REPORTABLE U.S. GLOBAL FUND in which the COVERED PERSON had, at the time of the transaction, or by reason of the transaction acquired, any direct or indirect BENEFICIAL OWNERSHIP interest in the USGI STOCK, COVERED SECURITY, or REPORTABLE U.S. GLOBAL FUND which was the subject of the transaction; and

     (b) any regular periodic or other statements reflecting PERSONAL SECURITIES TRANSACTION activity in USGI STOCK, any COVERED SECURITY, or any REPORTABLE U.S. GLOBAL FUND within any account with a broker, dealer, bank, or transfer agent in which the COVERED PERSON has any direct or indirect BENEFICIAL OWNERSHIP interest.

Such copies shall be provided to the CHIEF COMPLIANCE OFFICER at the time that the COVERED PERSON receives his or her copies from the broker, dealer, bank, or transfer agent.

5.4. QUARTERLY TRANSACTION REPORTS

COVERED PERSONS shall submit on a calendar quarterly basis, a Quarterly Securities Transaction Report (attached as Appendix C) of all personal securities transactions. The quarterly report must also include any voluntary contribution or adjustment to Automatic Investment Plans, Dividend Reinvestment Plans, Employee Stock Option Plans, Employee Stock Purchase Plans, or similar stock compensation plans. Such quarterly report shall be submitted to the CHIEF COMPLIANCE OFFICER no later than 30 calendar days after the end of each calendar quarter.

The quarterly report should not include any transactions in U.S. Global money market funds or EXCEPTED SECURITIES, or any EXCEPTED TRANSACTIONS (as defined in Appendix A). The certification of the quarterly report is required regardless of whether or not the COVERED PERSON had any securities transactions activity during the quarter.

Each quarterly report may contain a statement that the report shall not be construed as an admission by the COVERED PERSON that he or she has any direct or indirect BENEFICIAL OWNERSHIP in any security to which the report relates.

Officers, directors, and employees of USGI are not required to report transactions effected for USGI's own accounts. USGI's Chief Financial Officer shall cause USGI to provide the CHIEF COMPLIANCE OFFICER with duplicate confirmations as provided above in Section 5.3.

The Quarterly Securities Transaction Report must contain the following information relating to the most recent calendar quarter:

     (a) The date of the transaction, the title of and, as applicable, the exchange ticker symbol or CUSIP number, number of shares, interest rate and maturity date, and the principal amount of each security involved;

     (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

     (c)  The price at which the transaction was effected;

     (d) The name of the broker, dealer, bank, or transfer agent with or through whom the transaction was effected; and

     (e)  The date the COVERED PERSON submits the report.

With respect to any new account established by a COVERED PERSON in which any COVERED SECURITIES, USGI STOCK, or REPORTABLE U.S. GLOBAL FUNDS were held during the quarter for the direct or indirect benefit of the COVERED PERSON:

     (a) the name of the broker, dealer, bank, or transfer agent with whom the COVERED PERSON established the account;

     (b)  the date the account was established; and

     (c)  the date that the report was submitted by the COVERED PERSON.

5.5. ANNUAL HOLDINGS REPORTS

COVERED PERSONS must provide and certify annually the following personal holdings information (which information must be current as of a date no more than 45 days before the report is submitted):

     (a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each COVERED SECURITY, USGI STOCK, and REPORTABLE U.S. GLOBAL FUND in which the COVERED PERSON had any direct or indirect BENEFICIAL OWNERSHIP;

     (b) The name of any broker, dealer or bank with whom the COVERED PERSON maintains an account in which any securities are held for the direct or indirect benefit of the COVERED PERSON; and

     (c)  the date that the report is submitted by the COVERED PERSON.

5.6. OTHER REPORTING AND DISCLOSURE REQUIREMENTS

COVERED PERSONS are required, upon first becoming a COVERED PERSON to review the Code, complete a quiz about the Code, and furnish a disclosure and identification of all securities accounts with brokers, dealers, banks, and transfer agents in which the COVERED PERSON currently has any direct or indirect BENEFICIAL OWNERSHIP interest.

5.7. NEWLY OPENED SECURITIES ACCOUNTS

COVERED PERSONS must notify the CHIEF COMPLIANCE OFFICER of any new securities accounts within 15 days of the account being opened. In addition, all COVERED PERSONS must notify the CHIEF COMPLIANCE OFFICER of any new Reportable U.S. Global Fund accounts within 15 days of the account being opened.

5.8. EXEMPTION TO REPORTING REQUIREMENTS

A person need not make an initial, quarterly or annual report under this section with respect to transactions effected for, and COVERED SECURITIES or REPORTABLE U.S. GLOBAL FUNDS held in, any account over which the person had no direct influence or control.

Furthermore, quarterly transaction reports need not be filed for any transaction effected in a NON-DISCRETIONARY ACCOUNT if the CHIEF COMPLIANCE OFFICER, after a thorough review, is satisfied that the COVERED PERSON truly has no discretion over the account. In making requests for quarterly transaction report exemptions, COVERED PERSONS will be required to furnish whatever information is called for by the CHIEF COMPLIANCE OFFICER.

5.9. ADDITIONAL REPORTING REQUIREMENTS CONCERNING USGI STOCK

     5.9.1. INSIDER REPORTING LIABILITY. Any COVERED PERSON who is the beneficial owner of more than 10 percent of any class of USGI STOCK registered under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and each Executive Officer and Director of USGI ("Insiders") are subject to the provisions of
              Section 16(b) of the Exchange Act.

     5.9.2. SEC REPORTING. Insiders must file certain reports with the SEC and the New York Stock Exchange concerning their holdings, and any changes thereto, of USGI STOCK or options to purchase USGI STOCK. If Insiders fail to file a report, USGI must disclose the failure in the proxy statement it annually distributes to shareholders, the Insider and USGI could suffer penalties as a result. Please note that under these regulations, the reporting obligation is ultimately the Insider's responsibility, not USGI's.

              o FORM 3. The initial ownership report by an Insider is required to be filed on Form 3. This report must be filed within 10 days after a person becomes an Insider (i.e., is elected as a director or appointed as an executive officer) to report all current holdings of USGI Stock.

              o FORM 4. Any change in the Insider's ownership of USGI STOCK must be reported on Form 4 unless the Insider is eligible for deferred reporting on year-end Form 5. The Form 4 must be filed electronically before the end of the second business day following the day on which a transaction resulting in a change in BENEFICIAL OWNERSHIP has been executed.

              o FORM 5. Any transaction or holding that is exempt from reporting on Form 4, such as small purchases of stock or gifts may be reported electronically on a deferred basis on Form 5 within 45 calendar days after the end of the calendar year in which the transaction occurred. No Form 5 is necessary if all transactions and holdings were previously reported on Form 4.

     5.9.3. LIABILITY FOR SHORT-SWING PROFITS. Under the U.S. securities laws, profit realized by certain officers, as well as directors and 10% stockholders of a company (including USGI) as a result of a purchase and sale (or sale and purchase) of USGI STOCK within a period of less than six months must be returned to USGI or its designated payee upon request. Profit is measured by matching the highest sale price with the lowest purchase price within six months. The grant and exercise of options, although reportable under Section 16(b), are exempt from short-swing profit liability. You are subject to potential short swing profit liability for so long as you are subject to Section 16(a) reporting requirements, which could continue for a period of time after you cease to be a director or officer.

6. RESTRICTIONS ON OTHER ACTIVITIES
   --------------------------------

6.1. POLICY ON GIFTS, GRATUITIES, FAVORS, AND OTHER BENEFITS

Gifts, gratuities, favors, or other benefits ("Gifts") may be given or accepted only if they are in accordance with generally accepted business practices and do not raise any question of impropriety. A question of impropriety may be raised if a Gift influences or gives the appearance of influencing the recipient.

On occasion, you may be offered Gifts from clients, brokers, vendors, or other persons not affiliated with USGI or USGB who may be in a position to do business with USGI or USGB. You may not accept extraordinary or extravagant gifts. You may accept gifts of a nominal value (i.e., no more than $100 annually from one person), customary business meals and entertainment if both you and the giver are present (e.g., sporting events), and promotional items (e.g., pens or mugs). If you are licensed and registered with the Financial Industry Regulatory Authority ("FINRA"), you also are subject to those provisions of the NASD Conduct Rules relating to the receipt of Gifts.

You may not solicit Gifts.

You may not give a Gift that has a fair market value greater than $100 per year to persons associated with securities or financial organizations, exchanges, member firms, commodity firms, news media, or clients of USGI or USGB. You may provide reasonable entertainment to these persons if both you and the recipient are present. Please do not give or receive gifts or entertainment that would be embarrassing to you, USGI, or USGB if made public.

6.2. POLICY ON SERVICE AS A DIRECTOR OF A PUBLIC COMPANY

     6.2.1. PROHIBITION AGAINST SERVING AS A DIRECTOR OF A PUBLIC COMPANY

     No COVERED PERSON except the INDEPENDENT DIRECTORS and the Chief Executive Officer ("CEO") shall serve on the board of directors of a publicly traded company ("Public Company") (other than USGI, its subsidiaries and affiliates, including investment companies).

     6.2.2. PRE-APPROVAL FOR CEO TO SERVE AS DIRECTOR

     If the CEO intends to serve as a director of a Public Company (or if he serves as a director for a private company that proposes to become public), he shall first notify the boards of directors of USGI and the board of trustees of each investment company registered under the 1940 Act for which USGI serves as investment adviser. Each Board shall be given an opportunity to ask questions and discuss the CEO's proposed service as a director.

     6.2.3. TRADING RESTRICTIONS WHILE SERVING AS DIRECTOR

     When the CEO serves on the board of directors of a Public Company, he (trading for his own account) and USGI (trading for its own accounts or on behalf of the U.S. Global Funds or Other USGI-Managed Accounts) are prohibited from trading in the securities of the Public Company (except during the "Trading Window") for as long as the CEO serves as a director and continuing until the Public Company issues a Form 10-K, 10-Q, or otherwise makes a public announcement which discloses any material nonpublic information which the CEO may possess. The Trading Window begins on the third trading day after the Public Company issues a Form 10-K, 10-Q, or otherwise makes a public announcement that discloses any material nonpublic information the CEO may possess and continues for a period of 30 days after publication. If the Public Company has an insider trading policy that is in whole or in part more restrictive than this Code, the more restrictive provision shall apply to the CEO or USGI.

     6.2.4. PRE-CLEARANCE REQUIREMENT

     The CEO (trading for his own account) and USGI (trading for its own accounts or on behalf of the U.S. Global Funds or Other USGI-Managed Accounts) may trade in the securities of the Public Company during the "Trading Window" after the CEO pre-clears the transactions with the CHIEF COMPLIANCE OFFICER.

7. ADMINISTRATION OF THE CODE OF ETHICS
   ------------------------------------

7.1. REVIEW BY CHIEF COMPLIANCE OFFICER

The CHIEF COMPLIANCE OFFICER shall regularly review or supervise the review of the PERSONAL SECURITIES TRANSACTIONS that are subject to this Code. The COMPLIANCE DEPARTMENT will provide a quarterly report of his or her review to the REVIEW COMMITTEE.

7.2. REVIEW COMMITTEE

If the CHIEF COMPLIANCE OFFICER determines that a violation may have occurred, he or she shall promptly submit the pertinent information about the transaction to the REVIEW COMMITTEE, which shall evaluate whether a violation of this Code has occurred and whether the violation was material, taking into account all facts and circumstances. Before determining that a violation has occurred, the REVIEW COMMITTEE shall give the person involved an opportunity to supply additional information about the transaction in question.

7.3. IMPOSITION OF SANCTIONS

If the REVIEW COMMITTEE determines that a violation of this Code has occurred, the CEO shall provide a written report of the REVIEW COMMITTEE'S determination and sanctions to USGI's Board of Directors for such further action and sanctions as the Board deems appropriate. In the event the violation involves the CEO, the USGI Director serving on the REVIEW COMMITTEE shall issue the report. The REVIEW COMMITTEE may impose such sanctions as it deems appropriate, including, without limitation, a letter of censure or suspension, termination of employment or personal trading privileges. All material violations and any sanctions imposed with respect thereto shall be reported to the Board of Directors of USGI and the Board of Directors/Trustees of any client which has been directly affected by the violation.

7.4. SANCTION GUIDELINES

Outlined below are the guidelines for the sanctions that may be imposed on COVERED PERSONS who fail to comply with the Code:

     o First violation - A written or verbal reprimand may be given to the person and a copy or record will be put in the person's personnel file. The written or verbal reprimand will reinforce the person's responsibilities under the Code, educate the person on the severity of personal trading violations, and inform the person of the possible penalties for future violations.

     o Second violation - The REVIEW COMMITTEE will impose such sanctions as it deems appropriate, including without limitation, a letter of censure, fines, withholding of bonus payments, or suspension of personal trading privileges for up to 60 days.

     o Third violation - The REVIEW COMMITTEE will impose such sanctions as it deems appropriate, including without limitation, a letter of censure, fines, withholding of bonus payments, or suspension or termination of personal trading privileges or employment.

     o In addition to the above disciplinary sanctions, such persons may be required to disgorge any profits realized in connection with such violation. All disgorgement proceeds collected will be donated to a charitable organization selected by the REVIEW COMMITTEE. The REVIEW COMMITTEE may determine to impose any sanctions, including termination, immediately and without notice if it determines that the severity of any violation or violations warrants such action. All sanctions imposed will be documented in such person's personal trading file maintained by USGI.

7.5. EXEMPTIONS FROM THE CODE

The REVIEW COMMITTEE may exempt any transaction or class of transactions from this Code if it finds that the exemption is consistent with the intent and purposes of the Advisers Act and the 1940 Act. The exemption shall be in writing and signed by each member of the REVIEW COMMITTEE. No member of the REVIEW COMMITTEE shall participate in any discussion or decision involving a potential exemption from this Code for a transaction in which the member has any direct or indirect beneficial interest.

7.6. RECORDS

The CHIEF COMPLIANCE OFFICER shall ensure that the following records are maintained: (i) a copy of this Code and any amendment thereto that is or at any time within the past five years has been in effect; (ii) a record of any violation of this Code, or any amendment thereof, and any action taken as a result of such violation; (iii) files for personal securities transaction confirmations and account statements, all reports and pre-clearance requests submitted by COVERED PERSONS pursuant to the Code and any action taken thereon; (iv) a list of all persons who are, or have been, required to submit reports pursuant to the Code; (v) a copy of each report created under this Code; and (vi) records relating to violations under the Code and any sanctions imposed. Such records shall be maintained in accordance with and for the time periods required under the 1940 Act and the Advisers Act.

7.7. AMENDMENTS

The directors of USGI may from time to time amend this Code and adopt interpretations of this Code as they deem appropriate. The Board of Directors/Trustees of any Client that previously has received a copy of this Code immediately shall be provided with a copy of the Code as amended.

7.8. QUESTIONS

Every COVERED PERSON must read and retain this Code and should consult the CHIEF COMPLIANCE OFFICER about any question arising under this Code.

                                                                    APPENDIX A
                                                                    ----------


                                  DEFINITIONS

         As used within this Code, the following terms have the following meanings:

DEFINED PERSONS
---------------

COVERED PERSON means: (i) any officer, director, or employee of USGI or USGB;
--------------
(ii) USGI itself when trading for any of its own accounts; and (iii) any other person designated by the CHIEF COMPLIANCE OFFICER.

INVESTMENT PERSONNEL means (i) any PORTFOLIO MANAGER or any USGI officer,
--------------------
director, employee, or consultant who, in connection with his or her regular functions or duties, makes or participates in making recommendations on behalf of USGI regarding the purchase or sale of specific securities by the U.S. Global Funds or Other USGI-Managed Accounts and (ii) all other employees or consultants that are part of USGI's Investments department, including investment analysts, traders, and the administrative assistants of those persons identified in subsection (i).

INDEPENDENT DIRECTOR means any director of USGI who is not INVESTMENT
--------------------
PERSONNEL or an employee of USGI, or an affiliate thereof.

INDEPENDENT SUBADVISER means any subadviser with which USGI has contracted to
----------------------
manage the investment portfolios of one or more clients and which the REVIEW COMMITTEE has designated as independent. Independence is a question of fact. Factors include, but are not limited to, performance of securities research, analysis, selection, and trading conducted independently and separately from USGI. The fact that USGI or any of its affiliates provide advisory and/or administrative services for a U.S. Global Fund or Other USGI-Managed Account advised by a subadviser will not by itself prevent the subadviser from being independent.

PORTFOLIO MANAGER means any COVERED PERSON who, with respect to any U.S.
-----------------
Global Fund or Other USGI-Managed Account, has or shares with any other person the primary responsibility for the day-to-day management of the investment portfolio of such U.S. Global Fund or Other USGI-Managed Account.

DEFINED SECURITIES AND ACCOUNTS
-------------------------------

COVERED SECURITY encompasses each of the following (but not an EXCEPTED
----------------
SECURITY, a REPORTABLE U.S. GLOBAL FUND, or USGI STOCK each of which is separately defined below):

     o any note, stock, treasury stock, shares of a closed-end fund, shares of an exchange-traded fund, interests in a 529 plan, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights;

     o any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof);

     o any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency; or

     o in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

EQUIVALENT COVERED SECURITY means, with respect to another security (the
---------------------------
"reference security"), any security of the same class as the reference security, as well as any option (including puts as well as calls), warrant, convertible security, subscription or stock appreciation right, or other right or privilege on, for or with respect to the reference security.

EXCEPTED SECURITY means any security issued by the Government of the United
-----------------
States, bankers' acceptance, bank certificate of deposit, commercial paper, share of any open-end money market fund, or share of any other registered open-end investment company (other than a REPORTABLE U.S. GLOBAL FUND or an exchange-traded fund). In accordance with interpretations of the SEC:

     (i) "security issued by the Government of the United States" shall NOT be deemed to include any indirect obligations of the Government of the United States (so-called "agency" obligations) with a remaining maturity in excess of 397 calendar days (e.g., FNMA and FHLMC), but shall be deemed to include any obligations directly issued or guaranteed by the Government of the United States, irrespective of the obligation's initial or remaining maturity (e.g., U.S. Treasury and GNMA); and

     (ii) certain so-called "money-market instruments," including conventional repurchase agreements, U.S. Government agency obligations and obligations issued or guaranteed by foreign governments maturing within 397 calendar days from date of purchase, are also deemed to be excepted securities.

NON-DISCRETIONARY ACCOUNT means any account over which a COVERED PERSON has
-------------------------
given full investment discretion to a third party, retaining no ability to influence specific trades.

OTHER USGI-MANAGED ACCOUNT means any person (besides the U.S. GLOBAL FUNDS)
--------------------------
who has a current advisory agreement with USGI. OTHER USGI-MANAGED ACCOUNT shall include any partnership or limited liability company of which USGI, or an affiliate thereof, is a general partner or managing member.

REPORTABLE U.S. GLOBAL FUNDS means any U.S. GLOBAL FUND, other than U.S.
----------------------------
Global money market funds.

USGI STOCK means securities issued by USGI.
----------

U.S. GLOBAL FUNDS means each and all of the following registered investment
-----------------
companies currently advised by USGI, together with any series or portfolio thereof:

     o    U.S. Global Accolade Funds
     o    U.S. Global Investors Funds

DEFINED TRANSACTIONS
--------------------

EXCESSIVE TRADING is defined as either (i) transactions in a REPORTABLE U.S.
-----------------
GLOBAL FUND (other than the U.S. Government Securities Savings Fund or the U.S. Treasury Securities Cash Fund) that violate any short-term trading restriction described in each REPORTABLE U.S. GLOBAL FUND'S prospectus or (ii) a transaction in a REPORTABLE U.S. GLOBAL FUND (other than the U.S. Government Securities Savings Fund or the U.S. Treasury Securities Cash Fund) which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction (other than a transaction made pursuant to an automatic dividend reinvestment or automatic investment plan) by or on behalf of the same person in the same REPORTABLE U.S. GLOBAL FUND (other than the U.S. Government Securities Savings Fund or the U.S. Treasury Securities Cash Fund) occurring within thirty (30) calendar days before or after the subject transaction, regardless of whether such transactions occur across multiple accounts in the same REPORTABLE U.S. GLOBAL FUND.

INITIAL PUBLIC OFFERING means an offering of securities registered under the
-----------------------
Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, or a similar initial offering of securities under the laws of a foreign country.

LIMITED OFFERING means an offering that is exempt from registration under
----------------
state securities laws and under the Securities Act of 1933, such as transactions by an issuer not involving a public offering or sales of securities to accredited investors, or sales of securities to a limited number of investors or in limited dollar amounts, or a similar offering of securities under the laws of a foreign country.

PERSONAL SECURITIES TRANSACTION means the execution, either directly or
-------------------------------
indirectly, of any "purchase or sale of a security."

PURCHASE OR SALE OF A COVERED SECURITY shall include any bargain, contract or
--------------------------------------
other arrangement including the writing of an option to purchase or sell a COVERED SECURITY, by which a person (other than a U.S. Global Fund or Other USGI-Managed Account) purchases, buys or otherwise acquires, or sells or otherwise disposes of, a security in which he or she currently has or thereby acquires any direct or indirect BENEFICIAL OWNERSHIP interest.

EXCEPTED TRANSACTION means any transaction excepted from the definition of
--------------------
PURCHASE OR SALE OF A COVERED SECURITY by this Code and includes any purchase or sale of a security:

     (a) involving a security or securities account over which a person has no direct or indirect influence or control;

     (b) which is non-volitional on the part of the person by or for whom the transaction is effected;

     (c) which is effected pursuant to an automatic dividend reinvestment plan; or

     (d)  involving either:

               a. the purchase of a security effected upon the exercise of one or more rights issued by an issuer pro rata to all holders of a class of its securities, if and only to the extent to which such rights were acquired directly from such issuer; or

               b.  the sale of any such rights so acquired.

BENEFICIAL OWNERSHIP is interpreted in the same manner as it would be under
--------------------
Rule 16a-1(a)(2) under the Exchange Act, as amended, in determining whether a person is subject to the provisions of Section 16 except that the determination of direct or indirect BENEFICIAL OWNERSHIP shall apply to all securities which a COVERED PERSON has or acquires. For example, in addition to a person's own accounts, the term BENEFICIAL OWNERSHIP encompasses securities held in the name of a spouse or equivalent domestic partnership, minor children, a relative sharing your home, or certain trusts under which you or a related party is a beneficiary, or held under other arrangements indicating a share of financial interests.

Specific examples of the types of accounts over which a COVERED PERSON generally is deemed to have BENEFICIAL OWNERSHIP include the following:

     (a) The person's spouse, minor children, or any other relatives sharing the person's household;

     (b) A trust in which the person has a beneficial interest, unless such person has no direct or indirect control over the trust;

     (c)  A trust as to which the person is a trustee;

     (d)  A revocable trust as to which the person is a settlor;

     (e) A corporation of which the person is an officer, director or 10% or greater stockholder; or

     (f) A partnership of which the person is a partner (including most investment clubs) unless the person has no direct or indirect control over the partnership.

SHORT-TERM MATCHED PROFIT TRANSACTION means the combination of any "personal
-------------------------------------
securities transaction" (the subject transaction) in a COVERED SECURITY which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction by or on behalf of the same person in the same (or any "equivalent") COVERED SECURITY or EQUIVALENT COVERED SECURITY occurring within sixty (60) calendar days before or after the subject transaction, results in actual trading profit for the person.

OTHER DEFINITIONS
-----------------

CHIEF COMPLIANCE OFFICER means the officer of USGI designated by vote of
------------------------
USGI's Board of Directors to receive reports and take certain actions as provided in this Code.

FEDERAL SECURITIES LAWS means the Securities Act of 1933, the Exchange Act,
-----------------------
the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

REVIEW COMMITTEE means the USGI committee which consists of USGI's Chief
----------------
Executive Officer/Chief Investment Officer, President/General Counsel, and CHIEF COMPLIANCE OFFICER. Should the committee meet to discuss a transaction involving a USGI proprietary account or a transaction involving any of the committee members, a USGI Director, as nominated by the Board of Directors, will take the place of that committee member.

SEC means the Securities and Exchange Commission.
---

================================================================================


                       CHARLEMAGNE CAPITAL (IOM) LIMITED

                       COMPLIANCE & OPERATING PROCEDURES

                               (UPDATED 1/11/07)

                              INVESTMENT BUSINESS

================================================================================

                                   CONTENTS
                                   --------

------------------------------------------------------------------------------
GLOSSARY
------------------------------------------------------------------------------
INTRODUCTION
------------------------------------------------------------------------------

------------------------------------------------------------------------------
SECTION 1
---------
------------------------------------------------------------------------------

------------------------------------------------------------------------------
1.  LICENCE CONDITIONS OF CCIOM
------------------------------------------------------------------------------
2.  COMPLIANCE ARRANGEMENTS
------------------------------------------------------------------------------
3.  TRAINING & COMPETENCE
------------------------------------------------------------------------------
    Staff Training Policy
------------------------------------------------------------------------------
4.  EMPLOYEE DUTIES AND RESPONSIBILITIES
------------------------------------------------------------------------------
    Service as a Director
------------------------------------------------------------------------------
    Four Eyes Control
------------------------------------------------------------------------------
5.  HANDLING CUSTOMER COMPLAINTS (COB 6.8)
------------------------------------------------------------------------------
6.  RULE BREACHES
------------------------------------------------------------------------------
7.  PERSONAL ACCOUNT DEALING
------------------------------------------------------------------------------
8.  INDUCEMENTS FSC (COB 2.5)
------------------------------------------------------------------------------
9.  RECORD KEEPING (COB 8)
------------------------------------------------------------------------------
10. SECURITY
------------------------------------------------------------------------------
    Visitors
------------------------------------------------------------------------------
    Access to Computer Systems
------------------------------------------------------------------------------
    Confidential Papers
------------------------------------------------------------------------------
11. E-MAIL POLICY - USAGE
------------------------------------------------------------------------------
12. DATA PROTECTION
------------------------------------------------------------------------------
    Provisions in Relation To Employment
------------------------------------------------------------------------------
    Companies Act (Various)
------------------------------------------------------------------------------
    Client Data
------------------------------------------------------------------------------
    Privacy Policy and Privacy Notes
------------------------------------------------------------------------------
    Disposal of Client Data
------------------------------------------------------------------------------
    Provisions in Relation to the Processing of Data
------------------------------------------------------------------------------
13. ELECTRONIC TRANSACTIONS ACT 2000
------------------------------------------------------------------------------
14. NOTE PAPER AND BUSINESS CARDS
------------------------------------------------------------------------------
15. CLIENTS MONEY (CM 1.2)
------------------------------------------------------------------------------
    Custody
------------------------------------------------------------------------------
16. CUSTOMER AGREEMENTS (COB 5.1)
------------------------------------------------------------------------------
17. GENERAL MARKETING RESTRICTIONS
------------------------------------------------------------------------------
18. ANTI-MONEY LAUNDERING (COB 6.1, SECTION 9 IBA)
------------------------------------------------------------------------------
    Action To Be Taken On Suspicion of Money-Laundering
------------------------------------------------------------------------------
    Awareness of and training of staff
------------------------------------------------------------------------------
    Money laundering Reporting Officer
------------------------------------------------------------------------------
19. CUSTOMER IDENTITY CHECKING REQUIREMENTS
------------------------------------------------------------------------------
20. DISCLOSURES
------------------------------------------------------------------------------
    Form ADV
------------------------------------------------------------------------------
    The Brochure Rule
------------------------------------------------------------------------------
    Disclosure of Financial and Disciplinary Information
------------------------------------------------------------------------------
    Client Reporting
------------------------------------------------------------------------------
21. INVESTMENT ADVISORY CONTRACTS
------------------------------------------------------------------------------
22. VALUATION
------------------------------------------------------------------------------
23. INVESTMENT ADVISORY FEES
------------------------------------------------------------------------------
24. PROXY VOTING POLICY AND PROCEDURES
------------------------------------------------------------------------------
25. BUSINESS CONTINUITY AND DISASTER RECOVERY PLAN
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
SECTION 2
---------
------------------------------------------------------------------------------

------------------------------------------------------------------------------
1.  SEPARATION OF DUTIES
------------------------------------------------------------------------------
2.  NEW BUSINESS
------------------------------------------------------------------------------
3.  DEALING PROCESS (COB 2)
------------------------------------------------------------------------------
4.  PROPRIETARY TRANSACTIONS
------------------------------------------------------------------------------
5.  INSIDER DEALING
------------------------------------------------------------------------------
6.  FAIRNESS AND RESEARCH ANALYSIS (COB 2.13)
------------------------------------------------------------------------------
7.  SOFT COMMISSION
------------------------------------------------------------------------------
8.  CONFLICTS OF INTEREST (COB 2.14)
------------------------------------------------------------------------------
9.  CHURNING (COB 2.7)
------------------------------------------------------------------------------
10. CUSTOMER ORDER PRIORITY
------------------------------------------------------------------------------
11. BEST EXECUTION (COB 3.3)
------------------------------------------------------------------------------
12. TIMELY EXECUTION (COB 3.2)
------------------------------------------------------------------------------
13. AGGREGATION AND ALLOCATION (COB 2.11, 3.3)
------------------------------------------------------------------------------
14. NON-MARKET PRICE TRANSACTIONS
------------------------------------------------------------------------------
15. TRANSACTION RECORD KEEPING (COB 8)
------------------------------------------------------------------------------
16. RESOLUTION OF BUSINESS ERRORS
------------------------------------------------------------------------------
17. DISCLOSURE OF DEALINGS AND HOLDINGS
------------------------------------------------------------------------------
18. NEW COUNTERPARTIES
------------------------------------------------------------------------------
19. COUNTERPARTY RISK
------------------------------------------------------------------------------
20. FOREIGN MARKETS
------------------------------------------------------------------------------
21. MONITORING OF FAILING TRADES
------------------------------------------------------------------------------
22. CORPORATE ACTIONS
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
SECTION 3
---------
------------------------------------------------------------------------------

------------------------------------------------------------------------------
APPENDIX 1        RULE BREACH FORM
------------------------------------------------------------------------------
APPENDIX 2        PA DEALING DECLARATION
------------------------------------------------------------------------------
APPENDIX 3        PA DEALING APPROVAL FORM
------------------------------------------------------------------------------
APPENDIX 4        RECORD OF GIFTS AND BENEFITS ("GIFTS")
------------------------------------------------------------------------------
APPENDIX 5        DEALING/BUSINESS ERROR FORM
------------------------------------------------------------------------------
APPENDIX 6        FCU DISCLOSURE FORM
------------------------------------------------------------------------------
APPENDIX 7        CODE OF ETHICS
------------------------------------------------------------------------------

------------------------------------------------------------------------------

GLOSSARY
--------

------------------------------------------------------------------------------
*THE" ADVISER"                CCIOM or CCUK
------------------------------------------------------------------------------
ACT                           Financial Services and Markets Act 2000
------------------------------------------------------------------------------
ADVISERS ACT                  Investment Advisers Act of 1940
------------------------------------------------------------------------------
ADVISORY CLIENTS              US client funds or potential or existing
                              underlying US investors
------------------------------------------------------------------------------
AIMA                          Alternative Investment Management Association
------------------------------------------------------------------------------
CCIOM                         Charlemagne Capital (IOM) Limited
------------------------------------------------------------------------------
CCL                           Charlemagne Capital Limited
------------------------------------------------------------------------------
CCUK                          Charlemagne Capital (UK) Limited
------------------------------------------------------------------------------
CF                            Controlled Function
------------------------------------------------------------------------------
CJA                           Criminal Justice Act 1993
------------------------------------------------------------------------------
CLIENTS                       References to "clients" are to our Customers

------------------------------------------------------------------------------
CM                            Clients Money Regulatory Code
------------------------------------------------------------------------------
CMC                           Clients Money Code
------------------------------------------------------------------------------
CO                            Compliance Officer

------------------------------------------------------------------------------
COB Conduct of Business Regulatory Code/ Conduct of Business section of the FSA handbook.

------------------------------------------------------------------------------
COBRC                         Conduct of Business Regulatory Code
------------------------------------------------------------------------------
CODES                         Regulatory Codes issued by the Financial
                              Supervision Commission
------------------------------------------------------------------------------
COMMON PLATFORM               A Common Platform firm is a firm that is subject
                              to the Capital Requirements Directive and the
                              Markets in Financial Instruments Directive
------------------------------------------------------------------------------
CUSTOMER                      References to "Customers" are to the Fund(s) and
                              not to the underlying investors in the Funds.
------------------------------------------------------------------------------
DISP                          Dispute Resolution section of the FSA handbook

------------------------------------------------------------------------------
FATF                          Financial Action Task Force
------------------------------------------------------------------------------
"FUNDS"                       Various client funds  or managed accounts of the
                              Charlemagne Capital Group

------------------------------------------------------------------------------
FRCR                          Financial Resources and Compliance Reporting
                              Regulatory Code
------------------------------------------------------------------------------
FSA                           Financial Services Authority

------------------------------------------------------------------------------
FSC                           Isle of Man Financial Supervision Commission
------------------------------------------------------------------------------
FUNDS                         The various funds under the management of the
                              Charlemagne Capital Group of companies. It shall also be taken to include funds managed by third parties where CCUK/CCIOM has an advisory relationship akin to management e.g. USGI

------------------------------------------------------------------------------
IBA                           Investment Business Act 1991-93
------------------------------------------------------------------------------
"INVESTORS"                   References are to Investors or potential
                              investors in the client funds

------------------------------------------------------------------------------
IOM FCU                       Isle of Man Financial Crimes Unit
------------------------------------------------------------------------------
MIFID                         Markets in Financial Instrument Directive
------------------------------------------------------------------------------
MLRO                          Money Laundering Reporting Officer
------------------------------------------------------------------------------
PEV                           Private Equity Vehicle/s
------------------------------------------------------------------------------
SEC                           Unites States Securities and Exchange Commission
------------------------------------------------------------------------------
SUP                           Supervision section of the FSA handbook

------------------------------------------------------------------------------
SYSC                          FSA Senior Management Arrangement, Systems &
                              Controls

------------------------------------------------------------------------------
T & C                         Training & Competence section of the FSA
                              handbook
------------------------------------------------------------------------------
THE "GROUP"                   Charlemagne Capital group of companies
------------------------------------------------------------------------------
UCIS                          Unregulated Collective Investment Schemes
------------------------------------------------------------------------------

INTRODUCTION
------------

Charlemagne Capital (IOM) Limited ("CCIOM") is licensed to conduct investment business in the Isle of Man under the Investment Business Act 1991-93 (the "Act") by the Isle of Man Financial Supervision Commission ("FSC"). We are obliged to maintain compliance procedures in writing with a view to ensuring that officers and staff are aware of and are able to comply with their obligations under this Act and to ensure that suitable records are maintained regarding the conduct of the Firm's business and it's compliance with the Act.

Alongside certain headings you will find there is a reference to the relevant Code within the FSC Handbook or applicable legislation including a hyperlink below the heading. This is provided in order to facilitate a more detailed examination of information in the particular area should it be required. There is therefore little excuse for error. At all times, an employee in any doubt about the application of a particular Code should refer to the Compliance Officer, part of whose role is to help in such situations. Should you feel the need, you can reference different areas on screen within the FSC Handbook maintained on the FSC's web site ( http://www.fsc.gov.im/ ).

PLEASE NOTE:
CCIOM is also licensed by the IOM FSC for Corporate Service Provider Business.

CCIOM is also registered as an investment adviser in the United States with the Securities and Exchange Commission (the "SEC") under Section 203(c) of the Investment Advisers Act of 1940, as amended (the "Advisers Act") and although the FSC is our lead regulator we must not lose sight of our obligations under our SEC registration. Information about the SEC and the Advisers Act is available at http://www.sec.gov. Throughout this document there will be information detailing such legislation which must be equally adhered to. This information will be marked * accordingly, for ease of reference.

NB: Unless otherwise noted, the provisions of the Advisers Act referred to in these Compliance and Operating Procedures apply only to U.S. Clients.

Information is included within this document regarding certain activities undertaken by CCUK and certain rules and procedures of which CCUK must adhere to and due to the links between the business activities of CCIOM and CCUK, CCIOM has adopted these. In respect of MiFID, CCIOM presently falls outside MiFID but it is considered prudent to adopt certain aspects of MiFID and we need to ensure CCIOM does meet certain MiFID requirements.

*This document sets forth CCIOM's compliance policies and procedures for purposes of Rule 206(4)-7 under the Advisers Act. CCIOM will review this document and all related policies and procedures at least annually and upon the occurrence of: (i) any significant compliance event; (ii) any meaningful change in CCIOM's business arrangements; or (iii) any applicable regulatory developments. The purpose of the annual review will be to evaluate the adequacy of these policies and procedures and the effectiveness of their implementation.

*CCIOM has appointed a Compliance Officer who is responsible for administering its compliance policies and procedures. The Compliance Officer is a person who is (i) competent and knowledgeable regarding the Advisers Act, (ii) empowered with full responsibility and authority to develop and enforce appropriate policies and procedures, which may be accomplished by the Compliance Officer herself or through her delegates, (iii) identified in CCIOM's Form ADV, and
iv) has been properly designated. The Compliance Officer will ensure that the annual review is conducted and necessary changes are implemented. The Compliance Officer will also make interim changes as appropriate. The Compliance Officer will document the annual review.

SECTION 1
---------

1.   LICENCE CONDITIONS OF CCIOM (SECTION 3(4) IBA)
     ----------------------------------------------
     INFORMATION LINK:ONGOING REGULATORY REQUIREMENTS FOR INVESTMENT
                      ----------------------------------------------
     BUSINESSES Licence Conditions
     -----------------------------

CCIOM is a Category 3 (B) licenceholder with the conditions applying that CCIOM is permitted to conduct Investment Business activities pursuant to 16(d)
(only) of the FSC Financial Resources and Compliance Reporting Regulatory Code ("FRCRRC") issued under Section 6 of the Investment Business Act 1991 ("IBA"). It is important that licenceholders such as CCIOM appreciate the significance of the difference between licence conditions and the Codes. Whatever the category of licence, conducting business in contravention of licence conditions risks criminal prosecution and/or civil action at the suit of anyone who suffers loss. The FSC has therefore sought to place the weight of regulation upon the observance by licenceholders of regulatory codes.

REGULATORY CODES (SECTION 6 IBA)
--------------------------------

Section 6 of the IBA empowers the FSC to issue regulatory codes ("the Codes"). These Codes set the standards of good practice and behaviour applying to each licenceholder. Should a licenceholder breach any of the Codes, the FSC is empowered to take enforcement action. This action will be graded, dependent upon the seriousness of the breach.

Where a licenceholder acts outside the scope of its licence category, whether inadvertently or not, the FSC will expect it to abide by the requirements of any relevant code. The Codes, applicable to CCIOM include the following:-

Click on the following headings/hyperlinks for further information:

     Regulatory Codes ("the Codes")
     ------------------------------

     Financial Resources and Compliance Reporting
     --------------------------------------------

     Clients' Money
     --------------

     Clients' Investments
     --------------------

     Conduct of Business
     -------------------

     Audit Requirements
     ------------------

     General Requirements
     --------------------

     Advertising
     -----------

2.   COMPLIANCE ARRANGEMENTS (COB 6.7)
     ---------------------------------
     INFORMATION LINK: General Requirements/ Compliance Procedures
                       --------------------- ---------------------


The Compliance Officer and Compliance Department provides:

o A policy of comprehensive and regular compliance monitoring; monitoring on a regular basis to assess the adequacy and effectiveness of the measures and procedures put in place to manage our compliance obligations;
o Takes action to address any deficiencies in the firm's compliance with its obligations;
o Independently raises awareness to management and the Board on any deficiencies so that appropriate and timely action is taken by the Board to meet our Statement of Internal Governance;
o Arrange compliance training as necessary; a programme of induction and compliance update training where required.
o    A commitment to high standards of business ethics and practice;
o    Written up to date compliance and operating procedures;
o    Strict financial accounting and operational controls;

o    Regular compliance reporting to the board;
o    Procedures for the maintenance of detailed record keeping;
o    Where required, assistance on compliance matters from external advisors.

*ADVISERS ACT RULE 206(4)-7:
*The role of the Compliance Officer is to oversee our compliance arrangements, to advise and assist staff as necessary, to arrange compliance training as necessary and to ensure, by a process of formal and informal monitoring, the enforcement of the FSC and SEC's rules and regulations and our internal procedures. Any violation of these Compliance and Operating Procedures must be promptly reported to the Compliance Officer. The Compliance Officer shall document in writing any report of a violation of these Compliance and Operating Procedures. In support of the Compliance Officer, the board has undertaken to maintain the following compliance arrangements and in doing so we require the support of each and every member of staff:

RISK CONTROL
------------

*ADVISERS ACT RULE 206(4)-7:
CCIOM also has arrangements, processes and mechanisms in place to manage our risks. We are required to monitor the following:

o The adequacy and effectiveness of our risk management policies and procedures;
o Compliance with our arrangements, processes and mechanisms in place to manage our risks; and
o The adequacy and effectiveness of the measures we have taken to address any deficiencies in those policies, procedures, arrangements, processes and mechanisms. This includes the impact of failures by our personnel to comply with our arrangements or processes and mechanisms or follow such policies and procedures.

INTERNAL GOVERNANCE
-------------------

CCIOM and CCUK management have produced a Statement of Internal Governance acknowledging our obligations surrounding key organisational, personnel, investment and regulatory control systems we are required to have in place to meet these obligations, see Attachment 1 (Statement of Internal Governance).

3.   TRAINING & COMPETENCE
     ---------------------
     INFORMATION LINK : Conduct of Business
                        -------------------

CCIOM is required to establish procedures to ensure that:

1. staff are competent to perform their role;
2. staff remain competent for the work they do;
3. staff are appropriately supervised;
4. competence is regularly reviewed; and
5. the level of competence is appropriate to the nature of the business.

GENERAL TRAINING AND COMPETENCE REQUIREMENTS
--------------------------------------------

RECRUITMENT:
When recruiting, a licenceholder should demonstrate that consideration has been given to how the applicant's knowledge and skills meet the knowledge and skills required for the role and that reasonable steps have been taken to obtain sufficient information about the applicant's relevant experience, qualifications and training.

MAINTAINING COMPETENCE:
A licenceholder should have appropriate arrangements in place to ensure that an employee who has been assessed as competent remains so. Where roles change or grow in scope, or a person changes their role, any additional competence requirements should also be considered prior to the change taking place. It is recommended that a licenceholder should, at appropriate intervals, determine individual staff training needs and organise appropriate training to address these needs; and ensure that training is relevant, timely, planned, appropriately structured and evaluated. In the case of a new employee or an employee new to an activity or role, the licenceholder should assess training requirements and ensure that: training takes into account the knowledge and skills necessary to fulfil the role; training is effective and up to date; training takes into account changes in the market, products, legislation and regulation; methods of meeting training needs are appropriate to the activity and to the employee's circumstances and role (and the development of that role, if appropriate).

SUPERVISION OF STAFF:
Where a person is working towards attaining a level of competence, they should be supervised by a competent person until they can demonstrate the appropriate level of competence. It is CCIOM's responsibility to ensure that such arrangements are in place and working successfully.

RECORD KEEPING:
CCIOM maintains appropriate training records for each individual. These should be retained for at least 3 years from the date of the training, and should note how the relevant training relates to and supports the individual's role. The FSC may review training records during supervisory visits to assess the licenceholder's systems and to review how the licenceholder ensures that its staff are competent and remain competent for their roles.

LEVELS OF COMPETENCE:
Certain roles are important to the regulatory framework because they involve control functions (for example Directors, "4-Eyes", Managers, Compliance Officers, Money Laundering Reporting Officers). Persons fulfilling these roles should be able to demonstrate that they have the core competencies required to carry out the function in an appropriate manner.

Individuals undertaking certain key roles are required to demonstrate to the FSC that they have the necessary competence to undertake that role as part of the FSC's 'Fit and Proper' criteria. Employees who will be undertaking key roles will be required to complete personal and bankers questionnaires for onward submission by the Compliance Department to the FSC.

ONGOING TRAINING AND CONTINUOUS PROFESSIONAL DEVELOPMENT ("CPD")
----------------------------------------------------------------

Such training and CPD should be relevant to the role and take account of new developments (for example, new products / change to tax structures/ new regulatory requirements etc). Internal and on-the-job training can be counted towards the CPD quota if its relevance can be demonstrated as can Involvement in an industry. If an individual holds a highly technical role or one in which there are frequent changes (for example, changes to applicable legislation or practice), the Licenceholder should ensure that the individual undergoes sufficient additional training to continue to meet specific job requirements.

With regard to the above requirements a log is maintained for staff recording their training, experience and qualifications and the categories of tasks which they are competent to conduct. A record of relevant qualifications of all staff is kept by Compliance. Ongoing competence is monitored via records held for FSC approved key personnel/managers. Training needs are assessed and addressed as and when required for all staff and annual reviews are undertaken by line managers whose responsibility it is to ensure relevant staff remain competent for the role.

SUPERVISION:
Where a person is working towards a level of competence they should be supervised by a competent person.

"Grandfathering" may be considered for persons who have 5 years or more experience in a similar role at a senior level. Before allowing
Grandfathering, the FSC may seek additional reassurance to ascertain whether the person is suitable to carry out the function. Factors that may be considered by the FSC include the depth of experience and competence.

STAFF TRAINING POLICY
---------------------

STUDY LEAVE:
Study leave may be granted if:
o    the exam is imminent (i.e. within 2 weeks)
o    it is something of benefit to CCL (i.e. it is vocational qualification)
o the person studying takes days which fit in with workflow/colleagues and makes sure line manager(s) are kept informed.

EXAMINATIONS:
o Course material may be paid for by the Company initially at the discretion of a director.
o    The Company may pay for examinations, at the discretion of a director
o Any extra costs incurred i.e. charge for examination being rescheduled will be paid for by the individual.

TRAINING COURSES/SEMINARS:
o    All costs incurred may be paid for by the company with prior approval.
o Courses/Seminars attended without prior approval will not be paid for and the individual will not be reimbursed at a later date.

4.   EMPLOYEE DUTIES AND RESPONSIBILITIES
     ------------------------------------

SERVICE AS A DIRECTOR
---------------------
INFORMATION LINK : Guidance Notes on the responsibilities and duties of
                   ----------------------------------------------------
directors under the laws of the Isle of Man
-------------------------------------------

No employee shall serve on the Board of Directors of a publicly-traded company (other than Charlemagne Capital Limited ("CCL"), its subsidiaries and affiliates, including investment companies advised by CCL) without prior written approval of CCIOM's Managing Director or CCL's CEO, based upon a determination that the board service would be consistent with the interests of Clients and that adequate procedures exist to ensure isolation from those making investment decisions. If an employee serves as a director of a private company which proposes to become publicly traded, the employee must seek written approval of CCIOM's Managing Director or CCL's CEO, to continue to serve as a director, or resign based upon a determination that the board service would be consistent with the interests of Clients and that adequate procedures exist to ensure isolation from those making investment decisions.

FOUR EYES CONTROL
-----------------
INFORMATION LINK APPENDIX C6
                 -----------

o The code lays down several fundamental requirements, perhaps the most important of which is the requirement for the business of licenceholders within categories 2 to 4 to be conducted on a day-to-day basis by at least 2 individuals (the "four-eyes" principle). The FSC must be satisfied that the individuals proposed to fulfil the four-eyes requirement are competent and that they are people of integrity.
o The concept of four-eyes control seeks to prevent the day-to-day management of a licenceholder and its affairs being carried on under the influence of a dominant individual, whether that person is an owner, controller or a director.
o The "Four Eyes" in respect of CCIOM's Investment Business Licence are Rebecca Taylor and Malcolm Sargeant.

5.   HANDLING CUSTOMER COMPLAINTS (COB 6.8) Conduct of Business
     ----------------------------------------------------------

In accordance with the FSC Conduct of Business Regulatory Code it is required that CCIOM have a formal Internal Complaints Procedure and maintain records of all complaints received, our reply and any further correspondence, the manner in which they are resolved and any remedial action taken.

As a matter of good business practice and management, we have general complaint handling procedures to enable the fair, prompt and effective handling of complaints. All relevant employees must be aware of these procedures, which are stated below, and must act in accordance with them.

a. All oral or written expressions of dissatisfaction, no matter how trivial, about any person employed by the Company or any aspect of our activities must be reported to Compliance.
b. The Compliance Officer in conjunction with the Group's Chief Operating Officer shall promptly determine the appropriate action, if any, for dealing with the complaint. It is good practice that all complaints, unless deemed trivial be logged. Any relevant correspondence should be kept with the Complaints log on the Complaints File.
c. The decision will be taken as to whether a complaint is of such significance that it warrants immediate reporting to the Board. In any event, all logged complaints should be reported to the Board in writing via the standard compliance reporting process.
d. Notwithstanding the above, any complaint not resolved within 2 months from the date of receipt, must be reported to the Board.
e. If after a viable response has been sent to a complainant or potential complainant in efforts to resolve the issue and no further correspondence is received within 2 months post initial response being sent, the matter will be considered resolved and therefore the issue closed on file.

As a licensed institution CCIOM will do their best to make sure that enquiries or complaints are dealt with promptly and efficiently.

The FSC does not have a role to arbitrate in a dispute between a client or investor and licence-holder, or to recommend or enforce any compensation award. Normally such disputes are of a commercial or service nature, and it is for the parties concerned to resolve between themselves. In circumstances whereby issues can not be resolved, the Isle of Man has introduced a Financial Services Ombudsman scheme. Further details on this can be sought from the Isle of Man Government Office of Fair Trading and any complainant dissatisfied with the resolution of any issue should be made aware of this service.

Additionally, any complaint can be referred to the FSC once the usual complaint procedure has been exhausted.

ANY COMPLAINTS RECEIVED IN RELATION TO MARKETING ACTIVITIES WILL BE THE RESPONSIBILITY OF CCUK BUT ANY RECEIVED IN RELATION TO INVESTMENT WILL BE THE RESPONSIBILITY OF CCIOM.

6.   RULE BREACHES
     -------------
     *Advisers Act Rule 204A-1 and Rule 206(4)-7

o Immediately on becoming aware of a breach, or of any alleged breach, no matter how trivial, it must be reported to the Compliance Department.
o The Compliance Department is responsible for prompt resolution of the breach and for ensuring receipt of details which should be provided, recorded on a Breach Form (see Appendix 1).
o Consideration will be given to the causes of the breach and to whether there are ways in which procedures could be improved or strengthened in order to prevent recurrence of the breach.
o It will be for the Compliance Officer in conjunction with management, to decide the seriousness of any particular breach and whether it is of a magnitude or nature which requires reporting to the FSC.
o Should any employee become aware of any matter about which he believes the FSC might reasonably wish to be notified, that matter must immediately be reported to the Compliance Officer or, in their absence, the Group's Chief Operating Officer.
o    All breaches must be logged and filed appropriately.

SHOULD ANY EMPLOYEE BECOME AWARE OF ANY MATTER ABOUT WHICH HE BELIEVES THE FSC OR SEC MIGHT REASONABLY WISH TO BE NOTIFIED, THAT MATTER MUST IMMEDIATELY BE REPORTED TO THE COMPLIANCE OFFICER OR, IN HIS/HER ABSENCE, TO A DIRECTOR.

7.   PERSONAL ACCOUNT DEALING
     ------------------------

PERSONAL TRANSACTIONS
---------------------

It is integral to our culture that we prevent our personnel and those of firms to whom services have been outsourced (if this was applicable to CCUK) undertaking personal transactions that may give rise to a conflict of interest, insider dealing or a breach of confidentiality by virtue of an activity carried out on our behalf for client funds, including information relating to pending client fund orders. The following procedures, which combine the FSA requirements with our own internal procedures, must be followed to the letter.

* As described below, additional personal transaction related requirements are set forth in the Code of Ethics, which is attached hereto as Appendix 7.
                                                             ----------

o The prior consent of the Compliance Officer, Group, CCIOM or CCUK (as relevant) director is required for all personal transactions except for investment in UCITS schemes and other EEA schemes with a similar level of risk spreading (where we are not involved in its management), personal transactions effected under a discretionary portfolio management service, where there is no prior communication to the manager and personal transactions in life policies.
o Prior consent must be sought using the PA Dealing Approval Form (see Appendix 3) which must be signed by both the employee seeking approval
     ----------
     and the Compliance Officer / Director approving the transaction. We keep a record of each personal transaction notified to us whether or not approved.
o    These obligations apply in relation to a single personal transaction, or the commencement of successive approved personal transactions, that are carried out by the same person. If the instructions for successive personal transactions are changed a new approval will be required.
o An approval to transact granted as above will be valid for 24 hours only after which it will lapse and a further request should be made for approval.
o Once a transaction is approved and executed, a copy of the PA Dealing Notification Form and a copy of the contract note must be provided to Compliance as soon as reasonably practicable.
o Modifications to the above requirements and restrictions may be allowed under exceptional circumstance on a case-by-case basis but only where there would be no possible conflict with the interests of the client funds.
o For the avoidance of doubt, the above procedures apply in relation to transactions in all forms of "designated investment" as defined in the FSA Handbook.
o Employees must be aware that if an employee is precluded from entering into a transaction for his own account he must not (except in the proper course of his employment): Procure any other person to enter into such a transaction, or communicate any information or opinion to another person if he knows or ought to know, that the person will, as a result, enter into such a transaction, or counsel or procure some other person to do so.
o All personnel must submit an itemised disclosure of all personal securities held on commencement of employment. All personnel are also required to complete a Personal Account Dealing Declaration form (Appendix 2) which permits the Compliance Department to reconcile records
      ----------
     held with the designated broker at any stage.
o The Compliance Department review all personal account dealing as each personal account dealing form is submitted to them, the results of such reviews are summarised in a report.
o Employees purchasing or trading in stocks also held by client fund/s is not encouraged. An employee must not purchase or sell stock also held by any of the funds ahead of any transactions to be carried on the funds' behalf. Clear time separation must be apparent (at least one day) and each situation will be assessed carefully on a case by case basis.
o Exceptions to the above requirements and restrictions may be granted under exceptional circumstance on a case-by-case basis but only where there would be no possible conflict with the interests of the Funds.

*ADDITIONAL PERSONAL ACCOUNT DEALING PROCEDURES
-----------------------------------------------

(RELATING TO THE INVESTMENT COMPANY ACT OF 1940 (THE "1940 ACT")(RULE 17J-1) AND THE ADVISERS ACT (RULE 204A-1))

All employees are subject to the Code of Ethics, which is attached as Appendix
                                                                      --------
7. The Compliance Officer shall ensure that CCIOM's Form ADV describes the
-
Code in Schedule F of Part II and offers to provide a copy of the Code to any client or prospective client upon request.

(It is to be noted that any transaction via EBT/Sanne Trust will not require pre-approval unless there is potential for a conflict of interest e.g. investments also held by client funds or investments in CCL.)

DEALING IN CCL SHARES:

There are certain parameters employees are expected to follow regarding dealing in CCL shares.

CCL shares are like any other shares in that the above pre-clearance rules apply. However, CCL differs from other companies in that employees may come in to contact with potentially price sensitive information, at least to some degree. As a result of that, we have to observe "closed" periods when we cannot deal. Normally these cover a period immediately prior to the announcement of results but could be announced at any time if the board thinks that there is sufficient unpublished and material information not in the public domain.


Nevertheless, because of the risk that the company might be accused of allowing staff to deal on short term considerations, a minimum holding period is imposed on CCL stock of three months before permission will be given for the stock to be sold again. For example, if you were given permission to buy and did so 30 May, then you would not be given permission to sell until after 30 August. If this was within a closed period, you would actually be unable to deal until after the end of the closed period. For the avoidance of doubt, where shares have been purchased on more than one occasion, it is the latest date which will be used to measure the three month period. Similarly, it is not expected that any employee will be given permission to buy shares if they have sold any within the past three months.

DEALING IN AIM LISTED MANAGED COMPANIES:

o Dealing is restricted by AIM rules in the 2 month period before financial results are announced.
o At all other times, because the NAV is published monthly and this is price sensitive information, no personal dealing will be approved in the two weeks in each month before the announcement of the monthly NAV; this means that dealing will always be restricted to the 2 weeks following the announcement of the NAV, when permission should be sought in accordance with the usual procedures.

8.   INDUCEMENTS FSC (COB 2.5)
     -------------------------
     INFORMATION LINK Conduct of Business
                      -------------------

The making or receiving of gifts or entertainment to or from any party the size or importance of which could be held to be an inducement or to influence our or the other party's judgement in the placing of business or the taking on of Clients is prohibited. If you have any doubts about the propriety of giving or receiving a particular gift or entertainment you should consult the Compliance Officer. A gift register is maintained recording where this process has been undertaken. Staff will be asked at the end of each quarter to notify Compliance if it is the case that an individual has actually received a gift of this nature.
o As a general rule we should be modest in our entertaining and not give or receive gifts except for souvenirs of small value.
o We must never allow any broker or counterparty to assist financially in the resolution of any Dealing/Business Error unless the error was clearly their responsibility.
o    We must follow the inducements policy set out below.
o The Compliance Officer must be notified of any offer, suggestion, arrangement or other matter or proposal put to you by any person whom you feel is or may be an inducement or which may be or may be viewed or construed as an inducement.

o Inducements/Gifts shall be taken to mean gifts, entertainment and other forms of benefit or potential inducement.
o Personal gifts and other benefits should only be offered or accepted where they are clearly reasonable in the circumstances.
o There should be an existing relationship between CCIOM and any person offering or receiving a gift.
o Notwithstanding the above, all gifts offered by CCIOM employees must be approved by a director.
o All gifts in excess (pound)100 offered or received by any one person must be recorded on a Gifts Form (see Appendix 4).
o Any gift received by any single person which is, or appears to be, of a value in excess of (pound)250 must, where possible, be pre-approved by a director. Otherwise, such gifts must be immediately reported to a director.

9.   RECORD KEEPING (COB 8)
     ----------------------

o Note that there are prescriptive record keeping requirements under the FSC's Codes and Advisers Act Rule 204-2 whereby we must maintain detailed, signed and dated records of such things as organisation charts and employee responsibilities, management accounts, dealing/trading, valuations, reconciliations, correspondence and compliance records. All these details will be suitably filed.
o The Compliance Officer shall be responsible for the CCIOM record keeping policy and procedures and his approval is required before any files or records, including computer records, are destroyed. As a general rule, all company and client records will be kept for a minimum of 6 years, see Attachment 4 (*Also, in accordance with Rule 204-2 under the Advisers
     Act)

10.  SECURITY
     --------

VISITORS
--------

Employees are responsible for their visitors. Under no circumstances should visitors be allowed to enter or use CCIOM's office unattended. All visitors are expected to sign in and out.

ACCESS TO COMPUTER SYSTEMS
--------------------------

Strict precautions are necessary to protect the integrity of the company's computer systems and the information stored. Employees are therefore required to observe strictly any instructions and procedures relating to access to computer systems which may be issued to them. An employee who has been allocated a password which permits access to any of these systems must not divulge that password to another employee nor should an employee use another employee's password.

CONFIDENTIAL PAPERS
-------------------

Always lock away confidential papers at night and take appropriate security precautions when leaving your desk unattended during the day.

11.  E-MAIL POLICY - USAGE
     ---------------------

o    Personal e-mails should be kept to a minimum.
o The content of e-mails should always be appropriate, should not be illegal, obscene, defamatory, sexually or racially offensive or contain confidential material.
o Copies of incoming and outgoing work related messages should be maintained on disk and archived regularly. As an alternative in certain circumstances, in hard copy form.
o Staff should be vigilant of unexpected documents because of the risk of viruses. The IT department should be contacted in such cases.
o Charlemagne reserves the right to monitor employees e-mail to ensure compliance of procedures.

12.  DATA PROTECTION
     ---------------

*PRIVACY POLICY AND PRIVACY NOTICES

We are committed to protecting the confidentiality and security of consumer, customer and form customer information that we collect and will disclose such information only in accordance with Regulation S-P (17 CFR Part 248.30)), or other applicable law or regulation. Under Regulation S-P, we must provide an initial privacy notice to our customers at the time the advisory relationship is established and annually thereafter and provide an initial privacy notice to its "consumers" before it discloses non-public personal information.

Consumers. A "consumer" is an individual who obtains from an adviser financial products that are to be used primarily for personal, family or household purposes, such as one-time investment advice. We must provide an initial privacy notice to its consumers before we disclose the consumer's non public personal information to a non affiliated third party (other than as necessary to process consumer transactions). We are not required to send a privacy notice to consumers if we disclose non public information about its consumers to third parties only pursuant to certain exceptions. We may satisfy the initial notice requirement by sending a "short form" notice that explains how the consumer may obtain the adviser's privacy notice.

Customers. A "customer" is a consumer who uses the product or service of the Adviser on an on-going basis (such as receiving continuous investment advice). We must provide an initial privacy notice when CCUK establishes the customer relationship (such as when an investor enters into an advisory contract) and annually thereafter.

The initial and annual privacy notices must contain the following information:
o    categories of non public personal information collected by us;
o    categories of non public personal information disclosed by us;
o categories of affiliates and non affiliates to whom we disclose the non public personal information;
o categories of non public personal information about former customers disclosed by us and the categories of affiliates and non affiliates to whom it is disclosed;
o if non public personal information is disclosed to third parties, an explanation of the right to "opt-out" of such disclosure; and
o a general description of our policies and practices with respect to protecting the confidentiality and security of non public personal information.

The initial privacy notice will be delivered with Part II of CCIOM's/CCUK's Form ADV, the investment advisory agreement for separate accounts or subscription agreement for private investment vehicle investors that is given to customers at the start of the advisory relationship.

A copy of our Privacy Notice (or policy on data, security and integrity) is detailed in Attachment 5. As reflected in our Privacy Notice, we have adopted policies that address the administrative, technical and physical safeguards for the protection of customer records and information. The policies are based upon a risk assessment of internal and external risks to the security, confidentiality and integrity of customer information. We have taken reasonable steps to ensure that our service providers maintain sufficient customer information safeguards. For example, all contracts with service providers require their assurance that they have implemented and will maintain customer information safeguards.

(e)  *DISPOSAL OF CLIENT FUND DATA

We will take reasonable measures to protect against unauthorized access to or use of client data in connection with its disposal.

(f)  PROVISIONS IN RELATION TO THE PROCESSING OF DATA

o The employee must have given explicit consent to the data being processed and have been given a description of the use to which it is being put;

o The prepared form of the data and to whom it is being disclosed should be made available on request. A fee can be charged in order to make this available (up to (pound)10);
o An employee can make a written request to the employer asking not to process personal data if it is felt it will cause damage or distress. The employer must respond within 21 days that he has complied or given reasons as to why such a request is unjustified;

     The employee has a right to compensation in relation to inaccurate or unauthorised data which has caused damage distress.

COMPANIES ACT (VARIOUS)
-----------------------

Employees must be aware that information as to shareholders of any company is confidential information. Any information held on CCIOM's database must be protected. Security measures i.e the inclusion of (a) password protection, (b) authorised usage, (c) set procedures for export to laptops etc must be adhered to at all times. It is incumbent upon CCIOM to ensure that only authorised users have access to client information, contacts etc.

CLIENT DATA
-----------

It is likely that from time to time authorised employees may store certain Client Database information. This information must be used strictly for CCIOM or CCL Group business only. All authorised employees must ensure that they are fully aware of the terms and conditions of their employment contract regarding Client Data. If in any doubt the Compliance Officer must be contacted.

13.  ELECTRONIC TRANSACTIONS ACT 2000
     --------------------------------
     INFORMATION LINK http://www.dms.dpc.vic.gov.au/sb/2000_Act/A00695.html
                             ----------------------------------------------

Whilst this legislation permits the use of scanned documents to be considered as the originals in legal proceedings, this remains untested in court. It is therefore company policy to retain hard copies of any agreements entered into albeit that these copies be retained offsite.

14.  NOTE PAPER, BUSINESS CARDS AND ADVERTISEMENTS
     ---------------------------------------------

All business letters, business cards, advertisements and any other publication or stationery where the company's name appears must indicate clearly that the company is "Licensed by the Isle of Man Financial Supervision Commission for Investment and Corporate Service Provider business".

Any stationery must be proof read by the Compliance Department before printing.

15.  CLIENTS MONEY (CM 1.2)
     ----------------------
     INFORMATION LINK Clients' Money
                      --------------

One of the main purposes of this code and the Regulations is to provide for the protection of clients' money in the event of the insolvency of the licenceholder, i.e., to ensure that a liquidator is unable to claim clients' monies as part of the general assets of the licenceholder. Thus, a fundamental requirement is that clients' money should at all times be held in segregated and properly designated accounts on trust for the investor. The FSC requires bankers to provide confirmation that monies held in such accounts are not subject to any charge or lien, right of set-off, etc.

CCIOM will not accept Client's money or assets belonging to Clients. If anyone with whom CCIOM has business dealings sends money or any other asset to us, it should be returned with an explanation that CCIOM is not authorised to accept Client's money. Any such incident should be referred immediately to the Compliance Officer or in his absence a director.

CUSTODY
-------
INFORMATION LINK Clients' Investments
                 --------------------

It is not the Company's policy to provide, appoint or recommend custodial services for its Clients. Custodians are chosen by the Clients and named in the Client Customer Agreement. The Custodian or its designate holds all Client assets.

* CCIOM must ensure that all such Custodians are Eligible Custodians as defined in the Clients' Investments Regulatory Code and if CCIOM has or is deemed to have direct or indirect control over client assets, and, accordingly, has custody of client assets, client securities and funds must be held by "qualified custodians" as defined in Rule 206(4)-2, and CCIOM must comply with the other requirements of the rule. (Advisers Act Rule 206(4)-2). Examples of circumstances in which CCIOM will have custody of client assets include (i) if CCIOM calculates its advisory fee, bills the custodian and the custodian automatically deducts fees from client accounts (through arrangements with clients and the qualified custodian), (ii) if CCIOM or an affiliate is a general partner of a limited partnership or managing member of a limited liability company, or holds a comparable position for another type of pooled investment vehicle (each, a "Pool"), and (iii) if CCIOM or an affiliate is a trustee of a trust for the benefit of a client. If personnel of CCIOM inadvertently receive securities or funds from a client, such personnel should advise the Compliance Officer and return the securities or funds to the client promptly, which in any event must be within 3 business days of receipt.

If CCIOM has custody of client assets within the meaning of Advisers Act Rule 206(4)-2, in addition to ensuring that client assets are maintained with a qualified custodian, either CCIOM or the custodian must send quarterly statements to the client identifying all assets and reflecting all transactions in the account during the quarter, including the deduction of fees. There are exceptions from certain reporting provisions of Advisers Act Rule 206(4)-2, if the client is a Pool that provides audited financial statements to its investors that have been prepared in accordance with U.S. generally accepted accounting principles within 120 days after the end of the Pool's fiscal year. There are other exceptions from the Rule that may apply. The Compliance Officer will be responsible for monitoring client arrangements to determine whether CCIOM has custody of client assets and for compliance with the SEC Rule if necessary.

If CCIOM or an affiliate is a trustee of a trust for the benefit of a client, the person or persons so appointed will notify the Compliance Officer to ensure compliance with applicable rules. (Advisers Act Rule 206(4)-2).

Only persons authorised to trade for a client's account may do so. The Compliance Officer will monitor client accounts to ensure that only authorised persons trade for client accounts.

16.  CUSTOMER AGREEMENTS (COB 5.1)
     -----------------------------
     (Also see Sub-section 21 below)

o It is a requirement of the FSC that a written agreement which sets out the basis on which the Firm's services are provided should be entered into for each Client. Before we commence business with any Client we must ensure that such an agreement has been provided and that it incorporates the FSC requirements.
o The Clients of CCIOM are the Funds, not the underlying investors of the Funds. The Funds should be deemed expert in their field. They are non-private Clients fully conversant with the risks involved. The services provided are an investment advisory service and settlement provision.
o CCIOM either acts as the Investment Manager or Sub-Investment Manager to our Client Funds.
o It is the Investment Management Agreement and Prospectus which includes the FSC's requirements concerning the provision of information relating to the service provided to the Fund whether between CCL or CCIOM and the Fund with the sub-Investment Management Agreements between CCL and CCIOM when necessary.

17.  GENERAL MARKETING RESTRICTIONS; USE OF SOLICITORS AND MARKETERS
     ---------------------------------------------------------------

o The marketing and financial promotions rules and procedures apply only to persons authorised by CCUK to communicate with potential investors.
o CCIOM is only permitted to market to an entity which holds an Investment Business Licence as granted under Section 3 of the Investment Business Act ("IBA") 91-93 or such other class of 'permitted person' pursuant to
     Section 5 of the IBA or to persons whose ordinary business is involved in the acquisition and disposal of property of the same kind as the property or a substantial part of the property to which the scheme relates (the word property is undefined although it has been defined by an officer of the FSC to mean "assets").
o All requests for information, whether received by telephone, email or in writing should be referred to CCUK's Marketing Department.
o * Before CCIOM enters into any arrangement where it will pay a cash fee, directly or indirectly, to a solicitor or marketing agent for referring new clients to CCIOM, the Compliance Officer must review the arrangement and ensure that it complies with applicable rules. (Advisers Act 206(4)-3). It is the SEC staff's view that the conditions of Advisers Act Rule 206(4)-3 must be met with respect to solicitation arrangements for investors in a private pooled vehicle.
o * All solicitation and marketing arrangements with third parties must be in writing and disclosed to clients in CCIOM's Form ADV or otherwise. In addition, the solicitor must provide a written disclosure statement to potential clients describing the solicitor's compensation arrangements with CCIOM. An acknowledgment from the client that it has received such disclosure must be maintained by CCIOM. (Advisers Act Rule 206(4)-3).
o * The Advisers Act regulates the CCIOM's advertising practices and sets forth a general prohibition preventing CCIOM from, directly or indirectly, publishing, circulating, or distributing any advertisement that contains any untrue statement of a material fact or that is otherwise false or misleading. (Advisers Act Rule 206(4)-1).
o * An advertisement is defined to include any notice, circular, letter or other written communication addressed to more than one person or any notice or announcement in any publication or by radio or television that offers any analysis, report, or publication regarding securities, any graph, chart, formula or other device for making securities decisions, or any other investment advisory services regarding securities. This broad definition generally encompasses seminar and telephone scripts, any form letter and the written material in booklets used by advisers for presentations to prospective clients. (Advisers Act Rule 206(4)-1(b)).
o * While all advertisements are to be brought to the attention of the Compliance Officer, special areas of concern in advertisements include:
     (i) testimonials of any kind; (ii) use of performance information, (iii) selective disclosure of recommendations or portfolio holdings, including past specific recommendations; (iv) the offer of a free service, report or analysis; (v) use of the term "investment counsel"; (vi) reference to any recommendation or approval by the SEC of the Adviser; and (vii) reference to any device, formula, chart or graph that may assist someone in making investment decisions. In addition, except in limited circumstances, all past performance must be presented net of all fees and expenses.

18.  ANTI-MONEY LAUNDERING (COB 6.1, SECTION 9 IBA)
     ----------------------------------------------
     http://www.gov.im/fsc/handbooks/guides/aml/?guide=aml
     -----------------------------------------------------

Senior management must take reasonable care to establish and maintain systems and controls for compliance with its regulatory obligations and to counter the risk that it might be used to further financial crime.

o The officers and employees of CCIOM will be diligent in ensuring that the source of Client's Funds is known and that we comply in full with the Money Laundering Regulations of the Isle of Man.
o Since 1996 it has been an offence on the Isle of Man to fail to disclose knowledge or suspicion of drug money laundering. As of 1st July 1998 the Criminal Justice (Money Laundering Offences) Act 1998 extended this. The offence of failing to disclose is now extended to terrorism. The 1998 Act is aimed solely at identifying the laundering of criminal proceeds. The 1998 Act does not make it an offence to fail to disclose on "all crimes" but does make it an offence to assist another to Retain the Benefit of Criminal Conduct. Defences to money laundering offences are provided when a disclosure is made. Further development of the procedures required to ensure money laundering prevention has been encapsulated in the Anti-Money Laundering Code of 1998, the amended code of 99 and New Criminal Justice Act of 2000 and tighter FATF recommendations in the light of the terrorism attack on the World Trade Centre of 11 September 2001.

ACTION TO BE TAKEN ON SUSPICION OF MONEY-LAUNDERING
---------------------------------------------------

o The CCIOM Money Laundering Reporting Officer ("MLRO") is the Compliance Officer and in his absence a fellow director will act on his behalf in conjunction with the Compliance Department. If you have suspicions of money laundering as a result of drug trafficking, terrorism or criminal conduct the Financial Disclosure form (Appendix 6) should be completed and submitted to the MLRO/Compliance Department.
o If at any time an employee has reason to believe that an investor is being used for or is involved in Money Laundering activities, the procedures outlined below should be followed closely.
o Under no circumstances should the fact that you suspect money laundering be conveyed to the other party; this could be construed as giving assistance to the suspect - in itself a criminal offence.
o    Complete the conversation in a normal and friendly way.
o If you are suspicious, report your suspicions immediately to the MLRO and follow the instructions in relation to that person with respect to any further contacts with the suspect. The MLRO will then decide whether to make a report to the Isle of Man Constabulary. He will be responsible for all further action.

Money laundering covers more than the depositing of the proceeds of drug trafficking; it also covers any money or financial asset or financial transaction originating from any criminal activity. Please note that failure to report the suspicion of money laundering will be considered as a breach of the Firms compliance procedures. Staff will note that there is a clause in their employment contract which permits dismissal by the Firm if such a breach is determined.

AWARENESS OF AND TRAINING OF STAFF
----------------------------------

Employees must be made aware of and receive regular training at least once in every 12 month period about their own responsibilities, the identity and role of the MLRO, the law relating to money laundering and the potential consequences for any breach on a continuing basis. This training for example, may consist of external/internal presentations, organised external courses, online training.

Training records should include when anti money laundering training was given, details of training provided and confirmation of training actually being undertaken/received e.g. staff sign-off, certification etc.

MONEY LAUNDERING REPORTING OFFICER
----------------------------------

Responsibilities of the MLRO:

o Receiving internal reports of suspected money laundering from within the firm;
o    Reporting to IOM FCU/NCIS if UK;
o    Obtaining and using national and international findings;
o Overseeing adequate arrangements within the firm for money laundering awareness and training, and
o Making annual reports to senior management about money laundering compliance.

IT SHOULD BE NOTED THAT ASPECTS OF THE ANTI MONEY LAUNDERING RULES AND REGULATIONS PLACE SPECIFIC RESPONSIBILITIES ON INDIVIDUALS, AS WELL AS ON CCIOM. IT IS THEREFORE VITAL THAT ALL EMPLOYEES ARE FULLY FAMILIAR WITH THE DETAIL OF OUR PROCEDURES AND THE APPLICATION OF THESE TO THEIR SPECIFIC ACTIVITIES. IN THIS REGARD, YOU SHOULD EACH HAVE A DETAILED KNOWLEDGE OF THOSE ASPECTS OF THE PROCEDURES APPLICABLE TO YOUR AREA OF WORK.

19.  CUSTOMER IDENTITY CHECKING REQUIREMENTS - KYC (COB 6.1)

WHO IS OUR CLIENT?
------------------

o The Clients' of CCIOM are the Funds with whom we enter into investment management/advisory agreements. It is incumbent on us to identify the controllers of these funds i.e directors. CCIOM therefore undertakes to prove the identity of the person both as body corporate and underlying individual directors.

o All fund directors are identified by obtaining certified copies of their passports, this identity is verified by obtaining a utility bill with the addresses of their main residence. There may be occasions when a utility bill is unavailable at which time an alternative item will be requested as listed in the Anti Money Laundering Guidance Notes. The necessary identification and verification documents will be certified at the time of inspection. Mobile phone bills, healthcare membership statements, TV Licence letter, Club Memberships etc are not suitable for verifying the identity of individuals. The necessary identification and verification documents will be certified at the time of inspection.
o The identity of the fund is determined by obtaining a certified copy of the Memorandum and Articles of Association and a copy of the Certificate of Incorporation.
o The beneficial owners of the funds for which we undertake investment advice are the underlying shareholders. CCIOM is reliant in the checks undertaken by the registrar on behalf of the fund in relation to the identity of the investor and also of the adherence of the Financial Action Task Force ("FATF") principles of the introducer of such business. CCIOM along with any other applicable CCL Group entity has agreed to assist the registrar in this process.

As investors in the Funds are clients of the Funds, the identification requirements are not applicable directly to us. The responsibility of identifying these investors falls with the Registrar. For the purposes of activities undertaken by CCUK, in the case of other Customers, the requirements are as follows:

(a)  IDENTIFICATION OF THE CLIENT - SEGREGATED ACCOUNTS

o We should not carry out relevant regulated activities for a client unless we have taken reasonable steps to check the client's identity.
o No investment agreement will be entered into unless the client is able to provide adequate documented evidence of identity. The Compliance Officer will determine, in accordance with the Rules, what constitutes adequate evidence of his/its identity and his ruling on such matters shall be final.
o If detailed evidence of identity cannot be obtained, we may consider each potential client relationship on a case-by-case basis in conjunction with the MLRO. Note that where the client appears to be acting on behalf of another, there is an obligation to obtain sufficient evidence of both their identities.

(b)  EXCEPTIONS

Evidence of identity requirements do not apply if:

o The client is a credit institution or financial institution covered by the Money Laundering Directive (i.e. authorised in EU or equivalent countries):
o The client is introduced by a UK, EU or equivalent credit or financial institution that has confirmed that it has verified the client's identity.

Go to website for relevant countries: http://www1.oecd.org/fatf/NCCT_en.htm

20.  DISCLOSURES

* FORM ADV
----------

CCIOM must complete and maintain an accurate Uniform Application for Investment Adviser Registration ("Form ADV"). Form ADV consists of Parts 1 and II and a series of Schedules. CCIOM has filed Part 1 of its Form ADV ("Part 1") with the SEC via the Investment Adviser Registration Depository ("IARD"), and maintains a copy of Part II of Form ADV ("Part II") in CCIOM's files. (SEC Rule 203-1). CCIOM is responsible for maintaining the accuracy of the information in its Form ADV. CCIOM is required to amend its Form ADV at least annually, within 90 days of its fiscal year end, and more often as required by the instructions to the Form ADV. (Advisers Act Rule 204-1).

* THE BROCHURE RULE
-------------------

CCIOM is required to furnish to each of its advisory clients and prospective advisory clients (including investors in private investment vehicles), a written disclosure statement (the "Brochure"). This obligation may be satisfied by delivering either (i) a current copy of Part II or (ii) a written document containing at least the information required by Part II. CCIOM has the option of delivering the Brochure to an advisory client or prospective advisory client either (a) not less than forty-eight (48) hours prior to entering into1 any written or oral investment advisory contract with such client or prospective client or (b) at the time of entering into any such contract, if the advisory client has a right to terminate the contract without penalty within five (5) business days after entering into the contract. (Advisers Act Rule 204-3).

CCIOM also is required, on an annual basis and without charge, to deliver or offer in writing to deliver, to each of its advisory clients, an updated and revised Brochure. (SEC Rule 204-3). The timing of the offer or delivery is not, however, dictated by the Advisers Act or by the anniversary dates of each advisory contract. If CCIOM receives a written request for the Brochure from any advisory client, CCIOM must mail or otherwise deliver the Brochure to the requesting advisory client within seven (7) days of the request.

* DISCLOSURE OF FINANCIAL AND DISCIPLINARY INFORMATION
------------------------------------------------------

CCIOM is obligated to disclose to clients all material facts with respect to
(i) a financial condition of CCIOM that is reasonably likely to impair the ability of CCIOM to meet contractual commitments to clients; or (ii) a legal or disciplinary event that is material to an evaluation of CCIOM's integrity or ability to meet contractual commitments to clients. (Advisers Act Rule 206(4)-4). Each of the foregoing events is referred as a "Disclosure Event".

Senior management and other employees have an obligation to inform the Compliance Officer of the occurrence of a Disclosure Event or any other event that might require disclosure to clients or disclosure on Form ADV.

If a Disclosure Event or other disclosable event is reported to the Compliance Officer, the Compliance Officer will prepare the necessary disclosure and ensure that it is appropriately disseminated.

* CLIENT REPORTING
------------------

CCIOM's policies regarding the periodic statements and/or reports that will be delivered to CCIOM's clients (including clients that are investors in private investment funds) are set forth in Item 11 of Part II. The Compliance Officer will ensure that these reports are sent to clients in accordance with such policies.

21.  INVESTMENT ADVISORY CONTRACTS

The Compliance Officer must review each advisory contract entered into with clients ("Advisory Contract"). The Compliance Officer must also review the form of Advisory Contract (if any) entered into with pooled investment vehicles managed by CCIOM or its affiliates. CCIOM employees will provide the Compliance Officer with a copy of each new Advisory Contract prior to execution.

* Before an Advisory Contract is executed on behalf of CCIOM, the Compliance Officer will confirm that the contract includes the following provisions and an assignment clause providing that CCIOM may not "assign" the agreement without the client's consent. (Advisers Act Section 205(a)(2)). Among other things, the Advisory Contract should:

o set forth CCIOM's authority (discretionary or non-discretionary) over the client's account;
o    describe the duties to be performed by CCIOM;
o identify the client's investment objective, guidelines and any account restrictions;


-------------------------------
1 The term "entering into" in reference to an investment advisory contract is defined in Advisers Act Rule 204-3 to exclude an extension or renewal without material change of any advisory contract that is in effect immediately prior to such extension or renewal.

o    specify CCIOM's compensation and the manner of payment;
o    include provisions for terminating the contract; and
o contain the client's acknowledgement of receipt of Part II unless another written acknowledgement of receipt previously has been signed by the client.

Whenever the client's investment objectives, guidelines or restrictions or any other term of an Advisory Contract has changed, the Advisory Contract should be amended to reflect the changes.

The Compliance Officer will also confirm that the advisory contract does not contain any of the following terms:

o Limitation of Liability ("Hedge Clauses") - An Advisory Contract may not require that the client waive any rights against CCIOM that the client has under the federal securities laws.
o Termination Penalties - An Advisory Contract may not impose a penalty on the client for terminating the contract or the services of CCIOM.

22.  VALUATION
Client account assets must be valued for all purposes in accordance with CCIOM's procedures regarding valuation set forth as Attachment 7 (Statement of Procedures for the Valuation of Portfolio Securities) .If an employee believes that the existing valuation procedures do not provide for an accurate valuation of a particular asset or class of assets in a client's account, he or she must report this matter immediately to the Compliance Officer.

23.  * INVESTMENT ADVISORY FEES

Investment advisory fees should be accurately described in the Form ADV and documented in each client's written contract. Any changes to fee arrangements with a client should be in writing.

The bills and invoices of CCIOM to clients should be reviewed to ensure that all advisory fees are properly calculated.

Performance-based compensation is only permitted in accordance with the Advisers Act and the applicable rules. (Advisers Act Section 205; Advisers Act Rule 205-3). All such arrangements must be reviewed by the Compliance Officer.

Special requirements may apply to prepaid advisory fees and such arrangements must be reviewed by the Compliance Officer.

24.  * PROXY VOTING POLICY AND PROCEDURES

If CCIOM exercises voting authority with respect to client securities, CCIOM is required to adopt and implement written policies and procedures that are reasonably designed to ensure that CCIOM votes client securities in a manner consistent with the best interests of such client. (Advisers Act Rule 206(4)-6). The SEC has indicated that a discretionary investment manager is required to exercise voting authority with respect to client securities, even if the investment advisory agreement is silent on this point, unless the client has specifically retained voting authority.

CCIOM's proxy voting policy and procedures is set forth as Attachment 8 (Proxy Voting Policy and Procedures).

However, with regard to US Global Accolade Funds (Eastern European Fund and Global Emerging Markets Fund), a third party, ISS, are hired to vote any proxies received by the funds, and the voting policy adopted by the funds' board does not give U.S. Global Investors, Inc. (the adviser) the ability to override ISS' voting recommendations.

25.  BUSINESS CONTINUITY AND DISASTER RECOVERY PLAN

The Adviser is committed to providing for its business continuity and disaster recovery in light of the occurrence of any natural or unnatural event that might cause a significant business disruption.

CCIOM's Business Continuity and Disaster Recovery Plan can be obtained from the Compliance Officer.

SECTION 2
---------
INFORMATION LINK Conduct of Business
                 -------------------

(RELEVANT TO DEALING AND SETTLEMENT PERSONNEL)

1.     SEPARATION OF DUTIES
       --------------------

Employees authorised to deal on behalf of the funds must not be responsible for the settlement of that deal. This includes processing of the trade electronically as well as instructions to Custodians. To assist in this the order process is designed to have two distinct and separate front office and back office functions. .The dealers alone are able to input executed orders, allocations and executions. The information input by them is visible to the Settlement Area but on a strictly "read only" basis.

2.     NEW BUSINESS (COB 2.3)
       ----------------------

CCIOM will take all steps to ensure the Client (Fund) is informed of the investments undertaken on its behalf and that there is no misleading misrepresentation. No employee of CCIOM is permitted to approach a prospective Client on behalf of CCIOM or to solicit new business for the firm in any way. Nor is any employee authorised to issue any advertisement or solicitation for business on behalf of CCIOM. Any approach to a new Client will be made by CCUK.

1.     DEALING PROCESS (COB 2)
       -----------------------
       INFORMATION Compliance\Public\CCUK Manuals\CCUK COMPLIANCE AND
                   --------------------------------------------------
       OPERATING PROCEDURES.doc
       ------------------------
       INFORMATION LINK : Compliance\Public\CCIOM Manuals\DEALING PROCEDURES.doc
                          ------------------------------------------------------
       INFORMATION LINK Compliance\Public\CCIOM Manuals\SETTLEMENT
                        ------------------------------------------
       PROCEDURES.doc
       --------------

(a)    DEAL INITIATION
       ---------------
(i) Only portfolio advisers registered with the FSA as Approved Persons or approved as undertaking a "Management Function" by the FSC have any authority to recommend the implementation of an investment decision.
(ii) Prior to the implementation of any investment decision recommendation by a portfolio adviser, the Settlements Department initiate an automated check within the Orders Database which requires checking by the portfolio adviser to ensure the transaction will not breach any client (or internally imposed) investment restrictions.

(b)    DEAL EXECUTION
       --------------
No order shall be placed or transaction executed unless details within the Orders Database have been completed and checked by the portfolio adviser and approval gained by the Investment Manager.

(i)    Best Execution Rules apply at all time. (Also see Sub-section 11 below)
(ii) Any relevant dealing instructions or limitations, such as a price limit, must be recorded within the Orders Database.
(iii) After execution, all remaining fields within the Orders Database must be completed.

(c)    Deal Allocation
(i) Excepting in the case of (ii) below, all actual allocations must be made on the exact same basis as the intended allocation recorded initially.
(ii) Any completed orders (e.g. illiquid stock) where the amount of stock received is too small to be allocated pro rata will be allocated on a demonstrably fair basis and the trader must record the basis of the allocation within the Orders Database as per written procedures.

(d)    INVESTMENT RESTRICTIONS
       -----------------------

(i) When buying up to the investment restriction limit, portfolio advisers can recommend up to within 20 basis points of the restriction but no further for given restrictions e.g. up to 19.8% for 20% and for the 5/40 rule take the sum of securities above 5% to 39.8%.

       o Funds generally do not invest in any other Group managed funds unless this is permitted by the relevant funds investment objectives and restrictions. If so permitted, all reasonable steps must be made to ensure that there is no double charging of management fees. Initial charges of the underlying fund must be waived. With the express approval of the independent directors of the relevant fund(s), a structuring fee may be levied.
       o All transactions must be undertaken in accordance with the applicable investment objectives and restrictions. The management must comply with any other limitations set out in the investment management agreement or, if relevant, which is contained in the relevant explanatory memorandum (prospectus) and company Memorandum and Articles of Association.
       o If a potential investment restriction breach is detected prior to the trade, under no circumstances must the trade be executed but neither should the order be cancelled or altered without the express recommendation of a portfolio adviser. The portfolio adviser must be contacted who in turn will send recommendation of actions to be taken.
       o If anyone becomes aware of any breach of the provisions of the above it must be reported immediately to the Compliance Officer.
       o A file note of the breach, the proposed resolution and details of the resolution as actually implemented must be recorded in the Breaches Register.
       o If a fund investment restriction is breached on no account must a course of action finally be determined by any person other than the Managing Director of CCIOM/Compliance Officer in conjunction with the relevant portfolio adviser. If none of these are available a decision can not be made until one of them is contactable.
              It is important that the monitoring of investment restrictions and the time limit for corrections is demonstrated. In the case of a passive breach, unless a good reason can be established, the manager must sell down within three months. After three months, the passive breach will be come an active breach. Any bona fide breach should be rectified immediately.
       o If a fund is selling to another fund also managed by the Group then evidence of a fair price for both parties should be proven. This is ensured by obtaining independent valuation and documenting this as well as referring to independent directors for their approval relating to the acceptability of the trade.

4.     PROPRIETARY TRANSACTIONS (COB 2)
       --------------------------------

o Transactions in respect of the Company's proprietary account, namely Charlemagne Capital (Investments) Limited ("Proprietary Transactions") may only be carried out following the express authorisation in writing of CCIOM's Managing Director. Investment by the company or any of its affiliates in Group Funds, whether by way of subscription on the launch of a new fund or by purchase or CCIOM's Managing Director may, only approve sale through a market maker, on a case-by-case basis. All proprietary transactions are subject to the investment guidelines determined by the Directors.
o Proprietary Transactions may be carried out in respect of any securities which are (or will be) held by any of the funds, subject in all cases to transactions in respect of the funds taking priority. The overriding principle is to ensure that the funds are treated fairly in the circumstances appropriate to the relevant stock and the relevant market. In particular, if orders for the funds and Proprietary Transactions are filled by near simultaneous orders, the fund's transactions must take priority and, if the orders are filled at different prices, the better prices should be allocated to the funds. Priority of allocation shall always be given to the funds when the near simultaneous orders are not completed in full.
o Proprietary Transactions may not be carried out ahead of any transactions to be carried out in respect of the funds. Where the Company or any of its affiliates and a fund has co-invested in the same stock, the Company or its affiliate will only dispose of its proprietary holdings following, or together with, the fund disposing of its holdings, unless the relevant Portfolio Adviser has determined not to sell the relevant stock at the same time.
o * Under Advisers Act Section 206(3), CCIOM (or any of its affiliates) may not, directly or indirectly, (i) while acting as principal for its own account, knowingly sell any security to, or purchase any security from, an advisory client or (ii) while acting as broker for a person other than such client, knowingly effect any sale or purchase of any security for the account of an advisory client WITHOUT, in each case, disclosing to such client in writing, prior to the completion of such transaction, the capacity in which CCIOM is acting, and obtaining the consent of the advisory client to the transaction. Blanket consents (prior consent obtained to cover a category of transactions) are not sufficient for this purpose.

FRONT RUNNING (COB 2.10)
------------------------

o CCIOM should not enter into an investment transaction ahead of a client, if that client ought to have priority.
o The fund should at no time be put at a disadvantage to own account or balance sheet orders. There may be times the purchase of a stock is of advantage to both parties indeed the combined order may obtain a better price. This is acceptable if the advantage to the client can be proved. Portfolio Advisers should make written comment concerning the benefit in this case.

5.     INSIDER DEALING
       ---------------

Isle of Man legislation is covered by the Insider Dealing Act 1998 of which employees must make themselves familiar with. Please click on hyperlink to view the document: Compliance\Public\ACTS\Insider Dealing Act 1998.pdf. Should
                   ---------------------------------------------------
you have any problems opening this document please ask for a hard copy from the Compliance Officer.

* CCIOM is also subject to Section 204A of the Advisers Act. Section 204A requires an investment adviser to establish, maintain and enforce written
-----------
policies and procedures reasonably designed to prevent the misuse of material, non-public information by the adviser or any person associated with the adviser. The policies and procedures must include procedures designed to detect and prevent mutual fund portfolio managers from using material, non-public information about fund portfolios (e.g., portfolio holdings and valuations) to trade fund shares and to prevent the distribution of confidential portfolio holdings information.

1. If you are in any doubt whether a particular transaction would be prohibited, you should consult the Compliance Officer.
2. You should not agree to become an insider or be given information which is required to be published or would routinely be published and is not yet published ['not yet published information'] in relation to the securities of any firm without the prior approval of the Compliance Officer or the Group's Chief Operating Officer.
3. You should be aware that you may be made an insider at company or broker meetings or in conversations with the same and if it is the case that you do not wish to be restricted from dealing in the relevant shares, you should make the other party aware that you do not want to be given inside information.
4. If you do become an insider it would be expected that the broker or company request you sign a non disclosure agreement/confidentiality agreement, on doing so please provide to Compliance.
5. No employee may deal, either for a client or a personal account, in any security about which we have inside information. The security will be added to the list of restricted securities.
6. No employee may reveal any inside information held by CCIOM or CCUK to any third party unless it is proper and necessary to do so.
7. If you believe that you may be made an insider or be given not yet published information at firm or broker meetings or in conversations with the same, you should make the other party aware that you do not want to be given the information.
8. You may not deal, either for a client, yourself or a family member in any investment about which we have inside information or not yet published information.
9. You may not reveal any inside information or not yet published information held by us to any third party unless it is proper and necessary to do so.
10. As a portfolio adviser you must not recommend trades on the market or make statements for the purpose of manipulating or misleading the market.
11. If you have any suspicions of parties acting committing market abuse, you must report this immediately to the Compliance Officer. See below for further information.

*INITIAL AND ANNUAL CERTIFICATIONS
----------------------------------

Upon commencing employment and annually thereafter, each employee must certify that he/she has read and understands our insider trading policies and procedures.

EMPLOYEES SHOULD BE AWARE THAT ANY CONTRAVENTION OF THE INSIDER DEALING LEGISLATION MAY RESULT IN SUMMARY DISMISSAL WITHOUT NOTICE OR COMPENSATION.

6.     FAIRNESS AND RESEARCH ANALYSIS (COB 2.13)
       -----------------------------------------

CCIOM should not deal for:-

o      itself or a connected client ahead of the distribution of its own or
                                                 ------------
       its associates research or analysis and with advance knowledge of anything that might possibly be price sensitive in it; or
o distribute research or analysis containing recommendations from which CCIOM expects to benefit is disclosed; or
o otherwise behave unfairly in the way in which it acts upon its research or analysis.

7.     SOFT COMMISSION
       ---------------

NB: THE GROUP DOES NOT PRESENTLY UNDERTAKE ANY SOFT COMMISSIONING PROCESSES.
----------------------------------------------------------------------------

DETERMINATION OF WHAT GOODS AND SERVICES CAN BE PAID FOR WITH DEALING COMMISSION
--------------------------------------------------------------------------------

Should we ever take the decision to undertake soft commissioning processes the following will apply:

It needs to be determined if any goods and services that are obtained under any soft commission arrangements or bundled brokerage are now excluded given the rule changes. To achieve this, we need to be certain that we have fully documented the goods and services that we receive under any soft commission arrangements. For any bundled brokerage, we need to obtain confirmation as to what goods and services are provided. For each good and service currently paid for from commission when dealing in shares and linked investments, we need to allocate each under the heading of either 'execution' or 'research'.

To demonstrate that we have given considered our obligations, it would be prudent to document why we believe that the goods and services we intend to pay for out of commission are allowable under the FSA rules to which CCUK must abide by. Board approval would add weight to this process.

* Section 28(e) of the U.S. Securities Exchange Act of 1934 ("Exchange Act") provides a safe harbour to an adviser exercising investment discretion over an account, which insulates the adviser from state and federal breach of fiduciary duty claims solely because the adviser causes client account to "pay up" - pay more than the lowest available commission for executing a securities trade in return for research or brokerage services and products. The adviser may "pay up" through its soft dollar arrangements or directed brokerage arrangements.

We are required to (i) adopt procedures to ensure that such arrangements comply with our fiduciary duties and applicable regulatory requirements and
(ii) disclose the existence of the arrangements and our procedures for ensuring compliance with our fiduciary duties and regulatory requirements.

DISCLOSURE
----------

PRIOR DISCLOSURE

In order to produce a generic prior disclosure statement we would need to:

(i) Prepare a statement of the goods and services you obtain in the execution and the research components of the commission charge, together with details of the providers, and why we need to purchase these goods and services; and
(ii) Decide if details of how we manage transaction costs should be included and if so, prepare a policy statement; and

PERIODIC DISCLOSURE

In order to produce the fund specific periodic disclosure we would need to:

i. Determine the commission split between execution and research for each counterparty;
ii. Check that our current commission data capture process provides the fund specific information on commissions paid and if not, rectify this; and
iii. Determine the details from the Level Two Pension Fund Disclosure Code that should be included if we have client funds classified as 'private customers'; (we do not) and
iv. Decide on a standard issue date or dates for the periodic disclosure. Note that we cannot provide fund specific information until we have provided a fund with a copy of our prior disclosure statement.

THE FSA'S GUIDANCE ON THE SCOPE OF 'EXECUTION' AND RESEARCH
-----------------------------------------------------------

EXECUTION:

The rules define 'execution' as consisting of services provided by a broker or other execution venue that meet two criteria:

i. they are demonstrably linked to the arranging and conclusion of a specific transaction (or series of related transactions); and
ii. they arise between the point at which the investment manager makes an investment decision and the point at which the transaction is concluded.

The FSA has provided the following examples of what do not come within the definition of 'execution':

o Raw data feeds i.e. price feeds or historical price data that have not been analysed or manipulated to reach meaningful conclusions
o Post trade analytics, such as software used to analyse execution quality
o Services relating to the valuation or performance measurement of portfolios
o      Computer hardware
o      Dedicated telephone lines
o      Seminar fees
o      Subscriptions for publications
o      Travel, accommodation or entertainment costs
o Office administrative computer software, such as word processing or accounting programmes
o      Membership fees to professional associations
o      Purchase or rental of standard office equipment or ancillary facilities
o      Employees' salaries
o      Direct money payments
o      Publicly available information
o Custody services relating to investments for clients other than those incidental to the execution of trades

RESEARCH

The rules clarify that the term 'research services' for the purposes of these rules is not the same as the definition of 'investment research' in the Glossary, although there is a certain degree of overlap. The rules do not specify in what form research needs to be given, as long as it meets the following criteria:

o      it represents original thought;
o      it does not merely state what is commonplace or self-evident; and
o it involves analysis or manipulation of data to reach meaningful conclusions.

8.     CONFLICTS OF INTEREST (COB 2.14) AND *ADVISERS ACT SECTION 206)
       ---------------------------------------------------------------

Where the Company has a material interest, not previously disclosed, in a transaction to be effected for a Client, or a relationship which gives rise to a conflict of interest in relation to such a transaction, the Portfolio Adviser must not knowingly advise on or deal in or exercise discretion, in relation to that transaction unless reasonable steps have been taken to ensure that such conflict situation is disclosed to the Client and that the Client is treated fairly. Where a Portfolio Adviser becomes aware of any material interest which conflicts with his duty to the Client he should notify the Compliance Officer. CCIOM must at no time place its interests above those of its Client's. A firm may manage a conflict of interest by one or more of the following steps:

o      disclosure of an interest to a Customer;
o      relying on a policy of independence;
o      chinese walls, or
o      declining to act for a Customer.

If a firm relies on a policy of independence, that policy should;

o require employees to disregard any material interest or conflict of interest when dealing for Customers, and
o be recorded in writing by the firm and made known to relevant employees.

Conflicts of interest are situations where:

o We are likely to make a financial gain, or avoid a financial loss, at the expense of a client fund;
o We have an interest distinct from the client funds, in the outcome of a transaction undertaken on clients' behalf;
o We have a financial interest or other incentive in favouring one client fund over another;
o      We carry on the same business as the client fund; or
o We receive a payment or other form of inducement from someone other than the client fund other than a contractually agreed commission or standard fee.

The arrangements to manage potential conflicts of may interest include:

o      Chinese walls;
o      Segregation of functions;
o      Independent supervision;
o      Removal of direct remuneration incentives;
o Avoiding inappropriate influence being brought to bear in the way clients are treated;
o      Operation of dual controls; and
o Policies in relation to employees personal interests in investments i.e. PA Dealing Rules.

We have developed a written conflicts of interest policy, as detailed within Attachment 2 (Conflicts of Interest Policy).

Where we may choose to use Chinese walls to withhold or not use information held by one part of the business, these arrangements must be documented and independently monitored to maintain evidence of their effectiveness.

These arrangements may be a proper control and defence against the risk of market abuse if appropriately controlled. Where we are involved in offerings of securities to the market place alongside managing client fund assets we should agree with the client funds in writing how potential conflicts in allocation of transaction between ourselves and between different types of client funds will be handled.

SIDE LETTERS

Side letters are agreements that provide for special arrangements between the client fund(s) and client investors of the fund which contain provisions additional to those in the standard offering documents issued to investors in general. Side letters present possible conflicts with respect to an investment manager's fiduciary duty to its investors.

The main conflict of interest with side letters is the potential for one or more investors to be advantaged over other investors by terms within their side letters. For example, the preferential early exit of one investor may reduce the portfolio liquidity, which might make withdrawals unavailable to other investors. Subsequently it may be the case that other investors are actually disadvantaged. Consideration should be given to whether the nature and scope of the provisions are consistent with treating all investors fairly.

We are required to disclose the existence of side letters which contain 'material terms', and the nature of such terms, where the firm is a party to the side letter. We are not required to disclose the existence of side letters which contain no material terms. Our Form ADV will disclose that the funds that we manage we may enter into side letters with certain investors in the fund. Such disclosure will include a description of the conflicts of interest resulting from side letter arrangements.

A material term is defined in the AIMA guidance as:

"Any term the effect of which might reasonably be expected to be to provide an investor with more favourable treatment than other holders of the same class of share or interest which enhances that investor's ability either (i) to redeem shares or interests of that class or (ii) to make a determination as to whether to redeem shares or interests of that class, and which in either case might, therefore, reasonably be expected to put holder of shares or interests of that class who are in the same position at a material disadvantage in connection with the existence of their redemption rights".

Examples of material terms would include preferential redemption rights, 'key man' provisions, redemption 'gate' waivers and portfolio transparency rights.

Disclosure should be made to existing and prospective investors. If required, we will disclose all side letters and side letter arrangements through regular investor reports and newsletters addressed to all investors and registered shareholders. Compliance will ensure that all new side letters do not conflict with the prior arrangements, including the fund's organisational documents, offering documents and previous side letters. Side letters should be approved by the Group's Chief Operating Officer with all disclosures logged.

9.     CHURNING (COB 2.7)
       ------------------

There must be no discretionary transactions undertaken for any Customer, if the dealing would not be regarded to be in the Customer's best interests, both when viewed in isolation and when viewed in the context of earlier transactions. A firm should not enter into transactions for a Customer with unnecessary frequency.

10.    CUSTOMER ORDER PRIORITY
       -----------------------

A firm must execute Customer orders and own account orders fairly and in due turn.

11.    BEST EXECUTION
       --------------

When we provide portfolio management or advisory services, we should act in accordance with the best interests of our client funds when placing orders with intermediaries (such as brokers) for execution of deals on behalf of our client funds. If our services are limited to reception and transmission of orders to intermediaries we are required to act in accordance with the best interests of our client funds when transmitting orders for execution. Where instead we execute orders directly with the market we must take all reasonable steps to obtain the best possible result for client funds.

Together these are our Best Execution obligations that will apply in different ways depending on how we trade.

* The SEC believes that an investment adviser owes a fiduciary duty to its clients to obtain best execution of their transactions. An adviser generally must execute securities transactions for clients in such a manner that the client's total cost or proceeds in each transaction is the most favourable under the circumstances. In seeking best execution, the SEC believes an adviser should consider the full range of a broker's services, including the value of research provided and execution capability, commission rate, financial responsibility and responsiveness.

Best Execution applies to all financial instrument types, but the execution factors should be applied as appropriate to different instruments depending on the relative importance of the factors. e.g. OTC financial instruments have unique contractual relationships tailored to the circumstances of our client funds and so may not be comparable for best execution purposes with transactions involving traded securities. The principal factors are:

o      Price
o      Costs
o      Speed
o      Liquidity
o      Settlement
o      Client Objectives
o      Order size / nature
o      Venue

When executing an order on behalf of a client fund, we take into account the relative importance of the execution factors against the characteristics of the order; relevant financial instruments, and the execution venues or intermediaries to which that order can be directed.

To meet our Best Execution obligations we have put in place a policy, as detailed within Attachment 6 (Best Execution Policy) that takes into account relevance and importance of the execution factors to our investment services. We evaluate the execution arrangements of any intermediaries we use and monitor the effectiveness of the policy and, in particular, the execution quality of our intermediaries. We review annually (or as a result of significant changes in our arrangements or within markets) our execution policy and order execution arrangements. We must demonstrate to client funds, at their request, that we have executed orders in accordance with our execution policy.

12.    TIMELY EXECUTION (COB 3.2)
       --------------------------

Once a decision has been made to effect a transaction for a Customer, the transaction must be effected as soon as reasonably practicable. Where there is any undue delay in placing an order, the reason for the delay must be documented. Traders should ensure they act promptly in accordance with instructions. If discretion has been given as to timing, this should be used in an alert and sensible way.

13.    AGGREGATION AND ALLOCATION (COB 2.11, 3.3)
       ------------------------------------------

We have in place a written policy on the allocation of aggregated client fund orders which is consistently applied. The policy includes how the volume and price of orders determines allocations, the definition of "prompt allocation" and the treatment of partial executions. We will not carry out an order or a transaction for own account in aggregation with another client fund order unless the aggregation of orders and transactions will not disadvantage any client fund (or such potential disadvantage has been disclosed to each client fund. Where an aggregated client fund order is partially executed, the fund is allocated in priority to ourselves, unless due to the combination it has resulted in advantageous terms. We have strict policies to prevent inappropriate reallocation.

The firm must have in place a written policy on allocation that is consistently applied.

o In relation to purchasing a security across a number of client funds allocation must be calculated according to the order size (pro-rata). However, should the trade value fall below US$50,000, with the exception of those clients listed below (smaller client funds) whereby trade value falling below US$20,000 would apply, then the stock would not be allocated to that particular fund. The amount outstanding would be allocated either pro rata amongst other funds, or allocated to one fund only using the random allocation system: (As at 17.1.08 CC LATAM CCRF/CCRVF/NOM GEM/OFI/TOWER/MAGCHN)
o Where orders have been aggregated they must be promptly allocated. To allocate promptly, the allocation should be completed at time of execution.
o All transactions in a series of transactions, all of which are executed within the one business day, may be treated as having been executed at the time of the last transaction, so long as a record of the time that each individual transaction was executed is made.
o An allocation of an aggregated order may be revised if an error in either the intended or actual allocation is discovered and a record of the reason for re-allocation is made within one business day of the error being discovered.


The firm must have in place a written policy on allocation that is consistently applied, these procedures will be found in CCIOM's Dealing Procedures. These policies must be disclosed in CCIOM's Form ADV.

14.    NON-MARKET PRICE TRANSACTIONS
       -----------------------------

A firm must not enter into a non-market price transaction for a Customer, unless it has taken reasonable steps to ensure that the Customer is not entering into the transaction for an improper purpose. This does not apply to a non-market price transaction if it is subject to the rules of a recognised investment exchange.

A non-market price transaction is a transaction where:

1. the dealing rate or price paid by the firm or its client differs from the prevailing market rate or price to a material extent, or
2. the firm or its client otherwise gives more or less value than it receives in return.

Certain transactions undertaken at non-market rates or prices are not non-market price transactions. Examples are:

Certain circumstances may result in a transaction being undertaken at a price other than the market price, which are not non-market price transactions. Examples are:

o      the transaction is not for a marketable amount;
o      an order has been carried out over a period of time;
o      a transaction is executed outside normal market hours;
o      a transaction is executed in illiquid markets, and
o      a transaction has a non-standard settlement period.

The question of whether a transaction is a non-market price transaction is to be judged as at the time it is affected and not with hindsight.

Examples of improper purposes for transactions include:

o      the perpetration of a fraud;
o the disguising or concealment of the nature of a transaction or of profits, losses or cash flows;
o      transactions, which amount to market abuse;
o      vulnerable transactions under the Insolvency Act 1986, and
o "window dressing", in particular around the year end, to disguise the true position of the person concerned.

It is a requirement that we must have a procedure in place to be implemented before committing to a non-market price transaction, this being that the Portfolio Adviser will always give a rationale within the recommendation to the Trader in support of the purchasing or selling of a security which is priced at either 5% greater or less than the bid offer spread.

15.    TRANSACTION RECORD KEEPING (COB 8) (AND *ADVISERS ACT RULE 204-2)
       --------------------------

THERE MUST BE FULL transparency of all trades and the existence of a full, uninterrupted audit trail. The audit trail provides the necessary information to enable scrutiny of transactions. A clear and comprehensive audit trail is therefore essential.

The audit trail has the following major components:

o      The name of the Portfolio Adviser recommending the deal
o      The name of the person executing the deal
o      The time of the decision to deal;
o      The intended basis of allocation;
o      The time the order was first placed in the market;
o      The time of execution;
o      The actual basis of allocation;
o      The time of allocation (booking); and
o      The times and details of any amendments or cancellation.

16.    RESOLUTION OF BUSINESS/DEALING ERRORS
       -------------------------------------

When an error is made in respect of a client, CCIOM or CCUK ("Charlemagne") acting either as Investment Manager, Sub-Investment Manager or Sub-Advisor will use its reasonable endeavours to break or otherwise correct the trade in accordance with the following principles.

ERROR CORRECTION PROCEDURE:

When an error is discovered which may be attributable to Charlemagne it shall be dealt with in accordance with the following principles:

o Upon discovery, errors are to be reported immediately to the Compliance Officer and Anderson Whamond. After a thorough investigation of the facts surrounding the circumstances leading to the error, they will determine any remedial action that is required to be taken.

o Trading errors (other than a trade misallocation) discovered on the trade date or thereafter will normally be broken where possible. Where a trade misallocation is discovered, it will normally be resolved by a reallocation amongst client funds to rectify the position.

o After a complete investigation and evaluation of the circumstances surrounding an error, the Compliance Officer and Anderson Whamond have discretion to resolve a particular error in a manner other than specified as in these procedures. Errors resolution should be dealt with on a case-by-case basis. In any event, an explanatory note (Dealing/Business Error Form, Appendix 5) will be prepared and submitted to the Compliance Officer.

o Charlemagne has undertaken due diligence to establish market practice in terms of a compensation policy. In light of this due diligence Charlemagne intends to adopt the following compensation policy. In the cases of all errors where any loss to a client is 0.5% or less of NAV, it is unlikely that the client will voluntarily be offered any compensation unless Charlemagne believes that any member of its staff has acted wilfully to cause loss to the client.

o In circumstances where it is believed that a claim is likely to be made at some point in the future against Charlemagne, then Charlemagne will endeavour to inform the group's insurers on the day the error is discovered.

NB: THE IMPORTANCE OF ENSURING A FULL AUDIT TRAIL FOR ALL TRANSACTIONS IS ESSENTIAL. CAREFUL CONSIDERATION OF EACH STAGE OF THE AUDIT TRAIL SHOULD GO A LONG WAY TOWARDS ENSURING THAT YOUR TRANSACTIONS STAND UP TO THE CLOSEST SCRUTINY. ALWAYS ENSURE THAT FOR ANY TRANSACTION ANOMALY, WHETHER DELAY OF EXECUTION, DEAL AMENDMENT, CHANGE IN ALLOCATION OR ANY OTHER MATTER NOT IMMEDIATELY OBVIOUS AND DEMONSTRABLE, EXPLANATORY DETAILS ARE RECORDED ON THE DEAL INSTRUCTION FORM.

17.    DISCLOSURE OF DEALINGS AND HOLDINGS
       -----------------------------------
       (Also see Sub-section 23 below)

In order to meet global disclosure requirements with regard to ownership in companies held by client funds, the Compliance Department reviews a daily report which highlights stock holdings (held jointly by client funds) greater than 2%. This is the trigger for any company/stock exchange/regulatory authority reporting to be made e.g. UK at 3%, India at 5%, Turkey at 5% etc. Additionally, the daily report is continually monitored to ensure that ongoing reporting requirements are met once threshold limits are exceeded.

18.    NEW COUNTERPARTIES
       ------------------

Before any employee of the company deals with a new counterparty, whether on behalf of a client ("fund"), the following steps must be observed.

On determining that a counterparty should be used the officer/employee should email the counterparty's contact point and address to the Compliance Officer.

The Compliance Department will submit a "Due Diligence Questionnaire" to the counterparty as well as request a copy of their Audited Accounts and a copy of their Terms and Conditions of business. Because of the nature of the market the Compliance Officer may authorise the use of a counterparty prior to receipt of this information, at his discretion. However, the Compliance Officer should obtain as much information about a counterparty as he can from the dealers and Portfolio Advisers. The Compliance Officer is permitted at any time to prevent use of a counterparty if he feels CCIOM is at risk in doing so.

The above details concerning a counterparty should be held in an individual counterparty information file, together with any other information relevant to the counterparty risk to CCIOM. This will be reviewed regularly.

19.    COUNTERPARTY RISK
       -----------------

When CCIOM is placing orders on behalf of a Client it is important that we are aware of the financial standing and integrity of the broker or counterparty through whom we are transacting the business. This is particularly important for us in view of the undeveloped nature of many of the markets we operate in. We will, unless our agreement with the Client directs otherwise, enter into transactions with counterparties in such cases as may be usual for the market or size of transaction concerned, notwithstanding that the compensation arrangements available in the event of default of such counterparty may be less favourable than those obtained in other markets or for other sizes of transactions, or that there may be no such arrangements. If we are obliged to provide "Best Execution" for a Client, however, the compensation arrangement may need to be taken into account when selecting counterparties or markets and in making such choices we must in any event ensure that we employ all reasonable care and skill.

It is one of our main responsibilities to minimise the risk for Clients. The nature of the markets we deal in imposes a higher degree of risk than is the case in developed markets. It is most important therefore that all employees who are in contact with brokers, dealers, banks and other agents with whom CCIOM or any other relevant CCL Group entity may deal use particular care in choosing counterparties with a view to minimising our Clients' risk. There is no insurance cover available for risks of this nature and in line with the practice of other investment managers we do not accept the risk of counterparty default. In certain circumstances, however, and where the Client requests us to take such action, we would pursue appropriate legal remedies on behalf of the Client.

No trading is to be undertaken with any broker not included within CCIOM's Approved Broker List. Approval must be obtained from Compliance who will undertake the relevant due diligence checks upon request to use a new broker.

20.    FOREIGN MARKETS
       ---------------

The majority of the CCL Group's business will be executed in foreign markets. Employees should be familiar not only with the relevant UK/IOM law alluded to above but also with the dealing regulations and practice of any market in which CCIOM or relevant CCL Group entity is active. CCIOM will conduct itself in accordance with these rules.

There is a paucity of published information in many undeveloped markets. That and their illiquidity can make them more prone to manipulation than developed markets. This makes it particularly important that all CCIOM's or CCUK's investment recommendations and decisions are founded on diligent research. It is important that any employee acting in an analytical capacity maintains full records of the research leading up to a decision or recommendation. It is on that research alone that our judgements can be based.

21.    MONITORING OF FAILING TRADES
       ----------------------------

Arrangements are made with all Custodians to receive on a daily basis information regarding failed trades. This should provide information of what trades are failing and why.

Upon receipt of this information, any counterparties involved must be contacted, and the problem investigated. All failing trades should be reviewed on a daily basis and a copy of the information should be entered in the daily O/S Trade Report which is made available to Portfolio Advisers and the Compliance Department.

If the trade remains unsettled beyond a week, the custodian should be chased/liaised with until the issue is resolved. If it is the case that the trade has still not settled after 30 days the Compliance Officer must be informed as to action taken to resolve.

22.    CORPORATE ACTIONS
       -----------------

Custodians provide regular information of any Corporate Actions including Dividends, Capital Changes etc. All information regarding any Corporate Actions must be retained on file. Portfolio Advisers should be informed of any Corporate Actions as soon as the information is available, even if it is unconfirmed.

23.    REPORTING TO THE SEC

Based on our beneficial ownership of securities, we may be required to make certain filings with the SEC.

      1.     Schedule 13D/G

      If, at the end of any calendar year, we are the beneficial owner of 5% or more of any class of U.S. registered equity securities of any issuer, we must file a Schedule 13G with the SEC and send a copy of the Schedule 13G to the issuer and the principal exchange on which the securities are traded. For purposes of this requirement, we will be deemed to be a "beneficial owner" of securities when we, directly or indirectly, have or share voting or investment power, including the power to vote or dispose or to direct the voting disposition of the securities. If a Schedule 13G is required to be filed, it must be filed within 45 days of the calendar year-end. More frequent reporting will be required if we are the beneficial owner of 10% or more of any class of equity securities of any one issuer, and in such circumstances, the requirements of Section 16 of the Exchange Act may apply.

      We may become ineligible to file on the short-form Schedule 13G - and, instead, be required to file the more detailed Schedule 13D - under certain circumstances, including when our securities holdings are held for the purpose of changing or influencing control over the issuer of the securities.

       For reporting purposes, on a monthly basis, the Compliance Officer will identify our securities holdings in excess of 5% and 10% beneficial ownership limitations.

       2.     Form 13F

       If we exercise investment discretion with respect to accounts holding in the aggregate more than $100 million of exchange-traded or NASDAQ-quoted equity securities on the last trading day of any calendar month of any calendar year, we must file a Form 13F with the SEC:

       o      within 45 days after the last day of such calendar year; and

       o within 45 days after the last day of each of the first three calendar quarters of the subsequent calendar year.

       For reporting purposes, on a quarterly basis, the Compliance Officer will identify our equity holdings.

24.    OTHER APPLICABLE POLICIES AND PROCEDURES

       As noted above, we act as sub-adviser for investment companies registered under the Investment Company Act of 1940 ("Registered Funds"). In connection with providing advisory services to the Registered Funds, we are subject to the compliance policies and procedures of the Registered Funds to the extent such policies govern the services we provide to the Funds. For example, we are subject to the Registered Funds' policies concerning the use of its affiliated broker-dealers (e.g., Rule 17e-1 policies). We are required to make ourselves familiar with these documents and changes to these documents provided thereafter.

SECTION 3
---------

APPENDIX 1
----------

                               RULE BREACH FORM
                               ----------------

================================================================================

DATE BREACH OCCURRED:
--------------------------------------------------------------------------------

DATE BREACH IDENTIFIED:
--------------------------------------------------------------------------------


NATURE OF BREACH (including details of how the breach was identified):






--------------------------------------------------------------------------------

ACTION TAKEN TO RECTIFY THE BREACH:





--------------------------------------------------------------------------------

ACTION TAKEN TO AVOID RECURRENCE OF THE BREACH:





================================================================================


================================================================================

I confirm that all relevant details of the breach are recorded herein, that the breach has been rectified and that, to the best of my knowledge all reasonable steps have been taken to prevent recurrence of the breach.
--------------------------------------------------------------------------------

SIGNED:

--------------------------------------------------------------------------------

DATE:

--------------------------------------------------------------------------------

REVIEWED BY COMPLIANCE:

================================================================================

APPENDIX 2
----------

                            PA DEALING DECLARATION
                            ----------------------

I agree that:

(Name of stockbroker/s)


1.
       -------------------------------------------------------

2.
       -------------------------------------------------------

3.
       -------------------------------------------------------

4.
       -------------------------------------------------------

5.
       -------------------------------------------------------


will forward a copy of the confirmation of each transaction undertaken by me or a connected party to the Compliance Officer of Charlemagne Capital (IOM) Limited/Charlemagne Capital (UK) Limited.

I also permit the Compliance Officer to reconcile her/his records of transactions with those of the stockbroker when necessary.

I have submitted a record of relevant personal holdings as required to the Compliance Officer.

If it is the case that I presently undertake no personal account dealing, should I ever do so, I will inform the compliance function and agree to the above.

SIGNED:
             ------------------------

PRINT NAME:
             ------------------------

DATE:
             ------------------------

APPENDIX 3
----------

                           PA DEALING APPROVAL FORM
                           ------------------------

================================================================================

To:      Compliance
--------------------------------------------------------------------------------

FROM:

--------------------------------------------------------------------------------

DATE AND TIME:

================================================================================

PERMISSION IS REQUESTED FOR THE FOLLOWING PERSONAL ACCOUNT TRANSACTION(S):

==========================================================================================================

DEALING            STOCK /       PURCHASE /          APPROX CASH
 DATE            INSTRUMENT        SALE             CONSIDERATION       QUANTITY        COUNTERPARTY
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------


==========================================================================================================


================================================================================
I CONFIRM THAT I KNOW OF NO REASON WHY THE ABOVE TRANSACTIONS SHOULD CONFLICT WITH ANY DUTY OWED TO ANY CLIENT OR WITH THE BEST INTERESTS OF ANY CLIENT (PLEASE PROVIDE CONFIRMATION FROM RELEVANT PORTFOLIO ADVISER IF POTENTIAL OR EXISTING CLIENT INVESTMENT).

--------------------------------------------------------------------------------

I CONFIRM THAT I HAVE CONSIDERED CAREFULLY WHETHER ANY INFORMATION I HAVE AS TO ANY OF THE ABOVE SECURITIES MIGHT BE CONSIDERED TO BE PRICE SENSITIVE INFORMATION AND I AM CONFIDENT THAT THE ABOVE TRANSACTION(S) WOULD NOT BREACH ANY OF THE PROVISIONS OF THE FSA'S MARKET ABUSE REGIME OR INSIDER DEALING LAWS IN THE UK OR ANY OTHER COUNTRY.

--------------------------------------------------------------------------------

SIGNED:

================================================================================

APPROVAL HAS BEEN GRANTED AND IS VALID FOR 24 HOURS (UNLESS OTHERWISE SPECIFIED BELOW) FROM APPROVAL. ANY CHANGES TO THIS REQUEST WILL NEED TO BE RE-APPROVED.



--------------------------------------------------------------------------------

APPROVED BY:

--------------------------------------------------------------------------------

DATE:
================================================================================

APPENDIX 4

                    RECORD OF GIFTS AND BENEFITS ("GIFTS")
                    --------------------------------------

================================================================================

IS THE GIFT BEING OFFERED OR RECEIVED?


--------------------------------------------------------------------------------

NAME OF EMPLOYEE OFFERING OR RECEIVING THE GIFT:



--------------------------------------------------------------------------------

GIFT OFFERED TO/RECEIVED FROM (NAME OF COUNTERPARTY/CLIENT ETC):



--------------------------------------------------------------------------------

NATURE OF GIFT:



--------------------------------------------------------------------------------

REASON FOR GIFT:



--------------------------------------------------------------------------------

APPROXIMATE VALUE:



--------------------------------------------------------------------------------

ANY OTHER RELEVANT INFORMATION:



================================================================================




================================================================================

SIGNATURE:


--------------------------------------------------------------------------------

DATE:


================================================================================

APPENDIX 5

                          DEALING/BUSINESS ERROR FORM
                          ---------------------------

================================================================================

DATE ERROR OCCURRED:

--------------------------------------------------------------------------------

DATE ERROR IDENTIFIED:

--------------------------------------------------------------------------------

NATURE OF ERROR (including any details of clients involved and any profit/loss)




--------------------------------------------------------------------------------

ACTION TAKEN TO RECTIFY ERROR INCLUDING DETAILS OF ANY ADDITIONAL PROCEDURES IMPLEMENTED TO MITIGATE A FUTURE OCCURRENCE OF THIS NATURE.





--------------------------------------------------------------------------------

SIGNED:

--------------------------------------------------------------------------------

DATE:

--------------------------------------------------------------------------------

REVIEWED/RECEIVED BY COMPLIANCE:

================================================================================

                                                                    APPENDIX 6
                                                                    ----------

                       ISLE OF MAN FINANCIAL CRIME UNIT
                                  DISCLOSURE

==============================================================================

                    COMPLETED FORMS SHOULD BE RETURNED TO:
              THE ISLE OF MAN CONSTABULARY FINANCIAL CRIME UNIT,
                   PO BOX 51, DOUGLAS, ISLE OF MAN IM99 2TD
            TELEPHONE: 686000 FACSIMILE: 686039 E-MAIL: fcu@gov.im

==============================================================================

                                                           -------------------
DISCLOSING PARTY                                            YOUR REF NO.
----------------
                                                           -------------------


------------------------------------------------------------------------------
DATE OF
DISCLOSURE:
------------------------------------------------------------------------------
SUBJECT OF THIS
DISCLOSURE:
STATE THE NAME ONLY OF
THE LEAD COMPANY OR
INDIVIDUAL(S) TO WHOM THE
REPORT REFERS. FULL DETAILS
WILL BE GIVEN LATER
------------------------------------------------------------------------------
FULL LEGAL NAME OF
DISCLOSING PARTY:

------------------------------------------------------------------------------
SORT CODE (IF
APPLICABLE):

------------------------------------------------------------------------------
FULL POSTAL
ADDRESS
(FOR RETURN
CORRESPONDENCE):
------------------------------------------------------------------------------
POINT OF CONTACT
FOR THIS
DISCLOSURE:

------------------------------------------------------------------------------
MAIN TELEPHONE
NUMBER:

------------------------------------------------------------------------------
DIRECT DIAL
NUMBER:

------------------------------------------------------------------------------
FAX NUMBER:

------------------------------------------------------------------------------
E-MAIL ADDRESS:

------------------------------------------------------------------------------
HAVE YOU MADE A PREVIOUS DISCLOSURE ON THIS PERSON OR ENTITY?      YES  /  NO
------------------------------------------------------------------------------
IF YES, PLEASE QUOTE OUR PREVIOUS REFERENCE NUMBER:
(TOP RIGHT HAND CORNER OF OUR ACKNOWLEDGEMENT LETTER)
------------------------------------------------------------------------------

                                              FORM D-1, DISCLOSURE COVER SHEET

                                                                       -------------------
                   ISLE OF MAN FINANCIAL CRIME UNIT                    YOUR REF NO.
                         DISCLOSURE FORM D - 2
                                                                       -------------------

==========================================================================================

SUPPORTING INFORMATION (Please tick, circle or otherwise highlight the appropriate number)
----------------------

u DISCLOSURE MADE UNDER:  [ ] 1. Drug Trafficking Act 1996  (Drugs)
                          [ ] 2. Criminal Justice Act, 1990, as amended (All Crimes)
                          [ ] 3. Anti-Terrorism and Crime Act 2003


u PLEASE SPECIFY YOUR MAIN TYPE OF BUSINESS: (N.B. Numbers 8 to 13 are deliberately omitted).

[ ]  1  ACCOUNTANT                             [ ] 15  PRIVATE BANK

[ ]  2  BUILDING SOCIETY                       [ ] 16  RETAIL / OFFSHORE BANK

[ ]  3  C.S.P.                                 [ ] 17  STOCK BROKER

[ ]  4  FINANCIAL ADVISOR                      [ ] 18  TRUST COMPANY

[ ]  5  INVESTMENT / FUND MANAGER                      --------------------------
                                               [ ] 19  OTHER (Please specify)
[ ]  6  LAWYERS

[ ]  7  LIFE ASSURANCE / INSURANCE COMPANY             --------------------------

[ ] 14  POST OFFICE                            [ ] 20  MONEY SERVICES BUSINESS

                                               [ ] 21  ONLINE GAMING OPERATION


u GENERALLY SPEAKING, WHICH OF THE FOLLOWING HAVE CONTRIBUTED TO GIVING YOU GROUNDS FOR SUSPICION?
(CHOOSE AS MANY CATEGORIES AS YOU WISH)

[ ]  1  CASH PURCHASE - HIGH VALUE GOODS       [ ]  14  SERVICE OF RESTRAINT ORDER

[ ]  2  EVIDENCE OF FORGED DOCUMENTATION       [ ]  15  SUSPECTED FRAUD/FALSE ACCOUNTING

[ ]  3  FOREIGN AUTHORITY ENQUIRY              [ ]  16  TRANSACTION OR A/C OPERATION NOT AS EXPECTED

[ ]  4  HIGH RISK JURISDICTION                 [ ]  17  TRANSITORY A/C'S - IMMEDIATE LAYERING

[ ]  5  HIGH RISK NATURE OF SOURCE OF FUNDS    [ ]  18  UNABLE TO CONFIRM IDENTIFICATION OR
                                                        SATISFY KYC
[ ]  6  LOCAL POLICE OR REGULATOR ENQUIRY      [ ]  19  UNUSUAL FOREX TRANSACTIONS

[ ]  7  MEDIA / PUBLICITY                      [ ]  20  PUBLIC SECTOR CORRUPTION

[ ]  8  U.K. POLICE OR REGULATOR ENQUIRY       [ ]  21  POLITICALLY EXPOSED PERSON

[ ]  9  NON CLEARANCE OF DEPOSITS              [ ]  22  COMPLICATED CORPORATE / TRUST
                                                        STRUCTURES
[ ] 10  POLICY PURCHASE / SURRENDER            [ ]  23  SIZE OF INVESTMENT OR DEPOSIT
                                                        INCONSISTENT WITH OCCUPATION OR INCOME
[ ] 11  CASH DEPOSITS/WITHDRAWALS              [ ]  24  UNSATISFACTORY EXPLANATION FOR
                                                        SOURCE OF FUNDS
[ ] 12  SERVICE OF POLICE POWERS &             [ ]  25  MONEY LAUNDERING
        PROCEDURES ORDER
[ ] 13  SERVICE OF PRODUCTION ORDER


u WAS THE SUBJECT:   [ ] 1  An existing customer or client prior to December 1998

                     [ ] 2  Has become a new customer or client since December 1998


u CURRENT BUSINESS STATUS:

[ ] 1  Relationship continued                  [ ]  4  New business declined

[ ] 2  Relationship Closed                     [ ]  5  Application Pending

[ ] 3  New business accepted


u IF THE TRANSACTION HAS INVOLVED THE PHYSICAL DEPOSIT OR WITHDRAWAL OF CASH:
What currency was used [                    ] What was the value of the transaction [                  ]

Where did the deposit or withdrawal take place? [                                                      ]


u WHERE DOES THE SUBJECT OF THIS DISCLOSURE RESIDE:

[  ] 1  Isle of Man  [  ] 2  United Kingdom  [  ] 3  European Union  [  ] 4  Other


                                                            FORM D-2, DISCLOSURE SUPPORTING INFORMATION

                                                            -------------------
        ISLE OF MAN FINANCIAL CRIME UNIT                    YOUR REF NO.
              DISCLOSURE FORM D - 4
                                                            -------------------

===============================================================================

INDIVIDUAL PERSON
-----------------
                    [  ] MAIN SUBJECT    [  ] ASSOCIATED SUBJECT

    REASON FOR ASSOCIATION:
    [ ] BENEFICIAL OWNER                  [ ] ACCOUNT HOLDER
    [ ] DIRECTOR                          [ ] POLICY HOLDER
    [ ] SECRETARY                         [ ] ADVOCATE / SOLICITOR / ATTORNEY
    [ ] SHAREHOLDER                       [ ] APPOINTED POWER OF ATTORNEY
    [ ] C.S.P.                            [ ] TRUSTEE
    [ ] INTRODUCER / INTERMEDIARY         [ ] TRUST SETTLOR
    [ ] AGENT                             [ ] TRUST BENEFICIARY

    [ ] OTHER (please specify):
                               ------------------------------------------------



-------------------------------------------------------------------------------
SURNAME:                                          TITLE:

-------------------------------------------------------------------------------
ALL FORENAMES:

-------------------------------------------------------------------------------
DATE OF BIRTH:                            GENDER:     MALE   FEMALE   NOT KNOWN

-------------------------------------------------------------------------------
PLACE OF BIRTH:                           NATIONALITY:

-------------------------------------------------------------------------------
OTHER NAMES OR
ALIASES:

-------------------------------------------------------------------------------
OCCUPATION:
(If known)

-------------------------------------------------------------------------------
EMPLOYER:
If known)

-------------------------------------------------------------------------------
IDENTIFICATION            (PASSPORT, COUNTRY ID CARD ETC. PLEASE PROVIDE THE
DETAILS:                  COUNTRY OF ISSUE, THE SERIAL NUMBER, THE DATE &
                          PLACE OF ISSUE, THE DATE OF EXPIRY. PHOTOCOPIES ARE
                          AN ACCEPTABLE WAY OF PROVIDING THIS INFO.)

                                              PHOTOCOPY ATTACHED?   YES  /  NO
-------------------------------------------------------------------------------
HOME ADDRESS:
(Please include Post
Code where known)

-------------------------------------------------------------------------------
OTHER ADDRESS:
(Business, employer,
etc.  Please specify.
Please include Post
Code where known)

-------------------------------------------------------------------------------
ANY OTHER USEFUL
PERSONAL
INFORMATION:

-------------------------------------------------------------------------------

                                                     FORM D-4 PERSON DISCLOSURE

                                                            -------------------
        ISLE OF MAN FINANCIAL CRIME UNIT                    YOUR REF NO.
              DISCLOSURE FORM D - 3
                                                            -------------------

===============================================================================

COMPANY
-------

-------------------------------------------------------------------------------
COMPANY NAME:

-------------------------------------------------------------------------------
DATE & PLACE OF
INCORPORATION:

-------------------------------------------------------------------------------
COMPANY                                    VAT NUMBER:
NUMBER:

-------------------------------------------------------------------------------
REGISTERED OFFICE
ADDRESS:

-------------------------------------------------------------------------------
POSTAL OR
CORRESPONDENCE
ADDRESS:

-------------------------------------------------------------------------------
NAME & ADDRESS
OF C.S.P.
(if applicable):

-------------------------------------------------------------------------------
BENEFICIAL OWNER: PLEASE COMPLETE A FORM D-4 INDIVIDUAL PERSON
-------------------------------------------------------------------------------

    PLEASE NOTE FOR SHAREHOLDERS, DIRECTORS AND SECRETARY:
      u If employees of a local C.S.P. give name and company only.
        u If a company, give name, place of incorporation and registered number.
          u If another individual, give as much detail as possible. Consider using a Form D-4.

-------------------------------------------------------------------------------
SHAREHOLDER(S):


-------------------------------------------------------------------------------
DIRECTOR(S):


-------------------------------------------------------------------------------
SECRETARY:


-------------------------------------------------------------------------------
BANKERS:


-------------------------------------------------------------------------------

                                                    FORM D-3 COMPANY DISCLOSURE

                                                            -------------------
        ISLE OF MAN FINANCIAL CRIME UNIT                    YOUR REF NO.
              DISCLOSURE FORM D - 6
                                                            -------------------

===============================================================================

REASONS FOR SUSPICION
---------------------
-------------------------------------------------------------------------------


























-------------------------------------------------------------------------------

                                                FORM D-6 REASONS FOR DISCLOSURE

                                                            -------------------
        ISLE OF MAN FINANCIAL CRIME UNIT                    YOUR REF NO.
              DISCLOSURE FORM D - 5
                                                            -------------------

===============================================================================


TRUST
-----

-------------------------------------------------------------------------------

NAME:

-------------------------------------------------------------------------------
DATE
ESTABLISHED:

-------------------------------------------------------------------------------

JURISDICTION:

-------------------------------------------------------------------------------

TYPE:

-------------------------------------------------------------------------------

TRUSTEE(S):





-------------------------------------------------------------------------------

SETTLOR(S):         PLEASE COMPLETE A FORM D-4 INDIVIDUAL PERSON

-------------------------------------------------------------------------------

BENEFICIARY
OR
BENEFICIARIES:      PLEASE COMPLETE A FORM D-4 INDIVIDUAL PERSON

-------------------------------------------------------------------------------

ASSETS:



-------------------------------------------------------------------------------

WHERE ARE
ASSETS HELD:



-------------------------------------------------------------------------------

                                                     FORM D-5 TRUST DISCLOSURE

                                                                    APPENDIX 7
                                                                    ----------

                                CODE OF ETHICS
                                --------------

GENERAL

Our business must be conducted at all times in accordance with the FSA Principles and the fiduciary obligations identified in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act of 1940. As a condition of employment, we expect our employees to adhere to such principles and obligations.

All employees are required to read this Code and will be asked to certify in writing annually that they have read and, if applicable, will follow the policies and procedures set forth herein. Employees are required to promptly report any violation of these policies or securities law to the Compliance Officer, and any breach may result in disciplinary action which, in severe cases, may be grounds for summary dismissal.

CCIOM acts as Sub-Adviser to various US client funds, appointed to provide certain investment advisory services (further delegated to CCUK) and is registered with the US SEC as an investment adviser and as such must adhere to certain regulations contained within the Investment Company Act of 1940 (17j-1) and Advisers Act (204A-1). You may click on this website to view the full regulations: http://www.sec.gov/about/laws/iaa40.pdf and
                  ---------------------------------------
http://www.sec.gov/about/laws/ica40.pdf
---------------------------------------

Certain personnel of CCUK and CCIOM (collectively, the "Adviser") are subject to the following policies and procedures, which are in addition to the general principles described above. The Compliance Officer will identify such persons and will inform such persons of such duty.

REPORTING

Initial Holdings Report:
Access Persons (defined within the 1940 Act as (i) any partner, officer, director, or employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser and (ii) who has access to non-public information regarding any clients' purchase or sale of securities, or non-public information regarding portfolio holdings of any reportable fund, e.g., a registered investment company managed by the Adviser, or who is involved in making securities recommendations to clients (or who has access to such recommendations that are non-public)) must submit to the Compliance Department a list detailing the name, number of shares and principal amount of all securities owned by him/her and any securities account he or she maintains with a broker, dealer or bank within 10 days of becoming an Access Person. The information in the report must be current as of a date no more than 45 days of submission.

Annual Holdings Report:
Access Persons must submit annually to the Compliance Department a list disclosing the name, number of shares and principal amount of all securities owned and any securities account the Access Person maintains with a broker, dealer or bank. The information in the annual report must be current as of a date within 45 days of submission.

Quarterly Transaction Reports:
Access Persons must file a quarterly report within 30 days after the end of each quarter with the Compliance Department reporting personal securities transactions, including the date of the transaction, the name and number of shares, the principal amount of the securities involved, the nature of the transaction, the price at which the transaction was effected and the broker, dealer or bank with or through whom the transaction was effected. In addition to the information required previously, if the Access Person establishes a securities account during the quarterly period, the quarterly report must also disclose the name of the broker, dealer or bank with whom the account is established and the date the account is established.

The Compliance Officer will review all Quarterly Transaction and Initial and Annual Holdings Reports.

PRECLEARANCE

General
The Adviser's general preclearance requirements are described under "Personnel
- Personal Transactions.

Pre-approval of Investment in IPO's and Private Placements:
Access Persons must obtain prior approval from the Compliance Officer or CEO before acquiring any beneficial ownership in an IPO or private placement.

RECORDKEEPING

The Compliance Officer shall maintain records in the manner and extent set forth below, and these records shall be available for examination by representatives of the SEC.

o A copy of this Code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

o A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs, the first two years in an appropriate office of the Adviser;

o A copy of all written acknowledgements of the receipt of the Code and any amendments thereto for each employee (currently, or within the past five years)

o A copy of each report (initial, annual and quarterly) made pursuant to this Code by an Access Person shall be preserved for a period of not less than five years from the end of the fiscal year in which the last entry was made on such record, the first two years in an appropriate office of the Adviser;

o A list of all persons who are required, or within the past five years have been required, to make reports under the Code (i.e., Access Persons) and those persons who are responsible for reviewing such reports pursuant to this Code (i.e., compliance officers) shall be maintained in an easily accessible place;

o      A copy of all personal trading request and authorization forms;

o A record of any decision and supporting reasons for approving the acquisition of securities by an Access Person; and

o A record of persons responsible for reviewing reports and a copy of reports provided pursuant to the Code.

BOARD APPROVAL AND REPORTING
----------------------------

The Board of Directors/Trustees of any registered investment company advised or sub-advised by the Adviser must approve this Code and any material amendments to this Code. The Compliance Officer will prepare annually a written report that describes any issues arising under the Code since the last report, including information about material violations of the Code and sanctions imposed in response to such violations. The report must include discussion of whether any waivers that might be considered important by the Board were granted during the period. The report must also certify that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

WAIVER
------

The Compliance Officer has the authority to grant written waivers of the provisions of this Code in appropriate circumstances. However, the Adviser expects that waivers will be granted only in rare instances and some provisions of this Code that are prescribed by SEC rules cannot be waived. These provisions include, but are not limited to, the requirements that Access Persons file reports and obtain pre-approval of investments in IPOs and private placements.

                       STATEMENT OF INTERNAL GOVERNANCE
                       --------------------------------

Our Statement of Internal Governance acknowledges our obligations under the FSA's high level Senior Management Arrangements, Systems and Controls ('SYSC') requirements and describes in broad terms the key organisational, personnel, investment and regulatory control systems we have in place to meet these obligations.

GOVERNANCE OBJECTIVES:
The framework is primarily designed with the following key objectives in mind:

o    To ensure the efficient organisation and management of our business
o To ensure high standards of business ethics and practice in all our dealings with the market, our clients and our counterparties
o    To ensure compliance with relevant legal and regulatory requirements
o    To mitigate material organisational, investment and regulatory risk
o To ensure, we have in place effective processes to identify, manage, monitor and report the key risks and changing risks to which we may be exposed from time to time;
o To ensure we have in place administrative, accounting and other support procedures and controls sufficient to support the business and the challenges faced by it from time to time.

GOVERNANCE COMPONENTS:
Our governance arrangements ultimately comprise every individual, business process and control within our business. However, we have grouped these into five broad components as set out below together with a summary of each.

     o    Organisation and Management
     o    People and Responsibilities
     o    Business Process
     o    Management Information and Reporting
     o    Compliance Arrangements

ORGANISATION AND MANAGEMENT:
We have structured and organised our firm as far as is possible to achieve our governance objectives. In that regard, Charlemagne Capital Limited (parent of CCUK) has in place a board of directors, as does CCUK who, headed by the CEO, are jointly responsible for the direction and strategy of the firm, the management of the risks which we face from time to time and the oversight of all business activities. The board meets on both a formal and informal basis to receive management information and discuss and assess our performance against our governance objectives as well as our performance against key business targets generally. We maintain a clear organisational structure and where possible have organised ourselves in such a way as to maximise independence of function and reduce internal conflicts by means of segregation of duties and reporting lines and/or by implementation of appropriate policies and procedures.

PEOPLE AND RESPONSIBILITIES:
We have in place both a strategy and a process for the recruitment of skilled and experienced staff in whom we are able to vest the appropriate level of trust and authority and we allocate duties and responsibilities to individuals commensurate with those skills and experience. Each member of senior management has clearly defined responsibilities and accountabilities in respect of the oversight and control of key business processes, and associated risks, within their particular area of activity. Elsewhere, we have taken steps to ensure clarity of roles and responsibilities throughout the firm such as to reduce, as far as is possible, the risk of material business or regulatory oversight, error or failure. We seek as far as possible to align the interests of the firm, our staff and our clients whilst accepting that natural conflicts will always exist. We are satisfied that we have suitable arrangements in place to monitor these conflicts.

BUSINESS PROCESS:
Our business is at risk from poor strategic decisions and from failure of process. We mitigate against the former by employing skilled senior staff and by making collegiate and informed decisions. We mitigate against the latter by having in place defined business processes in each area of our business into which, as far as is possible, we have embedded both investment and operational controls and regulatory requirements. We supplement these built in controls and regulatory requirements with employee training, both formal and informal checks and balances, management oversight arrangements and internal testing and verification work. We also enjoy the support of a number of carefully selected professional third parties such as legal advisors, compliance consultants and accountants who are information sources as well as a key element of the investment, financial and overall business control environment.

MANAGEMENT INFORMATION AND REPORTING:
We recognise the importance of information as a governance tool and have in place arrangements designed to ensure accurate and timely reporting and receipt of information likely to both enhance the quality and effectiveness of our business as well as to guard against or detect weaknesses and failures. These management information systems are cultural in form - we encourage open reporting and communication - as well as procedural. Each business area is responsible for reporting, on a formal and informal basis, key performance statistics and other information and data. Although we have reporting structures in place, all staff have direct access to the CEO should they feel it appropriate or necessary.

COMPLIANCE ARRANGEMENTS:
We seek to embed a culture of compliance throughout the business and to support and perpetuate that culture with a system of compliance which encompasses the following key components:
EDUCATION - we endeavour to ensure members of management and staff receive appropriate compliance training and that all members of staff are aware of the rules relevant to them.
CLARITY OF RESPONSIBILITY AND ACCOUNTABILITY - CCL's Chief Operating Officer who is a CCL Director, along with the Company Secretary (both also directors of CCIOM) has accepted collective responsibility for compliance. The board has nominated a senior individual to be responsible for compliance oversight on a day to day basis, the Compliance Officer.
RESOURCE AND MANAGEMENT SUPPORT - we keep under review the resources dedicated to meeting our compliance obligations and our compliance officer is supported by the services of external consultants and legal advisers who provide advice and assistance on a range of regulatory matters from time to time. In selecting our consultants we have taken all reasonable care to ensure they have appropriate depth and breadth of experience to provide added value to our business.
ENFORCING AND MONITORING COMPLIANCE - we rigorously enforce compliance with regulatory requirements and breaches are treated seriously. We also commission external independent regulatory audits from time to time to provide management with information as to the standards and effectiveness of our compliance arrangements.

APPENDIX - FSA SYSC REQUIREMENTS

SENIOR MANAGEMENT REGULATORY OBLIGATIONS ARISING FROM THE FSA'S SYSC RULEBOOK

--------------------------------------------------------------------------------

FSA RULE REFERENCE  REGULATORY OBLIGATION

--------------------------------------------------------------------------------

SYSC 4.1            GENERAL REQUIREMENTS
--------            A firm must have robust governance arrangements, which
                    include a clear organisational structure with well-defined, transparent and consistent lines of responsibility, effective processes to identify, manage and report the risks it is or might be exposed to, and internal mechanisms including sound administrative and accounting procedures and effective control and safeguard arrangements

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

FSA RULE REFERENCE  REGULATORY OBLIGATION

--------------------------------------------------------------------------------

                    for information processing systems.

--------------------------------------------------------------------------------

SYSC 4.1            DATA SECURITY
--------            Firms need to have systems and procedures that are
                    adequate to safeguard the security, integrity and confidentiality of information, taking into account the nature of the information in question.

--------------------------------------------------------------------------------

SYSC 4.1            BUSINESS CONTINUITY
--------            A firm must take reasonable steps to ensure continuity and regularity in the performance of its regulated activities, utilising appropriate and proportionate systems, resources and procedures. To that end, a firm must establish, implement and maintain an adequate business continuity policy aimed at ensuring, in the case of an interruption to its systems and procedures, that any losses are limited, the preservation of essential data and functions, and the maintenance of its regulated activities, or, where that is not possible, the timely recovery of such data and functions and the timely resumption of its regulated activities.

--------------------------------------------------------------------------------

SYSC 4.1            ACCOUNTING POLICIES
--------            A firm must have maintain accounting policies and
                    procedures that enable it to deliver in a timely manner to the FSA financial reports which reflect a true and fair view of its financial position and which comply with all applicable accounting standards and rules.

--------------------------------------------------------------------------------

SYSC 4.1            REGULAR MONITORING
--------            A firm must monitor and, on a regular basis, evaluate the
                    adequacy and effectiveness of its systems, internal control mechanisms and governance arrangements
                    (established in accordance with SYSC 4.1.4R to SYSC
                    4.1.9R) and take appropriate measures to address any deficiencies.

--------------------------------------------------------------------------------

SYSC 4.2            PERSONS WHO EFFECTIVELY DIRECT THE BUSINESS
--------            A firm must ensure that at least two executives of the
                    firm are involved in the formulation and implementation of management strategy, policy setting and all significant decisions.

                    All senior personnel must be of sufficiently good repute and experience to ensure the sound and prudent management of the firm.

--------------------------------------------------------------------------------

SYSC 4.3            RESPONSIBILITY OF SENIOR PERSONNEL
--------            Senior management and supervisory personnel are
                    responsible for ensuring that the firm has adequate compliance arrangements under MiFID and must periodically review the adequacy and effectiveness of its compliance policies and personnel.

--------------------------------------------------------------------------------

SYSC 4.3            REPORTING
--------            A firm must ensure that senior personnel receive on a
                    frequent basis, and at least annually, written reports on the following matters
                    o   Compliance arrangements
                    o   Risk management policies and procedures
                    o   Internal audit arrangements (where appropriate)

--------------------------------------------------------------------------------

SYSC 5.1            SKILLS, KNOWLEDGE AND EXPERTISE
--------            All personnel must have necessary skills, knowledge and
                    expertise for the discharge of responsibilities allocated to them.

--------------------------------------------------------------------------------

SYSC 5.1            SEGREGATION OF FUNCTIONS
--------            A firm must ensure that the performance of multiple
                    functions by staff does not

--------------------------------------------------------------------------------

FSA RULE REFERENCE  REGULATORY OBLIGATION

--------------------------------------------------------------------------------

                    and is not likely to prevent those persons from discharging any particular functions soundly, honestly and professionally. Senior personnel must define arrangements concerning the segregation within the firm and the prevention of conflicts of interest.

                    In particular, a firm should ensure that no single individual has unrestricted authority to do all of the following:
                       o   initiate a transaction
                       o   commit the firm
                       o   make payments, and
                       o   account for the transaction

                    If a firm is unable to ensure the complete segregation of duties, it should ensure that there are adequate compensating controls in place.

--------------------------------------------------------------------------------

SYSC 5.1            AWARENESS OF PROCEDURES
--------            A firm must ensure that the relevant persons are aware of
                    the procedures which must be followed for the proper discharge of their responsibilities.

--------------------------------------------------------------------------------

SYSC 6.1            COMPLIANCE
--------            Firms need to have adequate policies and procedures to
                    ensure compliance with its regulatory obligations and for countering the risk the firm might be used to further financial crime.

                    Firms need arrangements to identify and to minimise likelihood risk of regulatory failure and associated risks.

                    The Compliance function must be permanent, effective and operates independently (which must not be compromised by the basis of their remuneration) to monitor the firm's compliance and risk management arrangements. It must monitor the adequacy of the regulatory risk management arrangements and provide advice on the firm's responsibilities under the regulatory system.

                    It must have the necessary authority, resources, expertise and access to relevant information. Per SYSC 4.3.2R, the Compliance function must report to senior management at least annually.

--------------------------------------------------------------------------------

SYSC 6.2            INTERNAL AUDIT
--------            A firm should have an internal audit function where
                    appropriate and proportionate in view of the nature, scale and complexity of its business.

--------------------------------------------------------------------------------

SYSC 6.3            FINANCIAL CRIME
--------            A Firm must have adequate policies and procedures that
                    enable it to identify, assess, monitor and manage its money laundering risk. The firm must regular assess the adequacy of these arrangements and appoint a senior manager as its Money Laundering Reporting Officer.

--------------------------------------------------------------------------------

SYSC 7.1            RISK MANAGEMENT
--------            A Firm must have adequate risk management policies and
                    procedures, including effective procedures for risk assessment, which identify the risks relating to the firm's activities, processes and systems, and where appropriate, set the level of risk tolerated by the firm.
                    The firm must monitor the effectiveness of its risk management controls and appoint an independent risk management function where appropriate and proportionate in view of the nature, scale and complexity of its business.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

FSA RULE REFERENCE  REGULATORY OBLIGATION

--------------------------------------------------------------------------------

SYSC 7.1            CREDIT AND COUNTERPARTY RISK
--------            A firm should have policies and procedures for approving,
                    amending and renewing principal risk positions, reflecting the firm's appetite for market, operational, liquidity and residual risks (not applicable to all firms).

--------------------------------------------------------------------------------

SYSC 8.1            GENERAL OUTSOURCING REQUIREMENTS
--------            A firm has a duty of care imposed when selecting and
                    monitoring a third party whose services are critical to the firm delivering its investment services. Consideration must be taken of the quality of its internal controls and the potential it has for putting the appointing firm in breach of its regulatory obligations. A firm must also ensure that:

                    o the outsourcing must not result in the delegation by senior personnel of their responsibility;
                    o the relationship and obligations of the firm towards its clients under the regulatory system must not be altered;
                    o the conditions with which the firm must comply in order to be authorised, and to remain so, must not be undermined;
                    o none of the other conditions subject to which the firm's authorisation was granted must be removed or modified.

--------------------------------------------------------------------------------

SYSC 10.1           CONFLICTS OF INTEREST
---------           A firm must have in place arrangements to identify and
                    manage conflicts, disclose if necessary and keep a current record of circumstances in which a potential conflict of interest may arise or has arisen as a result of the activities carried on by the firm.

                    A firm must also have a conflicts of interest policy which specifies the procedures to be followed in order to manage such conflicts.

                    A firm with a corporate finance function should take particular care to notify its clients in writing of the inherent conflicts in its business.

--------------------------------------------------------------------------------

SYSC 10.2           CHINESE WALLS
---------           When a firm chooses to avoid conflicts of interest by
                    withholding information from staff, these arrangements must be documented, effective and monitored.

--------------------------------------------------------------------------------

           CHARLEMAGNE CAPITAL (UK) LIMITED (AND RELATED COMPANIES)
           --------------------------------------------------------
                    POLICY REGARDING CONFLICTS OF INTEREST
                    --------------------------------------

In essence, a conflict of interest is a situation in which a firm (or employee) finds itself in a position where its own interests conflict with the duty owed to its clients or, a situation in which our duty to one client conflict with our duty to another. The mismanagement of conflicts can present serious risk to a firm, its personnel, clients, counterparts and other market participants and for this reason the avoidance or proper management of conflicts is central to the fair and effective operation of financial markets.

FSA Principle 8 places an obligation on all regulated firms to manage conflicts of interest fairly, both between themselves and their clients and between one client and another client. The FSA Rules further require that firms seek to identify any conflicts and potential conflicts faced from time to time and to have in place a policy and procedures to mitigate and manage these conflicts. The FSA Rules do not envisage disclosure of actual and potential conflicts as adequate means of conflict management or of meeting the obligations under Principle 8.

It is our policy to meet the highest standards of ethical and market practice in respect of the management of conflicts of interest and to act at all times in the best interests of our clients. In that regard, we have the following practices and procedures in place:

IDENTIFICATION OF CONFLICTS
---------------------------

Senior management review and document annually the key conflicts and potential conflicts we face in our day to day business and document these in a Conflicts Inventory. The inventory additionally summarises the means by which we manage these conflicts. The Conflicts Inventory is available to all staff upon request.

CONFLICT AVOIDANCE
------------------

Where possible, we seek to organise our business activities, including external arrangements, such as to avoid conflicts. Where conflicts are unavoidable, we ensure appropriate policies, procedures and controls are developed ahead of the arrangement giving rise to the conflict.

CONFLICT MANAGEMENT
-------------------

Where conflicts are unavoidable, we develop both formal and informal procedures for their management. Such procedures will be designed to ensure that the management of the conflict takes place in such a way that the firm or its employees are not advantaged and that no client is disadvantaged.

                                                             APPENDIX 1
                                                             ----------

                                                         CONFLICTS INVENTORY
                                                         -------------------

------------------------------------------------------------------------------------------------------------------------------------
TRADING AND INVESTMENT CONFLICTS                                 MANAGEMENT ARRANGEMENTS
------------------------------------------------------------------------------------------------------------------------------------
1.   Personal account trading by staff in securities traded      1.   Monitored and documented - See Compliance and Operating
     for clients.                                                     Procedures and Compliance Monitoring Programme. Personal
                                                                      trading in client investments is not encouraged and closely monitored.
------------------------------------------------------------------------------------------------------------------------------------
2.   Allocation of transactions and investments opportunities    2.   Monitored and documented via regular trade sampling - See
     amongst different clients or between the firm, its staff         Compliance and Operating Procedures and Compliance Monitoring
     and clients.                                                     Programme which includes details of allocation policy.
------------------------------------------------------------------------------------------------------------------------------------
3.   Favouring some counterparties over others in the            3.   Monitored and documented - See Compliance and Operating
     execution of transactions where such counterparties offer        Procedures and Compliance Monitoring Programme re: process for
     the firm or its staff other products, services,                  monitoring the giving/receiving of inducements.
     allocations, entertainment or other forms of inducement.
------------------------------------------------------------------------------------------------------------------------------------
4.   Having conflicting position in securities or adopting       4.   Monitored and documented - See Compliance and Operating
     conflicting trading strategies for different clients such        Procedures and Compliance Monitoring Programme re: process for
     that dealing for one client may potentially be detrimental       monitoring investment decisions.
     to the other.
------------------------------------------------------------------------------------------------------------------------------------
5.   Investment by Charlemagne Capital Investments Limited       5.   Where CCI is an investor in a fund, its interests are likely
     ("CCI") into a Fund.                                             to be fully aligned with other shareholders. However, for the avoidance of doubt, such positions will also be declared as part of normal board reporting. We would also ask that fund directors also declare their interests at board meetings in a similar manner. Also see Compliance Monitoring Programme.
------------------------------------------------------------------------------------------------------------------------------------
6.   Investment in one Fund by another Fund.                     6.   When the Investment Manager arranges for one fund to invest in another, no fees are taken in respect of that investment
                                                                      within the investing fund. As a matter of course, directors of the investing fund are made aware of the position as the list of investment positions will include the relevant fund within
                                                                      it. To ensure that the directors of the investee fund are also aware, it is ensured that such positions are disclosed as part of the normal board reporting.
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
7.   *Transactions between one Fund and another Fund.            7.   The Investment Manager may from time to time to time to
                                                                      execute transactions between client funds (including
                                                                      rebalancing trades between client funds). Transactions between client funds are not permitted if they would constitute
                                                                      principal trades or trades for which the Investment Manager or its affiliates are compensated as brokers unless client
                                                                      consent has been obtained. The relevant Portfolio Advisor is responsible for notifying Compliance to enable the monitoring transactions between client accounts in order to determine that such transactions are not principal transactions and that adequate disclosure has been provided to clients. Also see
                                                                      Compliance Monitoring Programme.

                                                                      NB:CHARLEMAGNE DOES NOT ACT AS BROKER SO N/A.
------------------------------------------------------------------------------------------------------------------------------------
8.   Long Only and Long-Short Funds.                             8.   In line with our investment process, the long positions in our hedge (long-short) funds are conceptually equivalent to the overweights in the long funds. Likewise, the shorts are
                                                                      equivalent to the underweights. It is therefore possible,
                                                                      albeit unusual, to have a position (an underweight one) in a stock in the long funds and be short the stock for the hedge funds. In this instance, it is possible that the hedge fund may have inflows which result in the short position referred to above being increased. This does not, in our view, create a conflict. To the extent that the transacting of the increase of the short depresses the share price, this is no different to the portfolio adviser being forced to recommend the sale of a stock for reasons of redemptions/cashflow. It is a
                                                                      consequence of managing money where the pool of capital in all strategies in the asset class is not fixed. Also see
                                                                      Compliance Monitoring Programme.
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
9.   Co-investment by Funds/CCI balance sheet                    9.   CCI may from time to time co-invest with the Funds. In this circumstance, our policy will cover the following issues:

                                                                 o    initial investment
                                                                 o    further investment
                                                                 o    sale/liquidation

                                                                 In the case of initial investment, we will ensure that the investing entities are treated equally with each other and that any co-investment by CCI is made with the same terms and conditions as the investment by the Fund. In the case of further investment, unless there is an independent market price, or third party investor to verify the terms, we will inform the board members of the terms of the investment and the potential conflict of interest.
                                                                 This is especially in cases where CCI is itself already a direct or indirect investor. When ever possible, we will seek to inform the board in advance but in cases where this is impracticable due to time constraints, reporting will be after the fact. Again any reporting or approvals will also be undertaken in accordance with the fund prospectus where this specifies an alternative procedure.
                                                                 Where a sale, or other form of liquidation, takes place involving a total disposal of all positions, all funds and CCI will be treated equally in respect of terms and conditions given. Where the position is not totally cleared and investors are treated
                                                                 differently, the reasons for treating the funds differently will be reported to the board after the fact. Once again, where a
                                                                 prospectus demands a different approach, this will be observed.
                                                                 Also see Compliance Monitoring Programme.

                                                                 NB: ANY CCI INVESTMENT TRANSACTIONS ANALYSED AS A MATTER OF
                                                                 COURSE/LOGGED.
------------------------------------------------------------------------------------------------------------------------------------
PRICING AND VALUATION CONFLICTS                                  MANAGEMENT ARRANGEMENTS
------------------------------------------------------------------------------------------------------------------------------------
We are remunerated via the Group's funds under management as     Monitored and documented - See Compliance and Operating Procedures
well as to the performance of our portfolios. Potential          and Compliance Monitoring Programme re: process regarding Valuation
conflicts therefore arise with respect to, inter alia:           Procedures.
1.   Seeking to overstate or otherwise have influence over the
     fair valuation of securities and other financial
     instruments and in particular those which may not have a
     quoted market price or which may otherwise be difficult to value accurately.
2.   Not taking sufficient action to rectify pricing and other
     valuation errors or
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
     anomalies where to do so would have a negative impact on
     the price and value of those securities.
------------------------------------------------------------------------------------------------------------------------------------
RELATIONSHIP CONFLICTS                                           MANAGEMENT ARRANGEMENTS
------------------------------------------------------------------------------------------------------------------------------------
We believe we have no external business relationships giving     Monitored and documented - See Compliance and Operating Procedures
rise to any particular conflicts. However, we have larger        and Compliance Monitoring Programme re: process.
investors for whom certain provisions maybe agreed on a case by case basis.
------------------------------------------------------------------------------------------------------------------------------------

LAST UPDATED 1/11/07

                   CHARLEMAGNE CAPITAL (UK) LIMITED ("CCUK")

                  TRAINING AND COMPETENCE (T & C) PROCEDURES
                  ------------------------------------------

T&C Rules are explicitly linked to Principle 3 which requires a firm to take reasonable care to organise and control its internal affairs responsibly and effectively, including the making proper arrangements for employees to achieve, maintain and enhance competence. In addition, the FSA has explicitly linked the T&C Rules to the overall fitness and properness test of firms. These developments both reflect the importance placed by the FSA on the whole area of training and competence.

2.       THE APPLICATION OF THE T&C REQUIREMENTS
         ---------------------------------------

The first point to note is that the FSA Rules require a named individual to accept overall responsibility for ensuring that CCUK complies with the FSA's requirements. We have allocated this responsibility to the CEO who delegates certain functions to the relevant line manager.

A control log must be maintained of all employees subject to the Rules and the Competence status of each, this is maintained by Compliance).

3.       CCUK'S PROCEDURES
         -----------------

(i)      Recruitment, Assessment and Training
         ------------------------------------

FSA REQUIREMENTS:

Where a firm recruits an individual into a role covered by the Rules, the firm must, as part of its recruitment procedures:

1. take into account the knowledge and skills of a potential employee in relation to the knowledge and skills required for the role, and
2. take reasonable steps to obtain sufficient information about a potentials employee's previous relevant activities and training.

A firm must not allow an individual to undertake a role covered by the Rules unsupervised unless they have been assessed as competent in that activity.

The CEO (or relevant line manager on her behalf) must approve all recruitment in advance and, in conjunction with the relevant function head, must identify the requisite skill level and knowledge requirements for the particular job. This must take place prior to interview. In addition, we are required to prepare a job specification setting out the necessary competencies, if any, required for the role and ensure this information is documented.

To meet the general recruitment requirements a checklist must be used and referred to to meet the specific requirements above, incorporating an assessment of competence for all relevant potential employees (i.e. those covered by the Rules) The function of this form is to assess each candidate against the specific required competencies identified in the job description/specification.

o At least one written reference must be obtained from previous employer or a professional reference must be obtained along with confirmation that the employee is well known to a CCL, CCUK or CCIOM director.
o Where the successful candidate is deemed to be Threshold Competent (that is he or she has passed the required examinations and was deemed Threshold Competent by his or her previous employer) written evidence of this will be required from the previous employer.

o Where we nevertheless determine that the individual lacks some of the requisite knowledge or skill requirements, the individual must be categorised as a Trainee or `in training' and the requisite training identified to bring the individual up to standards required by Charlemagne. In any event no employee should be categorised as Threshold Competent until such time as they have completed a period of induction deemed acceptable by management to fulfil the particular role.
o All trainees must be formally supervised until assessed as Threshold Competent. It should be noted that no Trainee is permitted to carry out any activity covered by the T&C requirements unless there is a formal supervision process in place.

Note that we have not developed role specific training programmes as we are unlikely to be recruiting sufficient numbers of new employees to warrant such an exercise. We are nevertheless aware that in the event of the decision to recruit a Trainee to a role covered by the T&C regime, a suitable training programme would need to be developed in advance of any such recruitment. If we were to recruit a Trainee, until such time as the Trainee is assessed to have passed the relevant external exam and the internal training programme, he/she will be supervised in all of his or her activities.

Continuous Professional Development and Regular Assessment (aim is Annual)
--------------------------------------------------------------------------

We are required to have in place arrangements to ensure that all employees who have been assessed as competent maintain that competence. Maintaining competence means continuous relevant training or awareness vis-a-vis:

o        technical knowledge and its application;
o        skills - their application and development, and
o        changes in the market and to products, legislation and regulation.

PROCEDURES:

The training requirements of each employee will be agreed with the employee regularly as part of the review process. These training requirements will reflect the need for the employee to be able to demonstrate his or her ongoing competence but will also address any general development training considered necessary or suitable and any training to prepare for new tasks or responsibilities, which the employee may take on in the future. Each employee will also be assessed against the training targets set in the previous year. Compliance will endeavour to ensure this is undertaken annually in conjunction with the relevant line manager who is responsible for confirming that all members of their team remain competent for the role they undertake.

An on-going log of all formal and informal training undertaken is maintained. e.g. all external meetings, presentations, conferences and other training forums, all professionals journals read and any compliance meetings and training sessions attended from time to time. Regularly the training logs will be used to assess whether the employee has met his or her targets and whether the log of training is sufficient to demonstrate ongoing competence. Note that each member of staff is required to be conversant with and to conform to FSA Rules (including the Principles) and to conduct himself or herself according to those Rules in relation to all activities carried on as part of their employment.

(There is no stringent FSA guideline as to CPD time to be demonstrated, however CCIOM's internal guidelines are dictated by FSC guidelines and CCUK will follow suit. This means that an acceptable timeframe of CPD undertaken by relevant CCUK employees would be approximately 25 hours modelled on the FSC's CPD Framework:: Click On: ..\REGULATORY\FSC T&C Framework-Apr 06.pdf). Generally, no more than 10 hours CPD should be comprised of review of industry literature and journals. Such training and CPD should be relevant to the role and take account of new developments e.g. new products/clients/regulatory requirements etc.

GENERAL REQUIREMENTS
--------------------

STUDY LEAVE:

Study leave may be granted if:

 a)    the exam is imminent (i.e within 2 weeks)
 b) it is something of benefit to CCUK (i.e. it is vocational qualification)
 c) the person studying takes days which fit in with workflow/colleagues and makes sure line manager(s) are kept informed.

EXAMINATIONS:

o Course material may be paid for by the Company, at the discretion of a director.
o The Company may pay for examinations, at the discretion of a director.
o Any extra costs incurred i.e. charge for examination being rescheduled will be paid for by the individual.

TRAINING COURSES/SEMINARS:

o All costs incurred may be paid for by the company with prior approval.
o Courses/Seminars attended without prior approval will not be paid for and the individual will not be reimbursed at a later date.

                                           *DOCUMENT RETENTION REQUIREMENTS
                                           --------------------------------
                                                UNDER THE ADVISERS ACT
                                                ----------------------

--------------------------------------------------------------------------------------------------------------------------
                                      NOTES                                        APPLICABLE ADVISERS ACT PROVISION
--------------------------------------------------------------------------------------------------------------------------
1      TIME PERIODS.  Books and records must be maintained on a "current"          Rule 204-2(e)
       basis.  Whether particular books and records are current depends on the nature of the books and records.  Primary records (e.g., invoices, logs, confirmations) must be maintained concurrently with the underlying transaction.  Posting to secondary records (e.g., ledgers) may be done as frequently as the needs of the business require.

       In general, records must be retained for five years from the end of the fiscal year during which the last entry was made on such record. Thus, the total time of retention could amount to a period of almost six years from the date of last entry.

       LITIGATION HOLD. The records management program should include procedures to suspend any ordinary records destruction practices and procedures in the event the Adviser reasonably anticipates an SEC investigation or private litigation.
--------------------------------------------------------------------------------------------------------------------------
2      PLACE OF RETENTION.  The records must be maintained in an
       appropriate office of the Adviser for the first two years. For the          Rule 204-2(e)
       following three years, the records may be stored off-site at an easily accessible location.

       COMPUTER ACCESS.  The SEC staff has suggested that records                  SEC no-action letters (First Call Corp.
       immediately available through a computer located at the Adviser's           (Sept. 6, 1995) and Disclosure Inc.
       office may satisfy the requirement to maintain records "in an               (Aug. 22, 1996))
       appropriate office of the advisor".
--------------------------------------------------------------------------------------------------------------------------
3      STORAGE METHODS.  The recordkeeping rules do not mandate the format         Rule 204-2(g)
       or medium of storage for required records. However, an advisor that maintains records on micrographic and electronic media must:
       (a) arrange and index the records in a way that permits their easy location, access, and retrieval;
       (b) promptly provide legible, true, and complete printout of the records to the SEC or the directors of a fund;
       (c) separately store, for the time period required for preservation of the original record, a duplicate copy of the record on any medium allowed under the recordkeeping rules;
       (d) safeguard from loss, alteration, or destruction; and
       (e) limit access to the records to authorized personnel.
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                                      APPLICABLE
                                                                   LENGTH OF           ADVISERS              RESPONSIBLE
                              DOCUMENT                             RETENTION         ACT PROVISION            PARTY(IES)
--------------------------------------------------------------------------------------------------------------------------
CORPORATE DOCUMENTS OF THE ADVISER
--------------------------------------------------------------------------------------------------------------------------
1      Articles of incorporation and amendments (or             Termination + 3     Rule 204-2(e)(2)
       partnership articles or charters, Bylaws).               years
--------------------------------------------------------------------------------------------------------------------------
2      Minute books.                                            Termination + 3     Rule 204-2(e)(2)
                                                                years
--------------------------------------------------------------------------------------------------------------------------
3      Stock certificate books.                                 Termination + 3     Rule 204-2(e)(2)
                                                                years
--------------------------------------------------------------------------------------------------------------------------
ACCOUNTING RECORDS OF THE ADVISER
--------------------------------------------------------------------------------------------------------------------------
1      Journals, including cash receipts and disbursements,     5 years             Rule 204-2(a)(1)
       and any other records of original entry that form the
       basis of all ledger entries.
--------------------------------------------------------------------------------------------------------------------------
2      General and auxiliary ledgers reflecting asset,          5 years             Rule 204-2(a)(2)
       liability, reserve, capital, income and expense
       accounts.
--------------------------------------------------------------------------------------------------------------------------
3      Bank account information, including check books, bank    5 years             Rule 204-2(a)(4)
       statements, cancelled checks and cash reconciliations.
--------------------------------------------------------------------------------------------------------------------------
4      Bills and statements, paid or unpaid, relating to the    5 years             Rule 204-2(a)(5)
       business of the Adviser.
--------------------------------------------------------------------------------------------------------------------------
5      Trial balances.                                          5 years             Rule 204-2(a)(6)
--------------------------------------------------------------------------------------------------------------------------
6      Financial statements.                                    5 years             Rule 204-2(a)(6)
--------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------------------
                                                                                      APPLICABLE
                                                                   LENGTH OF           ADVISERS              RESPONSIBLE
                              DOCUMENT                             RETENTION         ACT PROVISION            PARTY(IES)
--------------------------------------------------------------------------------------------------------------------------
7      Internal audit working papers.                           5 years             Rule 204-2(a)(6)
--------------------------------------------------------------------------------------------------------------------------
ACCOUNT MANAGEMENT RECORDS
--------------------------------------------------------------------------------------------------------------------------
1      TRADE TICKETS.  A memorandum of:                         5 years             Rule 204-2(a)(3)
       (a) each order given by the Adviser for the purchase
       or sale of any security;
       (b) any instruction received from a client by the
       Adviser concerning the purchase, sale, receipt or
       delivery of a particular security; and
       (c) any modification or cancellation of any such
       order or instruction.

       Each memorandum must:
       (a) show the terms and conditions of the order, instruction, modification or cancellation;
       (b) identify the person connected with the Adviser who recommended the transaction to the client and the person who placed the order;
       (c) show the client account for which the transaction was entered, the date of entry, and the bank, broker or dealer by or through whom the transaction was executed; and
       (d) indicate any orders entered pursuant to the exercise of discretionary power.

       The trade ticket must reflect the terms of the
       execution (i.e., shares, price, broker, commission,
       etc).
--------------------------------------------------------------------------------------------------------------------------
CLIENT RELATIONSHIP RECORDS
--------------------------------------------------------------------------------------------------------------------------
1      FORM ADV - PART II.  A copy of Form ADV and each         5 years             Rule 204-2(a)(14)
       amendment or revision to the Form ADV given or sent to
       any client or prospective client.
--------------------------------------------------------------------------------------------------------------------------
2      ADVISORY AND OTHER CONTRACTS.  An original or copy of    5 years (after      Rule 204-2(a)(10)
       each written agreement entered into by the Adviser       termination of
       with any client (e.g., advisory contracts, directed      the contract)
       brokerage agreements) or otherwise relating to the
       business of the Adviser (e.g., soft dollar agreements
       with broker-dealers).
--------------------------------------------------------------------------------------------------------------------------
3      FEE SCHEDULES.  A list of all fee schedules, if not      5 years (after      Rule 204-2(a)(10)
       part of the advisory contracts.                          termination of
                                                                the contract)
--------------------------------------------------------------------------------------------------------------------------
4      CLIENT INVESTMENT OBJECTIVES.  A copy of each client's   5 years (after      Rule 204-2(a)(10)
       investment objectives, if not part of the advisory       termination of      (generally)
       contracts.                                               the contract)
--------------------------------------------------------------------------------------------------------------------------
5      DISCRETIONARY POWER LIST.  A list (or other record) of   5 years             Rule 204-2(a)(8)
       all accounts in which the Adviser has any
       discretionary power with respect to the funds,
       securities or transactions of any client.
--------------------------------------------------------------------------------------------------------------------------
6      POWER OF ATTORNEY.  All powers of attorney and other     5 years             Rule 204-2(a)(9)
       evidences of the granting of discretionary authority
       by any client to the Adviser.
--------------------------------------------------------------------------------------------------------------------------
7      WRITTEN COMMUNICATIONS.  Originals of all written        5 years (from the   Rule 204-2(a)(7)
       communications received and copies of all written        end of the fiscal
       communications sent by the Adviser relating to:          year during which
       (a) any recommendations or advice made or proposed to    last published or
       be made;                                                 disseminated for
       (b) any receipt, disbursement or delivery of funds or    marketing and
       securities;                                              similar materials)
       (c) the placing or execution of any order to purchase
       or sell any security (notices to custodians, fee
       invoices, trade confirmations, principal and agency
       transaction consents, etc.); and
       (d) notices, circulars and research reports.
--------------------------------------------------------------------------------------------------------------------------
8      COMPLAINT FILE.  A client correspondence or complaint    5 years             Rule 204-2(a)(7)
       file.                                                                        (generally)
--------------------------------------------------------------------------------------------------------------------------



                                  1 of 5

--------------------------------------------------------------------------------------------------------------------------
                                                                                      APPLICABLE
                                                                   LENGTH OF           ADVISERS              RESPONSIBLE
                              DOCUMENT                             RETENTION         ACT PROVISION            PARTY(IES)
--------------------------------------------------------------------------------------------------------------------------
MARKETING AND PERFORMANCE INFORMATION RECORDS
--------------------------------------------------------------------------------------------------------------------------
1      MARKETING MATERIALS.  A copy of each notice, circular,   5 years from the    Rule 204-2(a)(11)
       advertisement, newspaper article, investment letter,     end of the fiscal
       bulletin or other communication that the Adviser         year during which
       circulates or distributes to 10 or more people.          last published or
                                                                disseminated
--------------------------------------------------------------------------------------------------------------------------
2      SUPPORTING MEMORANDA.  If the Adviser recommends the     5 years from the    Rule 204-2(a)(11)
       purchase or sale of a security in its marketing          end of the fiscal
       materials without stating a reason for the               year during which
       recommendation, the Adviser must maintain a memorandum   last used
       indicating the reason for the recommendation.
--------------------------------------------------------------------------------------------------------------------------
3      PERFORMANCE NUMBERS.  All documents (i.e., account       Entire period of    Rule 204-2(a)(16)
       statements, calculation worksheets, etc.) that           the advertised
       demonstrate, for the entire measuring period, the        performance + 5
       calculation of performance or rate of return used in     years
       any marketing materials circulated or distributed to
       10 or more people.
--------------------------------------------------------------------------------------------------------------------------
PERSONAL SECURITIES TRANSACTIONS
--------------------------------------------------------------------------------------------------------------------------
1      ACCESS PERSON LIST.  A record of the names of persons    5 years (after      Rule 204-2(a)(13)(ii)
       who are currently, or within the past five years were,   termination of
       Access Persons of the Adviser.                           Access Person
                                                                status)
--------------------------------------------------------------------------------------------------------------------------
2      ACCESS PERSON HOLDING REPORTS.  A record of each         5 years             Rule 204-2(a)(13)(i)
       holding report made by an Access Person.
--------------------------------------------------------------------------------------------------------------------------
3      TRANSACTION APPROVAL RECORDS.  A record of any           5 years from the    Rule 204-2(a)(13)(iii)
       decision, and the reasons supporting the decision, to    end of the fiscal
       approve the acquisition of securities by Access          year during which
       Persons.                                                 approval granted
--------------------------------------------------------------------------------------------------------------------------
INTERNAL CONTROL RECORDS
--------------------------------------------------------------------------------------------------------------------------
1      CODE OF ETHICS.                                          5 years (after      Rule 204-2(a)(12)(i)
                                                                termination of
                                                                effectiveness)
--------------------------------------------------------------------------------------------------------------------------
2      RECORD OF CODE OF ETHICS VIOLATIONS.  A record of any    5 years             Rule 204-2(a)(12)(ii)
       violation of the code of ethics, and of any action
       taken as a result of the violation.
--------------------------------------------------------------------------------------------------------------------------
3      SUPERVISED PERSON ACKNOWLEDGMENTS.  A record of all      5 years (after      Rule 204-2(a)(12)(iii)
       written acknowledgments of receipt of the Code of        termination of
       Ethics and any amendments thereto for each person who    Supervised Person
       is currently, or within the past 5 years was, a          status)
       Supervised Person of the Adviser.
--------------------------------------------------------------------------------------------------------------------------
4      POLICIES AND PROCEDURES FOR THE PREVENTION OF INSIDER    5 years (after      Section 204A
       TRADING.                                                 termination of
                                                                effectiveness)
--------------------------------------------------------------------------------------------------------------------------
5      COMPLIANCE MANUALS.  Written materials that contain      5 years (after      Rule 204-1(a)(17)(i)
       supervisory policies and procedures, as evidence of      termination of
       performance of the Adviser's duty to supervise.          effectiveness)
--------------------------------------------------------------------------------------------------------------------------
6      ANNUAL REVIEW.  Any records documenting the Adviser's    5 years             Rule 204-1(a)(17)(ii)
       annual review of its compliance/supervisory policies
       and procedures.
--------------------------------------------------------------------------------------------------------------------------
7      LITIGATION FILE.  A record of past, present and
       pending litigation involving the Adviser or its
       officers, directors or employees that may have a
       material effect on the Adviser or otherwise trigger
       disclosure obligations.
--------------------------------------------------------------------------------------------------------------------------
8      BUSINESS CONTRACTS.  All written agreements (or          5 years (after      Rule 204-2(a)(10)
       copies) entered into by the Adviser relating to the      termination of
       business of the Adviser as such, including, for          the contract)
       example:
       (a) Employment contracts;
       (b) Rental agreements and property leases; and
       (c) Contracts with custodian and other service
       providers.
--------------------------------------------------------------------------------------------------------------------------



                           2 of 5

--------------------------------------------------------------------------------------------------------------------------
                                                                                      APPLICABLE
                                                                   LENGTH OF           ADVISERS              RESPONSIBLE
                              DOCUMENT                             RETENTION         ACT PROVISION            PARTY(IES)
--------------------------------------------------------------------------------------------------------------------------
SEC FILINGS AND CORRESPONDENCE
--------------------------------------------------------------------------------------------------------------------------
1      Form ADV, including all amendments.
--------------------------------------------------------------------------------------------------------------------------
2      SEC order granting registration
--------------------------------------------------------------------------------------------------------------------------
3      Reports required to be filed under the 1933 Act,
       including, if applicable, Form D for private
       placement limited partnerships.
--------------------------------------------------------------------------------------------------------------------------
4      Reports required to be filed under the 1933 Act,         5 years
       including, if applicable:
       (a) Schedules 13D and 13G;
       (b) Forms 13F; and
       (c) Forms 3, 4 and 5 under Section 16.
--------------------------------------------------------------------------------------------------------------------------
5      Copies of all correspondence with the SEC including
       any past deficiency letters, exemptions and no-action
       letters.
--------------------------------------------------------------------------------------------------------------------------
STATE FILING REQUIREMENTS AND CORRESPONDENCE
--------------------------------------------------------------------------------------------------------------------------
1      NOTICE FILINGS.  Copies of all notice filings sent to
       states where the Adviser conducts business.
--------------------------------------------------------------------------------------------------------------------------
2      INVESTMENT ADVISORY REPRESENTATIVES.  A list of all of
       the Adviser's "investment adviser representatives" and
       the states in which these persons have a place of
       business, as defined in Rule 203A-3.
--------------------------------------------------------------------------------------------------------------------------
3      FILINGS FOR REPRESENTATIVES.  Copies of all state
       filings made on behalf of investment adviser
       representatives, as well as copies of all state
       licenses obtained by investment adviser
       representatives, if any.
--------------------------------------------------------------------------------------------------------------------------
4      CORRESPONDENCE. Copies of all correspondence with any
       state.
--------------------------------------------------------------------------------------------------------------------------
CASH SOLICITATIONS RECORDS
--------------------------------------------------------------------------------------------------------------------------
1      CASH SOLICITATION AGREEMENTS.                            5 years (after      Rule 204-2(a)(10)
                                                                the termination
                                                                of the contract)
--------------------------------------------------------------------------------------------------------------------------
2      SOLICITORS' SEPARATE DISCLOSURE DOCUMENT.                5 years             Rule 204-2(a)(15)
--------------------------------------------------------------------------------------------------------------------------
3      ACKNOWLEDGMENT LETTER.  Copies of each signed and
       dated acknowledgment of receipt of the Adviser's Form
       ADV (Part II) and the solicitor's written disclosure
       document.                                                5 years             Rule 204-2(a)(15)
--------------------------------------------------------------------------------------------------------------------------
RECORDS WHERE THE ADVISER MAINTAINS CUSTODY OR POSSESSION OF CLIENT FUNDS OR SECURITIES
--------------------------------------------------------------------------------------------------------------------------
1      JOURNALS.  A journal showing all purchases, sales,       5 years             Rule 204-2(b)(1)
       receipts and deliveries of securities for accounts
       over which the Adviser maintains custody and all other
       debits and credits to these accounts (e.g., limited
       partnerships where the Adviser is the general partner).
--------------------------------------------------------------------------------------------------------------------------
2      SEPARATE LEDGER.  A separate ledger for each of these    5 years             Rule 204-2(b)(2)
       clients showing:
       (a) All purchases, sales, receipts, and deliveries of
       securities;
       (b) The date and price of each purchase and sale; and
       (c) All debits and credits.
--------------------------------------------------------------------------------------------------------------------------
3      CONFIRMATIONS. Copies of confirmations of all            5 years             Rule 204-2(b)(3)
       transactions for the accounts of these clients.
--------------------------------------------------------------------------------------------------------------------------
4      APPRAISALS. A record for each security in which any of   5 years             Rule 204-2(b)(4)
       these clients has a position, with the record showing:
       (a) The name of each client having any interest in the
       security;
       (b) The amount or interest of each client; and
       (c) The location of the security.
--------------------------------------------------------------------------------------------------------------------------
INVESTMENT SUPERVISORY RECORDS WHERE THE ADVISER RENDERS INVESTMENT SUPERVISORY OR MANAGEMENT SERVICE
--------------------------------------------------------------------------------------------------------------------------
1      CLIENT RECORDS.  Records showing separately for each     5 years             Rule 204-2(c)(1)(i)
       client the securities purchased and sold, and the
       date, amount and price of each such purchase and sale.
--------------------------------------------------------------------------------------------------------------------------
2      SECURITIES RECORDS.  For each security in which a        5 years             Rule 204-2(c)(1)(ii)
       client has a current position, the current amount or
       interest of the client.
--------------------------------------------------------------------------------------------------------------------------



                           3 of 5

--------------------------------------------------------------------------------------------------------------------------
                                                                                        APPLICABLE
                                                                LENGTH OF                ADVISERS            RESPONSIBLE
                              DOCUMENT                          RETENTION              ACT PROVISION          PARTY(IES)
--------------------------------------------------------------------------------------------------------------------------
PROXY VOTING RECORDS WHERE THE ADVISER EXERCISES VOTING AUTHORITY
--------------------------------------------------------------------------------------------------------------------------
1      PROXY VOTING POLICIES AND PROCEDURES.                    5 years             Rule 204-2(c)(2)(i)
--------------------------------------------------------------------------------------------------------------------------
2      PROXY STATEMENT.  A copy of each proxy statement that    5 years             Rule 204-2(c)(2)(ii)
       the Adviser receives regarding client securities (The
       Adviser may rely on third parties or EDGAR).
--------------------------------------------------------------------------------------------------------------------------
3      VOTING RECORD.  A record of each vote cast by the        5 years             Rule 204-2(c)(2)(iii)
       Adviser on behalf of a client.
--------------------------------------------------------------------------------------------------------------------------
4      SUPPORTING DOCUMENT.  A copy of any document created     5 years             Rule 204-2(c)(2)(iv)
       by the Adviser that was material to making a decision
       how to vote proxies on behalf of a client.
--------------------------------------------------------------------------------------------------------------------------
5      CLIENT REQUESTS.  A copy of each written client          5 years             Rule 204-2(c)(2)(v)
       request for information on how the Adviser voted
       proxies on behalf of the client, and a copy of any
       written response by the Adviser to any (written or
       oral) client request for information on how it voted
       proxies on behalf of the requesting client.
--------------------------------------------------------------------------------------------------------------------------








                           4 of 5

         CHARLEMAGNE CAPITAL (UK) LIMITED (AND RELATED ENTITIES)
         -------------------------------------------------------
         POLICY ON DATA SECURITY, INTEGRITY AND CONFIDENTIALITY
         ------------------------------------------------------

INTRODUCTION
------------

Under SYSC 4.1, a firm must establish, implement and maintain systems and procedures that are adequate to safeguard the security, integrity and confidentiality of information, taking into account the nature of the information in question.

Pursuant to SYSC Rule 4.1.5, we have established the following policies and procedures to protect the security, integrity and confidentiality of the information we collect and hold:

CLIENT INFORMATION
------------------

1. We may be party to the collection of non-public personal information about our clients and related entities ("client data") from various sources in order to carry out our day to day business activities.
2.   We will not sell or trade our client data to outside entities.
3. We will not disclose any non-public personal information about our clients or former clients to anyone, except as permitted by law.
4. We may disclose or report personal information in limited circumstances where we believe in good faith that disclosure is required under law to cooperate with regulators or law enforcement authorities.
5. We only collect the client information we need. We limit the collection of information about our clients to what we need to know to administer our activities, provide agreed services and to fulfil legal and regulatory requirements.
6. We have established physical, electronic and procedural safeguards to protect the confidentiality of all personal data as well as any proprietary firm information. We have considered the following items:
     *Who are our clients
     *How we hold, maintain, store and destroy client information *Monitoring of any breaches of data security control
     *Using laptops and desktop personal computers to store client data *File encryption
     *Use of third party providers to transmit, transfer, share or store client information
7. We may share information described above with our sister company for business purposes and as permitted by applicable law.
8. We will undertake best endeavours to ensure that all information is kept up to date.


FIRM INFORMATION
----------------

We consider the following information to be proprietary and confidential: trading information, portfolio information and price sensitive data and maintain appropriate policies and procedures to keep this information confidential.


*PRIVACY POLICY AND PRIVACY NOTICES
-----------------------------------

As an SEC registered adviser we are committed to protecting the confidentiality and security of consumer, customer and form customer information that it collects and will disclose such information only in accordance with Regulation S-P (17 CFR Part 248.30)), or other applicable law or regulation. Under Regulation S-P, we must provide an initial privacy notice to our customers ( or clients) at the time the advisory relationship is established and annually thereafter and would need to provide an initial privacy notice to "consumers" before disclosing non public personal information if this was applicable.

A "consumer" is an individual who obtains from adviser financial products that are to be used primarily for personal, family or household purposes, such as one-time investment advice. We must provide an initial privacy notice to its consumers before we disclose the consumer's non public personal information to a non affiliated third party (other than as necessary to process consumer transactions). We are not required to send a privacy notice to consumers if we disclose non public information about consumers to third parties only pursuant to certain exceptions. We may satisfy the initial notice requirement by sending a "short form" notice that explains how the consumer may obtain the adviser's privacy notice.

Customers. A "customer" is a consumer who uses the product or service of the Adviser on an on-going basis (such as receiving continuous investment advice). We must provide an initial privacy notice when we establish the customer relationship (such as when an investor enters into an advisory contract) and annually thereafter.

The initial and annual privacy notices must contain the following information:
*    categories of non public personal information collected by us;
*    categories of non public personal information disclosed by us;
* categories of affiliates and non affiliates to whom we disclose the non public personal information;
* categories of non public personal information about former customers disclosed by us and the categories of affiliates and non affiliates to whom it is disclosed;
* if non public personal information is disclosed to third parties, an explanation of the right to "opt-out" of such disclosure; and
* a general description of our policies and practices with respect to protecting the confidentiality and security of non public personal information.

The initial privacy notice will be delivered with Part II of our Form ADV, the investment advisory agreement for separate accounts or subscription agreement for private investment vehicle investors that is given to customers at the start of the advisory relationship.

DISPOSAL OF CLIENT DATA
-----------------------

We will take reasonable measures to protect against unauthorised access to or use of customer data in connection with its disposal.

                  CHARLEMAGNE CAPITAL (UK) LIMITED
                       (AND RELATED ENTITIES)

                        BEST EXECUTION POLICY
                        ---------------------


BACKGROUND
----------

MiFID seeks to avoid   the duplication of effort  i.e. where a manager
transmits its orders for execution to a broker, it should take all reasonable steps to choose the broker most likely to deliver best execution but, subject to that, may rely on the broker to fulfil the managers own obligations to the client (in terms of choosing execution venues ) therefore in respect of those types of orders, the manager's best execution policy will focus on the criteria that is uses to select brokers.

We generally seek to achieve best execution for our clients but are required to document these execution arrangements to demonstrate compliance with MiFID's best execution requirements when we place orders for execution. To meet our obligations we have produced a disclosure statement to provide appropriate information to our clients on our best execution policy when transmitting orders for execution to a broker. This is set out below:

DISCLOSURE STATEMENT
--------------------

MiFID requires firms to obtain the best possible result (rather than merely the best price) and to take into account the following criteria for determining the relative importance of the execution factors for the client (or types of client) that the firm has: the characteristics of the client including the categorisation the broker has given the client i.e. professional client or eligible counterparty; the characteristics of the client order; the characteristics of financial instruments that are the subject of that client order; the characteristics of the execution venues/brokers to which that order can be directed.

EXECUTION FACTORS
-----------------

A number of other factors can be taken into account when providing best execution to clients such as:
     * Price
     * Costs
     * Speed
     * Liquidity
     * Settlement
     * Client Objectives
     * Order size / nature
     * Venue
     * Others as relevant


MONITORING
----------

Compliance will monitor the effectiveness of the execution arrangements with each broker through sample checks. Such monitoring should be undertaken on the basis of the risk and impact on the client of the firm not meeting the relevant execution criteria.

ANNUAL REVIEW
-------------

Annually (or when material change occurs to the ability to obtain the best possible results for clients) we will formally review execution arrangements considering whether the selected brokers are providing the best possible result for our clients.

DISCLOSURE
----------

These arrangements have been summarised in a "Best Execution Disclosure Statement" and a "Best Execution, Acknowledgement of Disclosure".

                    BEST EXECUTION DISCLOSURE STATEMENT
                    -----------------------------------

THE QUALITY OF EXECUTION
------------------------

When arranging for the buying and selling of financial instruments those financial instruments dealt (in accordance with the relevant Prospectus/Offering Document/Investment Guidelines, as applicable), on your behalf, we will take all reasonable steps to achieve the best overall result for you or "Best Execution". This involves considering the nature of your orders, and the market in question. We will use our knowledge, experience and judgement to execute trades on your behalf taking into consideration a range of different factors that include not just price, but also the costs incurred in the transaction, the need for timely execution, the liquidity of the market, the size of the order and the nature of the financial transaction, including whether it is executed on a regulated market or over-the-counter. We will use our knowledge of your circumstances and requirements to determine the factors that we need to take into account for the purpose of providing you with "Best Execution".

ORDER EXECUTION POLICY
----------------------

We have set out the criteria that determines how we select the different brokers through which your order may be executed. We maintain a list of Approved Brokers which will change periodically (which may be provided to each client upon request) identifying those brokers of which we will most regularly seek to direct orders and which we believe offer the best prospects for affording you Best Execution. We will also assess, on a regular basis, the quality of execution afforded by those brokers across our client base and whether we need to change our execution arrangements.

In selecting the most appropriate brokers for the purpose of executing your orders, we will take into full account the factors relevant to the order, including those set out above:

(a) what we reasonably assess to be your best interests in terms of transmitting orders for execution; and
(b) such other factors as may be appropriate, including the ability of the broker.

The above applies to all types of financial instruments dealt on our clients behalf.

AGGREGATION AND ALLOCATION
--------------------------

We maintain policies surrounding the aggregation of orders within our Compliance and Operating Procedures document. Comparable orders are generally executed in bloc format if the orders are generated simultaneously and are processed in line with our policy surrounding fair allocation.

------------------------------------------------------------------------

ACKNOWLEDGEMENT OF DISCLOSURE

We acknowledge and accept the nature, policy and processes which you have in place and undertake to receive and that, you shall have full discretion to choose a relevant broker from your current list of approved brokers for transmitting order for execution but in doing so shall assess and balance a range of all relevant factors, including those set out in this disclosure statement which, in its reasonable determination, you consider relevant to achieving the best result for us.


Signed:

Date:


For and on behalf of [the client ]

STATEMENT OF PROCEDURES FOR THE VALUATION OF PORTFOLIO SECURITIES
("VALUATION PROCEDURES")

1.   VALUATION

Client account assets must be valued for all purposes in accordance with CCIOM's/CCUK procedures regarding valuation. In the absence of client-specific valuation procedures, we will follow the procedures set forth herein for the valuation of client assets.

If an employee believes that the existing valuation procedures do not provide for an accurate valuation of a particular asset or class of assets in a client's account, he or she must report this matter immediately to the Compliance Officer.

It is important that the Adviser accurately value client securities. The Adviser's fee is based on a percentage of the client's account value and inaccurate security valuations could cause the Adviser to over- or undercharge the client. In addition, inaccurate security valuations could cause the Adviser's performance presentations to be misleading.

I.   USE OF AGREED UPON OR DISCLOSED VALUATION METHODOLOGIES

When determining security valuations for any particular account, the Adviser must follow any valuation methodologies that have been agreed to with the client. Any proposed special methodologies shall be reviewed for reasonableness by the Compliance Officer and the portfolio adviser for the account and set forth in the advisory agreement with the client. Valuation methodologies for private funds should be set forth in the offering memorandum for the fund or its organizational documents.

II.  USE OF LAST KNOWN SALES PRICE

In the absence of a particular agreed-upon method for valuing securities, the Adviser will generally value exchange traded securities at the mid-market price as reported on the exchange where the issuer's securities are primarily traded, as of the close of business. If no sales for those securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities sold short, as reported by the exchange. Securities traded primarily on NASDAQ will be valued at the NASDAQ Official Closing Price.

III. SPECIAL VALUATIONS

In any case where a portfolio adviser believes that (i) the agreed upon valuation methodology is not appropriate or (ii) market quotations for a security are unavailable, unreliable, or not reflective of the security's market value, the portfolio adviser and the Compliance Officer shall determine the fair value of the security by taking into account such factors as they deem relevant. Such factors may include:
*    The cost of the security
*    Analytical data regarding the security
*    The value of derivative securities or related securities
*    Values of baskets of securities traded on other markets
*    Interest rates
*    Observations from financial institutions
*    Government actions or pronouncements
*    News events
* Information with respect to any transactions or offers with respect to the security
* Price and extent of trading in similar securities or comparable companies
*    Nature and expected duration of the event
*    Pricing history of the security
*    Relative size of the position in the portfolio
*    Other relevant information

With respect to foreign securities, the following factors also may be relevant:
*    The value of foreign securities traded on other markets
*    ADR trading
*    Closed-end fund trading
*    Foreign currency exchange activity
* The trading of financial products that are tied to baskets of foreign securities, such as exchange traded index funds.

IV.  DOCUMENTATION OF SPECIAL VALUATIONS

The Compliance Officer shall document the circumstances requiring a special valuation and the reasoning supporting the valuation assigned by the Adviser.

CCIOM/CCUK will form an Internal pricing committee comprising of the Compliance Officer, Portfolio Advisory personnel and Group's Chief Operating Officer. Minutes of the Pricing Committee will be drafted,
signed and sent to relevant custodian.   These minutes will then be
presented to the Directors at the next fund board meeting. In some cases certain client fund Board of Directors will consider and resolve pricing issues, again formally documented.

                   *PROXY VOTING POLICY AND PROCEDURES
                   -----------------------------------

NB: NOTE PROCEDURES DIFFER REGARDING US GLOBAL ACCOLADE FUNDS.
--------------------------------------------------------------


I    STATEMENT OF POLICY

Proxy voting is an important right of shareholders and reasonable care and diligence must be undertaken to ensure that such rights are properly and timely exercised. When the Adviser has discretion to vote the proxies of its clients, it will vote those proxies in the best interest of its clients and in accordance with these policies and procedures.

II   PROXY VOTING PROCEDURES

All proxies received by the Adviser will be sent to the Operations Department. The Operations Department under the supervision of the Compliance Officer will:

*    Keep a record of each proxy received;
*    Forward the proxy to the portfolio adviser;
* Determine which accounts managed by the Adviser hold the security to which the proxy relates;
* Provide the portfolio adviser with a list of accounts that hold the security, together with the number of votes each account controls (reconciling any duplications), and the date by which the Adviser must vote the proxy in order to allow enough time for the completed proxy to be returned to the issuer prior to the vote taking place.
* Absent material conflicts (see Section IV below), the portfolio adviser will determine how the Adviser should vote the proxy. The portfolio adviser will send its recommended decision on how the Adviser will vote a proxy to the Operations Department. The Operations Department is responsible for completing the proxy and mailing the proxy in a timely and appropriate manner.
* The Adviser may retain a third party to assist it in coordinating and voting proxies with respect to client securities. If so, the Operations Department will monitor the third party to assure that all proxies are being properly voted and appropriate records are being retained.

III  VOTING GUIDELINES

In the absence of specific voting guidelines from the client, the Adviser will vote proxies in the best interests of each particular client, which may result in different voting results for proxies for the same issuer. The Adviser believes that voting proxies in accordance with the following guidelines is in the best interests of its clients.

* Generally, the Adviser will not vote with regard to routine corporate housekeeping proposals, including election of directors (where no corporate governance issues are implicated), selection of auditors, and increases in or reclassification of common stock, due to costs involved.
* Generally, the Adviser will vote against proposals that make it more difficult to replace members of the issuer's board of directors, including proposals to stagger the board, cause management to be overrepresented on the board, introduce cumulative voting, introduce unequal voting rights, and create supermajority voting.

For other proposals, the Adviser shall determine whether a proposal is in the best interests of its clients and may take into account the following factors, among others:

* whether the proposal was recommended by management and the Adviser's opinion of management;
*    whether the proposal acts to entrench existing management; and
* whether the proposal fairly compensates management for past and future performance.

IV   CONFLICTS OF INTEREST

The Compliance Officer will identify any conflicts that exist between the interests of the Adviser and its clients. This examination will include a review of the relationship of the Adviser and its affiliates with the issuer of each security and any of the issuer's affiliates to determine if the issuer is a client of the Adviser or an affiliate of the Adviser or has some other relationship with the Adviser or a client of the Adviser.

If a material conflict exists, the Adviser will determine whether voting in accordance with the voting guidelines and factors described above is in the best interests of the client. The Adviser will also determine whether it is appropriate to disclose the conflict to the affected clients and, except in the case of clients that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), give the clients the opportunity to vote their proxies themselves. In the case of ERISA clients, if the Investment Management Agreement reserves to the ERISA client the authority to vote proxies when the Adviser determines it has a material conflict that affects its best judgment as an ERISA fiduciary, the Adviser will give the ERISA client the opportunity to vote the proxies themselves.

V    DISCLOSURE

The Adviser will disclose in its Form ADV Part II that clients may contact the Compliance Officer, via e-mail or telephone, in order to obtain information on how the Adviser voted such client's proxies, and to request a copy of these policies and procedures. If a client requests this information, the Compliance Officer will prepare a written response to the client that lists, with respect to each voted proxy about which the client has inquired, (a) the name of the issuer; (b) the proposal voted upon, and (c) how the Adviser voted the client's proxy.

A concise summary of this Proxy Voting Policy and Procedures will be included in the Adviser's Form ADV Part II, and will be updated whenever these policies and procedures are updated. The Compliance Officer will arrange for a copy of this summary to be sent to all existing clients (who will already have been sent Adviser's Form ADV Part II, which is required to be offered to clients annually) either as a separate mailing or along with a periodic account statement or other correspondence sent to clients.

VI   RECORDKEEPING

The Compliance Officer will maintain files relating to the Adviser's proxy voting procedures in an easily accessible place. Records will be maintained and preserved for five years from the end of the fiscal year during which the last entry was made on a record, with records for the first two years kept in the offices of the Adviser. Records of the following will be included in the files:

* Copies of this proxy voting policy and procedures, and any amendments thereto.
* A copy of each proxy statement that the Adviser receives, provided however that the Adviser may rely on obtaining a copy of proxy statements from the SEC's EDGAR system for those proxy statements that are so available.(2)
*    A record of each vote that the Adviser casts.(3)
* A copy of any document the Adviser created that was material to making a decision how to vote proxies, or that memorializes that decision.
* A copy of each written client request for information on how the Adviser voted such client's proxies, and a copy of any written response to any (written or oral) client request for information on how the Adviser voted its proxies.


-------------
(2) The Adviser may choose instead to have a third party retain a copy of proxy statements (provided that third party undertakes to provide a copy of the proxy statements promptly upon request).
(3) The Adviser may also rely on a third party to retain a copy of the votes cast (provided that the third party undertakes to provide a copy of the record promptly upon request).